     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

          WESTERN ATLAS INC.                            DELAWARE                                95-3899675
     WESTERN ATLAS CAPITAL TRUST I                      DELAWARE                             TO BE APPLIED FOR
   (Exact name of the registrants as         (State or other jurisdiction of          (I.R.S. employer identification
specified in their respective charters)       incorporation or organization)                     numbers)


                             10205 WESTHEIMER ROAD
                              HOUSTON, TEXAS 77042
                                 (713) 972-4000
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                             JAMES E. BRASHER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             10205 WESTHEIMER ROAD
                              HOUSTON, TEXAS 77042
                                 (713) 972-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)
                             ---------------------
                                   Copies to:

                  C. NEEL LEMON III, ESQ.                                      ARTHUR H. ROGERS, ESQ.
                  THOMPSON & KNIGHT, P.C.                                    FULBRIGHT & JAWORSKI L.L.P.
              1700 PACIFIC AVENUE, SUITE 3300                             1301 MCKINNEY STREET, SUITE 5100
                 DALLAS, TEXAS 75201-4693                                     HOUSTON, TEXAS 77010-3095
                      (214) 969-1700                                               (713) 651-5151

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                                    PROPOSED
                                                                    MAXIMUM           AMOUNT OF
                 TITLE OF EACH CLASS OF                            AGGREGATE         REGISTRATION
               SECURITIES TO BE REGISTERED                      OFFERING PRICE(1)         FEE
--------------------------------------------------------------------------------------------------
Units(2)(3).................................................      $460,000,000         $135,700
--------------------------------------------------------------------------------------------------
  Quarterly Income Preferred Securities of Western Atlas
    Capital Trust I(3)(4)
--------------------------------------------------------------------------------------------------
  Purchase Contracts of Western Atlas Inc.(3)(5)
--------------------------------------------------------------------------------------------------
  Junior Subordinated Deferrable Interest Debentures of
    Western Atlas Inc.(6)
--------------------------------------------------------------------------------------------------
  Western Atlas Inc. Guarantee with respect to the Quarterly
    Income Preferred Securities of Western Atlas Capital
    Trust I(7)
--------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value, of Western Atlas Inc.(8).....      $460,000,000         $135,700
--------------------------------------------------------------------------------------------------
Series A Junior Participating Preferred Stock Purchase
  Rights(9)
--------------------------------------------------------------------------------------------------
        Total...............................................      $920,000,000         $271,400
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The Stated Amount of the Units will be set to equal the last reported sale price of the Common Stock on the New York Stock Exchange on the date of such determination. Each Purchase Contract will be settled on the Stock Purchase Date for up to one share of Common Stock based upon the Settlement Rate.

(2) Includes Units that the Underwriters may purchase to cover over-allotments, if any.

(3) Each Unit consists initially of a QUIPS and a Purchase Contract.

(4) Each QUIPS represents a preferred undivided beneficial interest in the assets of Western Atlas Capital Trust I.

(5) Each Purchase Contract obligates Western Atlas Inc. to sell, and the holder thereof to purchase, on the Stock Purchase Date such number of shares of Common Stock of Western Atlas Inc. equal to the Settlement Rate.

(6) The Junior Subordinated Deferrable Interest Debentures to be issued by Western Atlas Inc. will be purchased by Western Atlas Capital Trust I with the proceeds of the sale of the QUIPS, and may be later distributed among the holders of the QUIPS for no separate consideration upon a dissolution of Western Atlas Capital Trust I and the distribution of the assets thereof.

(7) No separate consideration will be received for the Guarantee of Western Atlas Inc.

(8) Such currently indeterminate number of shares of Common Stock as will be issued by Western Atlas Inc. upon settlement of the Purchase Contracts.

(9) Pursuant to Western Atlas Inc.'s Preferred Stock Purchase Rights Plan, one Preferred Stock Purchase Right will be issued with each share of Common Stock. No additional consideration will be received for the Preferred Stock Purchase Rights.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 11, 1998
                                            UNITS

                               WESTERN ATLAS INC.
WESTERN ATLAS LOGO       WESTERN ATLAS CAPITAL TRUST I

                  % ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS
                             ---------------------
    Each Unit will have a Stated Amount of $         (equal to the last reported
per share sale price of the Common Stock on the NYSE on the date of this Prospectus). Each Unit will initially consist of (a) a Purchase Contract under which the holder will purchase from Western Atlas Inc. (the "Company") on the
Stock Purchase Date of       , 2001, for cash in an amount equal to the Stated
Amount, between     of a share and one share of Common Stock (depending on the
Applicable Market Value of the Common Stock on the Stock Purchase Date, as described herein), subject to adjustment in certain circumstances, and (b) Quarterly Income Preferred Securities ("QUIPS"(SM)*) of Western Atlas Capital Trust I (the "Trust") having a QUIPS Liquidation Amount equal to the Stated
Amount, a QUIPS Distribution Rate of     % per annum and a QUIPS and Debenture
Maturity Date of            , 2003, subject to a Call Option granted by the
holder of the Unit to the Call Option Holder under which the Call Option Holder will be entitled to acquire such QUIPS. For so long as any Purchase Contract remains in effect, such Purchase Contract and the QUIPS or other Pledged Securities securing it (and, for so long as a Call Option relating to such Pledged Securities is exercisable, the obligations of the holder to the Call Option Holder thereunder) will not be separable and may be transferred only as an integrated Unit. See "Description of the Units".

    For the period from the date of issuance of the Units to the Stock Purchase Date, each holder of a Unit (other than a Stripped Unit) will be entitled to
receive cash payments of     % of the Stated Amount per annum, payable in
arrears on the Quarterly Payment Dates of          ,          ,       and
         of each year (unless deferred as described herein). Such payments will consist of payments on the QUIPS or other Pledged Securities plus Contract Fees payable by the Company or net of Contract Fees payable by the holders, as the case may be. If a holder of a Unit does not provide cash to settle the underlying Purchase Contract in the manner described herein on the Stock Purchase Date, cash proceeds from the QUIPS or other Pledged Securities underlying such Unit will be applied on the Stock Purchase Date to the purchase of Common Stock pursuant to such Purchase Contract. See "Description of the Units".

    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE UNITS.

    Concurrently with the offering made hereby, the Company also is offering for
sale an aggregate of $200 million of     % Senior Notes due 2008. The Notes
Offering is being made by a separate prospectus. Neither the Notes Offering nor the offering made hereby is conditioned on the consummation of the other offering.

    Prior to the offering made hereby there has been no public market for the Units. Application will be made to list the Normal Units on the NYSE under the
symbol "    ". The Common Stock is listed on the NYSE under the symbol "WAI".
The last reported sale price of the Common Stock on the NYSE on March 10, 1998 was $79 15/16 per share.
                             ---------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                                               INITIAL PUBLIC          PROCEEDS
                                                  OFFERING           FROM SALE OF      UNDERWRITING       PROCEEDS TO
                                              PRICE OF UNITS(1)      CALL OPTIONS      DISCOUNT(2)       COMPANY(1)(3)
                                              -----------------      ------------      ------------      -------------
Per Unit....................................          $                   $                 $                  $
Total(4)....................................    $                    $                 $                  $

---------------

(1) Plus accrued distributions on the QUIPS and plus or net of accrued Contract
    Fees, if any, from       , 1998.
(2) The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $         payable by the Company.
(4) The Company and the Trust have granted the Underwriters an option for 30
    days with respect to an additional       Units, solely to cover
    over-allotments. If such option is exercised in full, the total initial public offering price of Units, proceeds from sale of Call Options,
    underwriting discount and proceeds to Company will be $         ,
    $         , $         and $         , respectively. See "Underwriting".
                             ---------------------

    The Units are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Units will be ready for delivery in book-entry form only through the facilities of The Depository Trust
Company in New York, New York, on or about            , 1998, against payment
therefor in immediately available funds.
---------------
*QUIPS is a servicemark of Goldman, Sachs & Co.
GOLDMAN, SACHS & CO.
                         CREDIT SUISSE FIRST BOSTON
                                                                          MORGAN
STANLEY DEAN WITTER
                             ---------------------

               The date of this Prospectus is             , 1998.

                           FORWARD-LOOKING STATEMENTS

     The statements included or incorporated in this Prospectus regarding future financial performance and results and the other statements that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements may include, but are not limited to, projections of earnings, revenues, income or loss, capital expenditures, plans for future operations and financing needs or plans, as well as assumptions relating to the foregoing. The words "expect", "project", "estimate", "intend", "plan", "predict", "anticipate", "believe", "may" and similar expressions as they relate to the Company or its management are also intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Such factors include, but are not limited to, dependence upon oil and gas industry spending, worldwide prices and demand for oil and gas, the presence of competitors with greater financial and other resources, technological changes and developments, operating risks inherent in the oilfield services industry, operating risks related to oil and gas exploration and production activities, regulatory uncertainties, worldwide political stability and economic conditions, operating risks associated with international activity, and other risks and uncertainties described in this Prospectus and in the Company's other filings with the Securities and Exchange Commission (the "Commission"). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

                             ---------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE UNITS OR THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE UNITS OR THE COMMON STOCK AND THE IMPOSITION OF PENALTY BIDS, IN CONNECTION WITH THIS OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                             ---------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. In addition, such reports, proxy statements and other information may be accessed electronically at the Commission's site on the World Wide Web at http://www.sec.gov. The Company's reports are also on file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to herein as the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act with respect to the securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company, the Trust, and the securities being offered hereby, reference is made to the Registration Statement which can be inspected at the public reference facilities at the offices of the Commission set forth above. Any statements contained herein concerning the provision of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the QUIPS because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and under the terms of the Declaration is prohibited from engaging in any activity other than holding the Junior Subordinated Debentures and issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in the Junior Subordinated Debentures, and (iii) the Company's obligations described herein under the Declaration (including the obligation to pay expenses of the Trust), the Indenture and any supplemental indentures thereto, the Junior Subordinated Debentures issued to the Trust and the Guarantee, taken together, constitute a full and unconditional guarantee by the Company of payments due on the QUIPS. See "The Trust", "Description of the Units -- Description of the Junior Subordinated Debentures", and "Description of the Units -- Description of the Guarantee".

     The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although the Trust intends to seek and expects to receive an exemption therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company (File No. 1-12430) with the Commission pursuant to the Exchange Act are incorporated by reference herein and made a part hereof:

          (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Form 10-K/A filed on March 11, 1998;

          (2) Current Report on Form 8-K filed on March 10, 1998;

          (3) The description of the Common Stock, $1.00 par value, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 10 filed with the Commission on October 12, 1993, including any amendments or reports filed for the purpose of updating such description; and

          (4) The description of the Preferred Stock Purchase Rights of the Company contained in the Company's Current Report on Form 8-K dated August 25, 1994, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities being offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents, unless any such document shall expressly state that it is not to be incorporated by reference.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any amendment or supplement hereto.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such documents should be directed to the Company's principal executive offices located at 10205 Westheimer Road, Houston, Texas 77042, Attention: James E. Brasher, Senior Vice President and General Counsel, telephone number: (713) 972-4000.

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including the Company's consolidated financial statements and notes thereto, included herein. Unless the context otherwise requires, references in this Prospectus to the "Company" or "Western Atlas" shall mean Western Atlas Inc. and its subsidiaries and "UNOVA" shall mean UNOVA, Inc., which was spun-off from the Company in October 1997. Unless otherwise indicated, all financial information and share data in this Prospectus assume no exercise of the Underwriters' over-allotment option in this Units offering. UNOVA's operations through October 31, 1997 are reported in the Company's financial statements as discontinued operations.

                                  THE COMPANY

     Western Atlas is a leading supplier of oilfield services and reservoir information technologies for the worldwide oil and gas industry. It operates primarily through three divisions: Western Geophysical, Western Atlas Logging Services, and E&P Services. The Company specializes in land, marine, and transition-zone seismic data acquisition and processing services; open-hole and cased-hole well-logging services; reservoir characterization; and exploration and production techniques and management services. The Company's revenues have grown from approximately $1.4 billion in 1996 to approximately $1.7 billion in 1997, an increase of 17%. During this period, earnings from continuing operations before interest, taxes, depreciation, amortization, and non-recurring items ("EBITDA") grew from approximately $457 million to approximately $570 million, an increase of 25%.

     The Company, through its predecessors, has provided services to the oil and gas industry since 1932. In October 1997, to focus exclusively on the oilfield service sector, the Company distributed the common stock of UNOVA, its then wholly-owned industrial automation systems subsidiary, to the shareholders of the Company in a tax-free spin-off (the "Spin-off").

     The Company's strategy is to maximize shareholder value by providing value-added services to its clients, maintaining operational excellence, and pursuing internal and external growth opportunities. The Company's reservoir information services enable clients to more quickly locate hydrocarbons, reduce exploration, development, and production risks, and maximize returns. Western Atlas intends to enhance its significant market positions in its core businesses by continuing to invest substantial amounts of intellectual and financial capital into new services, products, and technologies.

     The successful implementation of this strategy has provided the Company with the following competitive strengths:

          LARGEST AND MOST COMPREHENSIVE PROVIDER OF SEISMIC ACQUISITION SERVICES. The Company, through its Western Geophysical division ("WG"), is the largest provider of seismic acquisition services to the oil and gas industry. On a worldwide basis, Western offers an advanced fleet of purpose-built seismic vessels for deepwater streamer and ocean-bottom cable ("OBC") exploration, the industry's largest land-crew organization for all-terrain surveys, and innovative technologies for seamless coverage across shallow-water transition zones. The Company has further strengthened its position in the offshore segment through the aggressive pursuit of solid-streamer technology, vessel upgrades, OBC technologies (including multicomponent sensor technologies), and time-lapse 3-D ("4-D") reservoir monitoring services.

          MOST EXTENSIVE MULTICLIENT SEISMIC DATA LIBRARY. WG has the most extensive non-exclusive data library in the industry and continuously adds new data thereto. The Company believes this library provides clients with high-quality seismic data for oil and gas activities at cost-effective prices. The Company's library is geographically diverse, contains a significant amount of recently acquired data, and is well suited for a broad range of client applications, particularly in those areas where higher levels of exploration and development activity are expected in the near future.

          INDUSTRY LEADING SEISMIC DATA PROCESSING. WG provides industry leading seismic data processing services. The Company provides these services worldwide through a network of in-field and dedicated data processing centers, as well as client operated facilities. The Company's seismic data processing capacity has increased by over 600% since 1995. In addition, the Company believes its proprietary Omega(R) seismic processing system is becoming an industry standard.

          ADVANCED LOGGING AND PERFORATING SERVICES. The Company provides advanced logging and perforating services to clients through its Western Atlas Logging Services division ("WALS"). During the last four years, WALS has invested significant amounts of financial and intellectual capital to develop new logging, perforating, and other wireline technologies and services. The Company believes that its logging services, instruments, and geoscientific interpretation services are currently among the best available in the industry.

          STATE-OF-THE-ART INTEGRATED RESERVOIR STUDIES. Western Atlas has developed methods to integrate geophysical, geological, and petrophysical data into a single reservoir model which provides clients with a multidimensional view of their reservoirs. In addition, the Company believes these services will become an important component in the emerging 4-D reservoir monitoring market.

          EXPLORATION AND PRODUCTION SERVICES. Through its E&P Services division ("E&PS"), the Company possesses exploration and production technology using engineering, geophysical and geological disciplines, including integrated reservoir and subsurface analysis, reservoir characterization and modeling, and prospect generation and selection. As a service provider and as a partner with oil and gas companies, E&PS utilizes its capabilities and experience to identify potential hydrocarbon-bearing properties and enhance the ability of oil and gas companies to explore, develop, and produce hydrocarbons.

                                THE ACQUISITIONS

     On March 8, 1998, the Company entered into an agreement to acquire the stock of Wedge Dia-Log, Inc. ("Wedge Dia-Log") for approximately $218 million in cash (the "Wedge Acquisition"). Wedge Dia-Log is a wireline company specializing in cased-hole and pipe recovery services. Subject to the satisfaction of customary conditions, including applicable regulatory approval, the Company intends to close the Wedge Acquisition on or about April 1, 1998.

     In addition, on March 8, 1998, the Company entered into an agreement to acquire the stock of 3-D Geophysical, Inc. ("3-D Geophysical"), a supplier of primarily land-based seismic data acquisition services (the "3-D Acquisition" and, together with the Wedge Acquisition, the "Acquisitions"). The agreement provides for an all-cash tender offer of $9.65 per share for an aggregate consideration of approximately $115 million if all shares are acquired. The Company intends to close the 3-D Acquisition following consummation of this Units offering; however, such closing is subject to the tender of more than 50% of the outstanding shares of common stock of 3-D Geophysical and other customary conditions, including applicable regulatory approvals. The 3-D Acquisition, if consummated, will enhance the Company's seismic data acquisition capabilities in the United States, Canada, Mexico, and Peru.

                                   THE TRUST

     Western Atlas Capital Trust I is a statutory business trust created under the laws of the State of Delaware pursuant to (i) a declaration of trust, dated as of March 9, 1998, executed by Western

Atlas Inc., as sponsor (the "Sponsor"), and certain of the trustees of the Trust (the "Issuer Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 9, 1998. Such declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Trust Securities will be directly or indirectly owned by the Company. See "The Trust".

                                  THE OFFERING

THE UNITS

Securities Offered.........       % Adjustable Conversion-rate Equity Security
                             Units (the "Units", as more fully defined below).

Issuers....................  Western Atlas Inc. and Western Atlas Capital Trust
                             I.

Stated Amount..............  $     per Unit (the "Stated Amount").

Payments on the Units......  For the period from the date of issuance of the
                             Units to the Stock Purchase Date, each holder of a Unit (other than a Stripped Unit) will be entitled
                             to receive cash payments of     % of the Stated
                             Amount per annum, payable in arrears. Such payments will consist of payments on the QUIPS or other Pledged Securities plus Contract Fees payable by the Company or net of Contract Fees payable by the holders, as the case may be.

Quarterly Payment Dates....       ,     ,     , and      of each year (the
                             "Quarterly Payment Dates"), subject to the deferral provisions described below.

Stock Purchase Date........                 , 2001 (the "Stock Purchase Date").
                             If a holder of a Unit does not provide cash to settle the underlying Purchase Contract in the manner described herein, cash proceeds from the QUIPS or other Pledged Securities underlying such Unit will be applied on the Stock Purchase Date to the purchase of Common Stock pursuant to such Purchase Contract.

Settlement Rate............  The number of shares of Common Stock issuable upon settlement of each Purchase Contract (the
                             "Settlement Rate") will be between           of a
                             share and one share of Common Stock (subject to adjustment in certain circumstances). More specifically, the Settlement Rate will be calculated as follows, subject to adjustment under certain circumstances:

                             (a) if the Applicable Market Value is greater than
                             or equal to $      (the "Threshold Appreciation
                             Price") (i.e., approximately % higher than the Stated Amount), the Settlement Rate will be ;

                             (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Stated Amount, the Settle-ment Rate will equal the Stated Amount divided by the Applicable Market Value (i.e., the Settlement Rate will be calculated so that the Applicable Market Value of the Common Stock purchasable under each Purchase Contract would equal the Stated Amount payable therefor); and

                             (c) if the Applicable Market Value is less than or equal to the Stated Amount, the Settlement Rate will be one.

                             "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Day ending on the last Trading Day immediately preceding the Stock Purchase Date.

Relationship of Units
  to Common Stock..........  Cash payments on the Units that are not Stripped
                             Units (consisting of payments on the QUIPS plus or net of Contract Fees) will accrue at a rate per annum that is greater than the current dividend yield on the Common Stock. However, since the number of shares of Common Stock issuable upon settlement of each Purchase Contract may decline by
                             up to     % as the Applicable Market Value
                             increases, the opportunity for equity appreciation afforded by an investment in the Units is less than that afforded by a direct investment in the Common Stock.

Components of
  the Units................  Each Unit will initially consist of:

                             (a) a Purchase Contract ("Purchase Contract") under which (i) the holder will purchase from the Company on the Stock Purchase Date, for cash in an amount equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, and (ii) the Company will pay to the holder or the holder will pay to the Company (as specified in the final Prospectus for the offering made hereby) contract fees ("Contract Fees") on the Stated Amount at the
                             rate of     % per annum (the "Contract Fee Rate"),
                             and (b) Quarterly Income Preferred Securities ("QUIPS"(SM), which term may refer to a single security or more than one security as the context may require) of the Trust having a QUIPS Liquidation Amount equal to the Stated Amount, a
                             QUIPS Distribution Rate of     % per annum and a
                             QUIPS and Debenture Maturity Date of             ,
                             2003,

                             subject to a call option ("Call Option") granted by the holder of the Unit to Goldman, Sachs & Co. (in its capacity as the holder of the Call Options, the "Call Option Holder") which (when aggregated with the Call Options underlying all other Units) will entitle the Call Option Holder to acquire the QUIPS underlying the Units (or the Junior Subordinated Debentures substituted therefor) on or before
                                         , 2001 (the "Call Option Expiration
                             Date", which is 90 days before the Stock Purchase
                             Date), in exchange for a package of consideration (the "Aggregate Consideration Deliverable on Exercise of the Call Options") which will include U.S. Treasury Securities ("Treasury Securities") that will provide payments matching the aggregate distributions due on the QUIPS through the Stock Purchase Date and Treasury Securities that will provide payments equal to the aggregate Stated Amount of the Units on the Stock Purchase Date.

                             The QUIPS underlying a Unit will be pledged to
                                       , as collateral agent for the Company and
                             the Call Option Holder (together with any successor thereto in such capacity, the "Collateral Agent"), to secure the holder's obligations to the Company and the Call Option Holder under the Purchase Contract and Call Option underlying such Unit. The QUIPS, or any securities substituted therefor as securities pledged to the Collateral Agent to secure such obligations, are herein referred to as "Pledged Securities". If Treasury Securities are exchanged for Pledged Securities upon exercise of the Call Options or Junior Subordinated Debentures are distributed in respect of Pledged Securities upon dissolution of the Trust, the Treasury Securities so exchanged or the Junior Subordinated Debentures so distributed will automatically be substituted as Pledged Securities in place of the securities that theretofore had been Pledged Securities.

                             The obligations of the holders of Units under the Purchase Contracts, if not paid in cash by such holders, will be funded out of payments made in respect of the Pledged Securities.

                             For so long as a Purchase Contract remains in effect, such Purchase Contract and the QUIPS or other Pledged Securities securing it (and, for so long as a Call Option relating to such Pledged Securities is exercisable, the obligations of the holder to the Call Option Holder thereunder) will not be separable and may be transferred only as an integrated Unit.

Formation of the Units.....  At the closing of the offering made hereby, the
                             Underwriters specified herein (the "Underwriters") will (a) enter into Purchase Contracts with the Company and (b) purchase QUIPS from the Trust for cash. The Underwriters will fund that cash in part by the sale of the Units offered hereby to the initial investors thereof and in part by the sale of Call Options (on behalf of such initial investors) to the Call Option Holder. The Trust will use that cash to purchase Junior Subordinated Debentures from the Company. The QUIPS will then be pledged to the Collateral Agent as contemplated above.

                             The rights to purchase Common Stock under a Purchase Contract, together with the ownership of QUIPS or other Pledged Securities pledged to secure the obligations referred to in (a) and (b) below, subject to (a) the obligations owed to the Company under such Purchase Contract, (b) the obligations owed to the Call Option Holder under the Call Option relating to such QUIPS or other Pledged Securities and (c) the pledge arrangements securing the foregoing obligations, are collectively referred to herein as a "Normal Unit".

                             Each holder of Normal Units will have the right to substitute, as Pledged Securities, Treasury Securities that will generate payments matching such holder's obligations under the underlying Purchase Contracts, in return for the securities that theretofore had been the Pledged Securities underlying such Normal Units.

                             For so long as the Call Options underlying such Normal Units remain exercisable, such right may be exercised only if the holder obtains an instrument from the Call Option Holder releasing its security interest in the Pledged Securities securing such Call Options and agreeing that such Call Options no longer underlie such Normal Units (or the Stripped Units they become). The holder might obtain such an instrument by separately documenting such Call Options with the Call Option Holder (and, if required by the Call Option Holder, entering into credit support arrangements satisfactory to the Call Option Holder backing such Call Options), paying the Call Option Holder to cancel such Call Options or otherwise. However, the Call Option Holder will be under no obligation to deliver such an instrument, and there can be no assurance that a holder will be able to induce the Call Option Holder to do so. If a holder of Normal Units exercises such holder's right to substitute Treasury Securities as Pledged Securities in the manner described herein, the securities that theretofore had been the Pledged Securities underlying such Normal Units will be released from the pledge arrangement described herein and delivered to such holder, and such holder's remaining rights and obligations under the Normal Units will thereupon become "Stripped Units" that will no longer generate cash payments to such holder and that will no longer be listed on the NYSE or be fungible with Normal Units.

                             The Normal Units and any Stripped Units are collectively referred to herein as the "Units".

Contract Fees..............  The holders of Units may be required to pay
                             Contract Fees to the Company, or the Company may be required to pay Contract Fees to the holders of Units, as specified under "Description of the Units -- General".

                             Any obligation of the holders of Units to pay Contract Fees to the Company will be funded out of payments made in respect of the Pledged Securities. If payments made in respect of the Pledged Securities are insufficient to cover the obligation of the holders of the Units to pay Contract Fees, such obligation will be deferred until the earlier of the date sufficient cash is available and the Stock Purchase Date.

                             Any obligation of the Company to pay Contract Fees to the holders of Units will be unsecured and junior in right of payment to all Senior Indebtedness of the Company. The Company will generally have the right to defer the payment of Contract Fees at any time or from time to time for a period not extending beyond the Stock Purchase Date.

                             Any deferred Contract Fees payable by the holders of Units or the Company will bear additional
                             Contract Fees at the rate of   % per annum (the
                             "Deferral Rate") (compounding on each succeeding Quarterly Payment Date) until paid.

Termination................  The Purchase Contracts (including the right to receive and the obligation to pay accrued or deferred Contract Fees and the right and obligation to purchase Common Stock) will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Call Options will terminate and the Collateral Agent will release the Pledged Securities held by it to the Unit Agent for distribution to the holders.

THE QUIPS

The Trust..................  The QUIPS will be issued by the Trust, a Delaware statutory business trust. The Junior Subordinated
                             Deferrable Interest Debentures due           , 2003
                             (the "Junior Subordinated Debentures") of the Company will be the sole assets of the Trust, and payments on the Junior Subordinated Debentures will be the sole revenue of the Trust. The Company will own all of the common undivided beneficial interests in the assets of the Trust (the "Common Trust Securities" and, collectively with the QUIPS, the "Trust Securities").

The QUIPS..................  The QUIPS will represent preferred undivided beneficial interests in the assets of the Trust. Distributions on the QUIPS will be cumulative, will accrue from the first date of issuance of the QUIPS
                             and will be payable at the annual rate of     %
                             (the "QUIPS Distribution Rate") of the liquidation
                             amount of $           per QUIPS (the "QUIPS
                             Liquidation Amount"), payable quarterly in arrears on each Quarterly Payment Date, subject to the deferral provisions described below.

Interest and QUIPS
  Distribution Deferral
  Provisions...............  The Company will generally have the right to defer the payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not extending beyond the QUIPS and Debenture Maturity Date. Upon any such deferral, quarterly distributions on the QUIPS by the Trust will be deferred. However, deferred payments of interest on the Junior Subordinated Debentures and deferred distributions on the QUIPS will bear additional interest or distributions at a rate per annum equal to the Deferral Rate (compounding on each succeeding Quarterly Payment Date) until paid.

Mandatory Redemption.......  The QUIPS will be mandatorily redeemable in whole
                             on             , 2003 (the "QUIPS and Debenture
                             Maturity Date"), at a redemption price equal to the aggregate QUIPS Liquidation Amount thereof plus unpaid distributions accrued thereon to such date, out of the proceeds of the repayment of the Junior Subordinated Debentures at maturity.

Exchange of QUIPS for
Junior Subordinated
  Debentures...............  The Company will have the right at any time to terminate the Trust and cause the Junior
                             Subordinated Debentures to be distributed to the holders of the QUIPS and Common Trust Securities in liquidation of the Trust.

Right to Exercise Junior
  Subordinated Debenture
  Put Options..............  Each holder of QUIPS will have the option to require the Trust to distribute the underlying Junior Subordinated Debentures to the

                             Put Agent, on the Stock Purchase Date or on the date that is three months after the Stock Purchase Date, in exchange for such QUIPS, in connection with the concurrent exercise of the Junior Subordinated Debenture Put Option related thereto.

Junior Subordinated
  Debentures...............  The Junior Subordinated Debentures will be issued by the Company under an indenture (the "Indenture") between Chase Manhattan Bank and Trust Company, National Association, as trustee (together with any successor thereto in such capacity, the "Debenture Trustee"), and the Company, in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities. The Junior Subordinated Debentures will bear interest at a rate per annum that is equal to the QUIPS Distribution Rate, payable quarterly in arrears on the Quarterly Payment Dates, subject to the deferral provisions described above. The Junior Subordinated Debentures will mature on the QUIPS and Debenture Maturity Date and will not be redeemable at the option of the Company prior to such date. The Junior Subordinated Debentures will be unsecured and junior in right of payment to all Senior Indebtedness of the Company.

Junior Subordinated
  Debenture Put Options....  Each holder of Junior Subordinated Debentures will have the right to require the Company to repurchase such Junior Subordinated Debentures, in whole or in part, on the Stock Purchase Date or on the date that is three months after the Stock Purchase Date, for a purchase price equal to the Applicable Put Price for such Junior Subordinated Debentures. The Applicable Put Price for any Junior Subordinated Debentures being sold on the Stock Purchase Date will equal the aggregate principal amount of such Junior Subordinated Debentures plus unpaid interest accrued thereon to the Stock Purchase Date. The Applicable Put Price for any Junior Subordinated Debentures being sold on the date that is three months after the Stock Purchase Date will be calculated based on a formula described herein. See "Description of the Units -- Description of the Junior Subordinated Debentures -- Junior Subordinated Debenture Put Options".

The Guarantee..............  Pursuant to a guarantee agreement (the "Guarantee")
                             between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (together with any successor thereto in such capacity, the "Guarantee Trustee"), the Company will guarantee the payment of distributions and other payments on the QUIPS to the extent that the Trust has funds on hand sufficient therefor.

GENERAL

Listing....................  Application will be made to list the Normal Units on the New York Stock Exchange (the "NYSE").

Federal Income Tax
  Consequences.............  For a discussion of the United States federal income tax consequences associated with the purchase, ownership and disposition of the Units, QUIPS, Purchase Contracts and Common Stock, see

                             "Certain Federal Income Tax Consequences".
                             Prospective investors should be aware that no statutory, judicial or administrative authority directly addresses the tax treatment of Units or instruments similar to Units for United States federal income tax purposes. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Use of Proceeds............  The Company intends to use the net proceeds of this
                             Units offering (estimated to be $387.4 million) and the net proceeds of the Notes Offering (estimated to be $198.5 million) to fund the Acquisitions totaling approximately $333 million (assuming 100% of the shares of 3-D Geophysical are acquired in the 3-D Acquisition) and to repay approximately $253 million of commercial paper and other borrowings. See "Use of Proceeds".

Notes Offering.............  Concurrently with the offering of Units made hereby, the Company also is offering for sale an
                             aggregate of $200 million of      % Senior Notes
                             due 2008 (the "Notes Offering"). The Notes Offering is being made by means of a separate prospectus. Neither the Notes Offering nor the offering made hereby is conditioned on consummation of the other offering. There can be no assurance that the Notes Offering will be consummated. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Notes being offered in the Notes Offering.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary consolidated financial data for the Company and its subsidiaries as of and for the three years ended December 31, 1997. The summary financial data have been derived from the Company's audited consolidated financial statements included herein. On October 31, 1997, the shares of common stock of UNOVA were distributed to the Company's shareholders pursuant to the Spin-off. UNOVA's operations through October 31, 1997 are reported in the Company's financial statements as discontinued operations. The following data is based on continuing operations and should be read in conjunction with "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                            YEAR ENDED DECEMBER 31,
                                                     --------------------------------------
                                                        1997          1996          1995
                                                     ----------    ----------    ----------
                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue..........................................    $1,658,150    $1,418,108    $1,282,927
Operating profit.................................       200,619       147,446       134,903
Earnings from continuing operations before income
  taxes..........................................       151,245       116,537       103,208
Earnings from continuing operations..............        91,811        69,922        61,409
OTHER DATA:
EBITDA(1)........................................    $  569,556    $  456,659    $  408,453
Ratio of EBITDA to interest expense(2)...........          13.3          14.1          12.2
Ratio of earnings to fixed charges(3)............           4.1           4.5           4.0
Capital expenditures and cost of multiclient
  seismic data acquired..........................    $  705,027    $  475,475    $  323,483
Depreciation, depletion and amortization(4)......       368,937       309,213       273,550
BALANCE SHEET DATA (END OF PERIOD)(5):
Working capital..................................    $  114,164    $  774,954    $  827,526
Total assets.....................................     2,330,707     2,499,210     2,268,580
Total debt.......................................       808,122       503,644       498,813
Shareholders' equity.............................       886,867     1,502,938     1,356,847

---------------

(1) "EBITDA" means earnings from continuing operations before interest, taxes, depreciation, amortization, and non-recurring items and should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance as an indicator of the Company's operating performance or as a measure of liquidity. The Company believes EBITDA is a widely accepted financial indicator of a company's ability to service debt. EBITDA is not necessarily comparable to similarly titled measures of other companies.

(2) Ratio of EBITDA to interest expense represents an industry ratio that provides an investor with information as to the Company's current ability to meet its financing costs.

(3) For the purpose of this calculation, "earnings" consist of net income from continuing operations before income taxes plus fixed charges excluding capitalized interest. "Fixed charges" consist of interest expense, capitalized interest, amortization of deferred loan costs, and the portions of operating leases that management believes are representative of the interest factor thereon.

(4) During the fourth quarter of 1997, the Company extended the estimated useful lives of certain assets. This change in accounting estimate resulted in an increase in the Company's earnings from continuing operations of $2.8 million or $0.05 diluted earnings per share for 1997.

(5) On October 31, 1997, the shares of common stock of UNOVA were distributed to the Company's shareholders in connection with the Spin-off.

                                  RISK FACTORS

     Before purchasing any of the Units offered hereby, prospective purchasers of Units should consider, in addition to the other information with respect to the Company and its business contained or incorporated by reference in this Prospectus, including the information set forth under Forward-Looking Information and Risk Factors in the Company's 1997 Annual Report on Form 10-K, as amended, the following factors relating to the Company and the terms of the Units offered hereby.

RISK OF DECLINE IN EQUITY VALUE

     The market value of the Common Stock receivable upon settlement of the Purchase Contracts may be materially different than the purchase price payable for such Common Stock. If the Applicable Market Value of the Common Stock on the Stock Purchase Date is less than the Stated Amount (i.e., less than the Closing Price of the Common Stock on the date of this Prospectus), each holder of Units will, on the Stock Purchase Date, be required to purchase shares of Common Stock for an amount greater than the aggregate Applicable Market Value of such shares. Accordingly, a holder of Units assumes the risk that the market value of the Common Stock may decline, and such decline could be substantial.

LIMITATION ON EQUITY APPRECIATION POTENTIAL

     Since the number of shares of Common Stock issuable upon settlement of each
Purchase Contract may decline by up to      % as the Applicable Market Value
increases, the opportunity for equity appreciation afforded by an investment in the Units is less than that afforded by a direct investment in the Common Stock.

LIMITATION ON VALUE OF QUIPS AS A RESULT OF CALL OPTIONS

     If the value of the QUIPS underlying the Normal Units is greater than the Aggregate Consideration Deliverable on Exercise of the Call Options (as expected), it is likely that the Call Option Holder will exercise its Call Options. In that case, the Call Option Holder rather than holders of Normal Units will realize the benefit of that greater value.

PLEDGED SECURITIES ENCUMBERED

     Although holders of Units will be beneficial owners of the underlying Pledged Securities, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the Purchase Contracts and the Call Options. Thus, for so long as the Purchase Contracts remain in effect, holders will not be entitled to withdraw their Pledged Securities from this pledge arrangement except in the limited circumstances described herein.

SUBORDINATION OF COMPANY OBLIGATIONS

     The ability of the Trust to pay amounts due on the QUIPS (including, without limitation, the ability of the Trust to pay amounts due upon exercise of any Junior Subordinated Debenture Put Options) is dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

     The obligations of the Company under the Junior Subordinated Debentures and the Guarantee will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company to the extent and in the manner set forth in the Indenture and the Guarantee, respectively. In addition, if Contract Fees are payable by the Company on the Purchase Contracts, the obligations of the Company to pay Contract Fees will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company to the extent and in the manner set forth in the Master Unit Agreement. No payments on account of principal of, premium, if any, or interest on the Junior Subordinated Debentures

(including payments on exercise of Junior Subordinated Debenture Put Options) may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any default. In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of Junior Subordinated Debentures. Notwithstanding the foregoing, amounts that would be due and payable to holders of Units in the absence of the foregoing subordination provisions may be applied by such holders to offset their obligations under their respective Purchase Contracts.

     None of the Indenture, the Guarantee, the Declaration or the Master Unit Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company or any of its subsidiaries. See "Description of the Units -- Description of the Junior Subordinated Debentures -- Subordination" and "Description of the
Units -- Description of the Guarantee -- Status". At December 31, 1997, the Company had approximately $808 million of Senior Indebtedness outstanding.

OPTION TO DEFER PAYMENTS

     The Company will generally have the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not extending beyond the QUIPS and Debenture Maturity Date. Upon any such deferral, quarterly distributions on the QUIPS by the Trust will be deferred. However, deferred payments of interest on the Junior Subordinated Debentures and deferred distributions on the QUIPS will bear additional interest or distributions at a rate per annum equal to the Deferral Rate (compounding on each succeeding Quarterly Payment Date) until paid. See "Description of the Units -- Description of the QUIPS -- Distributions" and "-- Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Date".

     If Contract Fees are payable by the Company on the Purchase Contracts, the Company will generally have the right to defer the payment of such Contract Fees at any time or from time to time for a period not extending beyond the Stock Purchase Date. However, deferred payments of Contract Fees will bear additional Contract Fees at the Deferral Rate (compounding on each succeeding Quarterly Payment Date) until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Fees, including deferred Contract Fees, will terminate.

     The Company believes that the likelihood that it will exercise its right to defer payments of interest on the Junior Subordinated Debentures is remote and that, therefore, the Junior Subordinated Debentures should not be considered to be issued with original issue discount ("OID") unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service (the "IRS") will agree with such position. See "Certain Federal Income Tax Consequences -- Interest Received on the QUIPS".

     Should the Company elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures or Contract Fees, the market price of the QUIPS or Junior Subordinated Debentures or, for so long as the Purchase Contracts remain in effect, the Units is likely to be affected. A holder that disposes of its QUIPS, Junior Subordinated Debentures or Units during such deferral period, therefore, might not receive the same return on its investment as a holder that continues to hold its QUIPS, Junior Subordinated Debentures or Units. In addition, the mere existence of the Company's right to defer such payments may cause the market price of the QUIPS, Junior Subordinated Debentures or Units to be more volatile than the market prices of other securities that are not subject to such deferrals.

     For information about certain adverse tax consequences that would result if the Company exercises its right to defer payments of interest on the Junior Subordinated Debentures, see "-- Tax Matters" and "Certain Federal Income Tax Consequences -- Interest Received on the QUIPS".

MASTER UNIT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF UNIT AGENT

     Although the QUIPS constituting a part of the Normal Units will be issued pursuant to a Declaration qualified as an indenture under the Trust Indenture Act, the Master Unit Agreement relating to the Units and the appointment of the Unit Agent as the agent and attorney-in-fact for the holders of the Units will not be qualified as an indenture under the Trust Indenture Act, and the Unit Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of the Units will not have the benefits of the protections of the Trust Indenture Act. Under the terms of the Master Unit Agreement, the Unit Agent will have only limited obligations to the holders of the Units. See "Description of the Units -- Certain Provisions of the Principal Agreements -- Information Concerning the Unit Agent".

RIGHTS UNDER THE GUARANTEE

     The Guarantee will guarantee payments due in respect of the QUIPS to the holders of the QUIPS (including holders of Normal Units for so long as Normal Units include QUIPS), but only to the extent that the Trust has funds on hand legally available therefor. If the Company defaults on its obligation to pay amounts payable in respect of the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the corresponding payments due in respect of the QUIPS, and, in such event, holders of the QUIPS (including holders of Normal Units for so long as Normal Units include QUIPS) will not be able to rely upon the Guarantee for payment of such amounts.

LIMITED ENFORCEMENT RIGHTS IN RESPECT OF JUNIOR SUBORDINATED DEBENTURES

     In the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal or interest on the Junior Subordinated Debentures on the respective dates such principal or interest is payable (after giving effect to any permitted deferral), then a holder of record of QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the portion of such principal or interest attributable to Junior Subordinated Debentures having a principal amount equal to the aggregate QUIPS Liquidation Amount of the QUIPS held by such holder (or underlying such holder's Normal Units) (a "Direct Action"). Except as described herein, holders of QUIPS will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of the Units -- Description of the Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of QUIPS" and "-- Debenture Events of Default" and
"-- Description of the Guarantee". The Declaration will provide that each holder of QUIPS (including each holder of Normal Units for so long as Normal Units include QUIPS) by acceptance thereof agrees to the provisions of the Indenture and the Guarantee.

LIMITED VOTING AND OTHER RIGHTS

     Holders of QUIPS (including holders of Normal Units for so long as Normal Units include QUIPS) generally will have voting rights with respect to the QUIPS relating only to the modification of the terms of the QUIPS and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. Holders of QUIPS will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees or Administrators, which voting rights are vested exclusively in the holder of the Common Trust Securities, except as described under "Description of the Units -- Description of the QUIPS -- Removal of Issuer Trustees and Adminis-trators". See "Description of the Units -- Description of the QUIPS -- Voting Rights; Amendment of the Declaration".

     Holders of Units will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights or rights to receive any dividends or other distributions in respect thereof) until such time as the Company shall have delivered shares of Common Stock upon settlement of the Purchase Contracts on the Stock Purchase Date.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     The Units are novel securities for which there is currently no secondary market. It is not possible to predict how the Units will trade in the secondary market or whether the market for the Units will be liquid or illiquid. Application will be made to list the Normal Units on the NYSE. The Underwriters have advised the Company and the Trust that the Underwriters intend to make a market for the Normal Units; however, the Underwriters are not obligated to do so and any market making may be discontinued at any time.

TAX MATTERS

     Should the Company exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of QUIPS (including each holder of Normal Units for so long as Normal Units include QUIPS) will be required to accrue income (as OID) in respect of the deferred stated interest allocable to its QUIPS for United States federal income tax purposes. As a result, during a deferral period, each holder of QUIPS will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the QUIPS prior to the record date for the payment of distributions thereafter. See "Certain Federal Income Tax Consequences -- Interest Received on the QUIPS".

     In the event that holders of Units are required to pay Contract Fees to the Company, it is unlikely such holders will be entitled to a current deduction for such payments. As a result, although the amount of cash distributions made to holders will be reduced by the amount of Contract Fees payable to the Company, holders will nevertheless recognize income each quarter equal to the full amount of interest received or accrued with respect to the QUIPS underlying the Units held by such holder. See "Certain Federal Income Tax Consequences -- Contract Fees".

     Because income with respect to the QUIPS will not be considered dividends for United States federal income tax purposes, corporate holders of Normal Units or QUIPS will not be entitled to a dividends-received deduction in respect of such income.

                                   THE TRUST

     Western Atlas Capital Trust I is a statutory business trust created under the laws of the State of Delaware pursuant to (i) a declaration of trust, dated as of March 9, 1998, executed by the Sponsor and certain of the Issuer Trustees and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 9, 1998. Such declaration of trust will be amended and restated in its entirety by the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. The Trust has a term of approximately seven years, but may dissolve earlier as provided in the Declaration. All of the Common Trust Securities will be directly or indirectly owned by the Company. The Common Trust Securities will rank pari passu, and payments will be made thereon pro rata, with the QUIPS, except that, if certain events of default under the Declaration have occurred and are continuing, the rights of the holders of the Common Trust Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the QUIPS. The Company will directly or indirectly acquire all of the Common Trust Securities; such Common Trust Securities will have an aggregate liquidation amount equal to 3% of the total capital of the Trust.

     The Trust's business and affairs will be conducted by the Issuer Trustees and Administrators appointed by the Company as the holder of the Common Trust Securities. The Issuer Trustees will be Chase Manhattan Bank and Trust Company, National Association, as the Property Trustee (the "Property Trustee"), and Chase Manhattan Bank Delaware, as the Delaware Trustee (the "Delaware Trustee"), and the Administrators will be three individuals who are employees of the Company (the "Administrators"). The Property Trustee will act as sole indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The entity acting as Property Trustee will also act as the Guarantee Trustee under the Guarantee, until removed or replaced by the holder of the Common Trust Securities. See "Description of the Units -- Description of the Guarantee" and "Description of the Units -- Description of Junior Subordinated Debentures". The Company, as the direct or indirect holder of the Common Trust Securities, or if an event of default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Trust Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the QUIPS (or Units) have the right to vote to appoint, remove or replace the Administrators; such voting rights will be vested exclusively in the Company, as the direct or indirect holder of the Common Trust Securities. The duties and obligations of each Issuer Trustee and Administrator are governed by the Declaration. The Company will pay directly all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Units, including all ongoing costs, expenses and liabilities of the Trust. Under the Declaration, all parties to the Declaration will agree, and the holders of the Units upon purchase of their Units will be deemed to have agreed, for United States Federal income tax purposes, to treat the Trust as a grantor trust, the Junior Subordinated Debentures as indebtedness and the Trust Securities as evidence of indirect beneficial ownership of the Junior Subordinated Debentures. See "Description of the Units -- Description of the Guarantee" and "-- Description of the QUIPS".

     The Property Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the QUIPS. See "Description of the Units -- Description of the Junior Subordinated Debentures".

     The rights of the holders of the QUIPS, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act and the Trust Indenture Act. See "Description of the
Units -- Description of the QUIPS".

     The principal place of business of the Trust is Western Atlas Capital Trust I, c/o Western Atlas Inc., 10205 Westheimer Road, Houston, Texas 77042, and its telephone number is (713) 972-4000.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Units, after deducting estimated underwriting discounts and expenses of this offering payable by the Company, are expected to be $387.4 million ($445.6 million if the Underwriters' over-allotment option is exercised in full). Concurrently with the offering of Units made hereby, the Company is also engaged in the Notes Offering from which the net proceeds (assuming the Notes Offering is consummated) to be received by the Company from the sale of the Notes, after deducting estimated underwriting discounts and expenses of the Notes Offering payable by the Company, are expected to be $198.5 million. The Company intends to use the aggregate net proceeds from this Units offering and the Notes Offering to fund the Acquisitions totaling approximately $333 million (assuming 100% of the shares of 3-D Geophysical are acquired in the 3-D Acquisition) and to repay approximately $253 million of commercial paper and other borrowings ($311 million if the Underwriters' over-allotment option in connection with this Units offering is exercised in full). As of March 9, 1998, the Company's outstanding commercial paper borrowings totaled $363 million and interest rates on such borrowings ranged from 5.65% to 6.19% with an effective weighted average interest rate of 5.74%.

     Neither this Units offering nor the Notes Offering is conditioned upon the consummation of the other offering. If only the Units offering is consummated, $333 million of the net proceeds will be used to pay the purchase price of the two Acquisitions and the remaining $54.4 million ($112.6 million if the Underwriters' over-allotment option is exercised in full) will be used to repay commercial paper and other borrowings.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Common Stock has been listed for trading on the NYSE since March 17, 1994 under the symbol WAI. Based upon information reported in the Bloomberg consolidated transaction reporting system, the high and low sales prices of the Common Stock, as adjusted to reflect the Spin-off, for each quarterly period from January 1, 1996 to the date hereof were:

                                                                    PRICE RANGE
                                                              ------------------------
                                                                HIGH            LOW
                                                                ----            ---
Year Ended December 31, 1996
  First quarter.............................................    $48 33/64       $39 1/32
  Second quarter............................................     51 1/4          43 17/32
  Third quarter.............................................     49 7/8          42 1/4
  Fourth quarter............................................     57 7/32         48 33/64
Year Ended December 31, 1997
  First quarter.............................................    $58 63/64       $45 7/8
  Second quarter............................................     57 45/64        45 3/32
  Third quarter.............................................     71 51/64        56 43/64
  Fourth quarter............................................     81 1/2          63 7/8
Year Ended December 31, 1998
  First quarter (through March 10, 1998)....................    $81 3/4         $58 9/16

     As of March 10, 1998, there were approximately 21,200 holders of record of the outstanding shares of Common Stock. The last reported sales price of the Common Stock on the NYSE on March 10, 1998 was $79.9375 per share.

     The Company has never paid any cash dividends to its shareholders. The declaration and payment of future dividends on the Common Stock of the Company will be at the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, financial condition and capital requirements, and other factors the Board of Directors deems relevant. The Company's general policy is to retain most of its earnings to finance the growth and development of its business.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company at December 31, 1997 and as adjusted to reflect the sale by the Company of an aggregate of $400 million of the Units offered hereby and the sale by the Company of an aggregate of $200 million of the Notes in the Notes Offering, and the application of the net proceeds therefrom, after deducting estimated underwriting discounts and expenses of the offering made hereby and the Notes Offering. The capitalization information set forth in the table below is qualified by, and should be read in conjunction with, the more detailed consolidated financial statements and notes thereto included elsewhere or incorporated by reference herein. See "Use of Proceeds".

                                                                  AT DECEMBER 31, 1997
                                                              ----------------------------
                                                                ACTUAL      AS ADJUSTED(1)
                                                              ----------    --------------
                                                                 (DOLLARS IN THOUSANDS)
Short-term debt.............................................  $  106,592      $  180,492(2)
Long-term debt
    % Senior Notes due 2008.................................          --         200,000
  Other(3)..................................................     701,530         448,630
                                                              ----------      ----------
          Total debt........................................     808,122         829,122
                                                              ----------      ----------
Company-obligated, mandatorily redeemable capital securities of Western Atlas Capital Trust I holding solely Company
  debentures................................................  $       --      $  400,000
                                                              ----------      ----------
Shareholders' equity:
  Common stock -- $1.00 par value; 150,000,000 shares
     authorized, 54,587,518 shares issued and outstanding...  $   54,588      $   54,588
  Paid-in capital...........................................     685,283         685,283
  Retained earnings.........................................     150,502         150,502
  Pension liability adjustment..............................      (3,506)         (3,506)
                                                              ----------      ----------
          Total shareholders' equity........................     886,867         886,867
                                                              ----------      ----------
            Total capitalization............................  $1,694,989      $2,115,989
                                                              ==========      ==========

---------------

(1) As adjusted data assumes that of the $585.9 million ($644.1 million if the Underwriters' over-allotment option in connection with the Units offering is exercised in full) net proceeds raised pursuant to this Units offering and the Notes Offering, $333 million will be used to fund the Acquisitions and $253 million ($311 million if the Underwriters' over-allotment option in the Units offering is exercised in full) will initially be utilized to repay commercial paper and other borrowings. Subsequent to the offerings, the Company will re-borrow portions of the debt repaid hereunder to the extent that capital expenditures and expenditures for multiclient seismic data exceed available working capital and cash flow from operations.

(2) Includes $73.9 million of debt applicable to the Acquisitions which will be included in the Company's consolidated financial statements after the consummation of the Acquisitions. These amounts have been classified as short-term debt as the Company intends to refinance such debt with longer term debt.

(3) Consists of (i) commercial paper and other short-term notes payable, (ii) 7.875% notes due 2004, (iii) 8.55% debentures due 2024, and (iv) other borrowings.

                         PROPOSED ACCOUNTING TREATMENT

     The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the QUIPS shown on the Company's balance sheet under the caption "Company-obligated, mandatorily redeemable capital securities of Western Atlas Capital Trust I holding solely Company debentures". The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Junior Subordinated Debentures. Dividends on the QUIPS will be reflected as a charge to the Company's consolidated income, identified as "Distributions on capital securities", whether paid or accrued.

     The Purchase Contracts are forward transactions in the Company's Common Stock. Under generally accepted accounting principles, the Purchase Contracts will not be recorded on the Company's consolidated balance sheets but will be disclosed in the notes to the Company's consolidated financial statements. Upon settlement of a Purchase Contract, the Company will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to stockholders' equity allocated between the common stock and paid-in capital accounts.

     Prior to the issuance of shares of Common Stock upon settlement of the Purchase Contracts, it is anticipated that the Units will be reflected in the Company's diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's diluted earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary consolidated financial data for the Company and its subsidiaries (i) as of and for the four years ended December 31, 1997, (ii) as of and for the five months ended December 31, 1993, and (iii) as of and for the year ended July 31, 1993. The summary financial data have been derived from the Company's audited consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included herein. The following data should be read in conjunction with the consolidated financial statements and notes thereto included herein.

                                                                                             FIVE MONTHS
                                                          YEAR ENDED DECEMBER 31,               ENDED       YEAR ENDED
                                                 -----------------------------------------   DECEMBER 31,    JULY 31,
                                                   1997       1996       1995       1994       1993(1)       1993(1)
                                                 --------   --------   --------   --------   ------------   ----------
                                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Operating results:
  Revenue......................................  $1,658.2   $1,418.1   $1,282.9   $1,194.5     $  495.2      $1,161.7
                                                 ========   ========   ========   ========     ========      ========
  Earnings (loss) from continuing operations...  $   91.8   $   69.9   $   61.4   $   39.7     $ (190.6)     $   40.8
  Earnings (loss) from discontinued
    operations(2)..............................    (154.9)      55.8       38.4       38.0          7.3          33.1
                                                 --------   --------   --------   --------     --------      --------
  Earnings (loss) before cumulative effect of a
    change in accounting principle.............     (63.1)     125.7       99.8       77.7       (183.3)         73.9
  Cumulative effect of a change in accounting
    principle(3)...............................        --         --         --         --           --          (1.1)
                                                 --------   --------   --------   --------     --------      --------
        Net earnings (loss)....................  $  (63.1)  $  125.7   $   99.8   $   77.7     $ (183.3)     $   72.8
                                                 ========   ========   ========   ========     ========      ========
Common share data -- diluted(4):
  Earnings (loss) per share from continuing
    operations.................................  $   1.65   $   1.29   $   1.14   $    .82     $  (4.18)     $    .87
  Earnings (loss) per share from discontinued
    operations(2)..............................     (2.78)      1.03        .72        .78          .16           .70
                                                 --------   --------   --------   --------     --------      --------
  Earnings (loss) per share before cumulative
    effect of a change in accounting
    principle..................................     (1.13)      2.32       1.86       1.60        (4.02)         1.57
  Cumulative effect of a change in accounting
    principle(3)...............................        --         --         --         --           --          (.02)
                                                 --------   --------   --------   --------     --------      --------
        Total..................................  $  (1.13)  $   2.32   $   1.86   $   1.60     $  (4.02)     $   1.55
                                                 ========   ========   ========   ========     ========      ========
Shares used to compute earnings (loss) per
  share(4).....................................      55.6       54.3       53.8       48.5         45.6          47.0
Financial position at period end:
  Total assets.................................  $2,330.7   $2,499.2   $2,268.6   $2,141.6     $2,007.5      $1,756.7
  Total debt...................................     808.1      503.6      498.8      531.7        771.1         185.4
  Shareholders' equity.........................     886.9    1,502.9    1,356.8    1,248.3        957.4       1,087.4
  Working capital..............................     114.2      775.0      827.5      729.0        752.4         714.7
  Current ratio................................       1.2        2.9        3.8        3.3          3.5           5.1
Other selected information:
  EBITDA(5)....................................  $  569.6   $  456.7   $  408.5   $  341.3     $   86.7      $  313.0
  Ratio of earnings to fixed charges(6)........       4.1        4.5        4.0        2.4           --           6.6
  Research and technology expenditures.........  $   59.2   $   54.8   $   59.8   $   59.1     $   28.2      $   61.7
  Depreciation, depletion, and
    amortization(7)............................     368.9      309.2      273.6      232.6         87.7         185.2
  Capital expenditures.........................     430.0      279.6      171.1      146.7        111.8         130.2
  Cost of multiclient seismic data acquired....     275.1      195.9      152.3      114.2         38.3          27.0
  Number of employees at period end............    10,600      9,100      8,500      8,900        7,800         8,800

                                                   (See Notes on following page)

---------------

(1) The Company became a publicly-traded company in March 1994, concurrent with the distribution of its Common Stock to the shareholders of Litton Industries, Inc. ("Litton"). The Company's fiscal year-end was changed from July 31 to December 31 in 1993. Interest expense, income taxes, and certain general and administrative corporate costs incurred by Litton were allocated to the Company for periods presented prior to January 1, 1994.

(2) On October 31, 1997, the shares of common stock of UNOVA were distributed to the Company's shareholders. UNOVA's operations through October 31, 1997 are reported in the Company's financial statements as discontinued operations in connection with the Spin-off. Accordingly, the accounts of UNOVA's operations were reclassified as earnings from discontinued operations. Corporate general and administrative costs of the Company were not allocated to UNOVA for any of the periods presented.

(3) The provisions of SFAS No. 106, Employer's Accounting for Postretirement Benefits Other Than Pensions, were adopted in fiscal year 1993. Immediate recognition of the transition liability was elected. All amounts pertain to continuing operations.

(4) The number of shares of Common Stock outstanding prior to 1994 was based on the weighted-average number of shares of Litton common stock outstanding for fiscal 1993.

(5) "EBITDA" means earnings from continuing operations before interest, taxes, depreciation, depletion, amortization, and non-recurring items and should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance as an indicator of the Company's operating performance or as a measure of liquidity. The Company believes EBITDA is a widely accepted financial indicator of a company's ability to service debt. EBITDA is not necessarily comparable to similarly titled measures of other companies.

(6) For purposes of this calculation, "earnings" consist of net income from continuing operations before income taxes plus fixed charges excluding capitalized interest. "Fixed charges" consist of interest expense, capitalized interest, amortization of deferred loan costs, and the portions of operating leases that management believes are representative of the interest factor thereon. Earnings for the five months ended December 31, 1993 were inadequate to cover fixed charges by $252.8 million.

(7) During the fourth quarter of 1997, the Company extended the estimated useful lives of certain assets. This change in accounting estimate resulted in an increase in the Company's earnings from continuing operations of $2.8 million or $0.05 diluted earnings per share for 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's discussion and analysis of financial condition and results of operations should be read in conjunction with the Company's Consolidated Financial Statements for the years ended December 31, 1997, 1996, and 1995 and the related notes thereto included herein.

OVERVIEW

     On October 31, 1997, the Company effected the Spin-off. The operations of UNOVA were reported in the Company's Consolidated Financial Statements as discontinued operations. Accordingly, the accounts of these operations have been reclassified as earnings from discontinued operations. See "-- Discontinued Operations" below for a discussion of the Spin-off.

  RESULTS OF CONTINUING OPERATIONS

     The Company's continuing operations discussed herein reflect the Company's ongoing oilfield service-related businesses only. All references to earnings per share are on a diluted basis unless specified otherwise.

  1997 COMPARED TO 1996

     Net earnings from continuing operations totaled $91.8 million, or $1.65 per share, for the year ended December 31, 1997, an increase of 31% compared to 1996 net earnings of $69.9 million, or $1.29 per share.

     Total revenue for 1997 was $1,658.2 million, an increase of 17% over 1996 revenue of $1,418.1 million. Businesses acquired in 1997 contributed approximately $26.6 million of the revenue improvement. Approximately 68% of the Company's consolidated revenue was derived from international activities in 1997, compared to 70% in 1996. Consolidated international revenue increased 15% in 1997 over 1996.

     Operating profit from continuing operations was $200.6 million in 1997 compared to $147.4 million in 1996. Approximately 60% of the Company's consolidated operating profit was derived from international activities in 1997, compared to 56% in 1996.

     WESTERN GEOPHYSICAL -- WG's 1997 revenue increased 17% and operating profit increased 31% in 1997 compared to the prior year period. In addition to improvements in the overall seismic market, seismic operations were favorably impacted by the expansion of the ocean-bottom cable market, the emergence of the 4-D seismic market, the Company's proprietary development of new solid-streamer technology for its marine seismic vessels, and advancements in data processing technology.

     WALS -- WALS' revenue increased 17% and operating profit increased 36% in 1997 compared to the prior year. During 1997, WALS benefited from several long-term contracts derived from the success of the Company's new logging technologies. In addition, WALS focused on geographic expansion opportunities during 1997 primarily in Latin America, the Middle East, Southeast Asia, and Africa.

     E&PS -- During 1996 and 1997, E&PS did not have a portfolio of developed prospects generating income. As a result, during 1996 and 1997, E&PS continued to realize operating losses, including full cost ceiling impairments of $12.5 million in 1997 and $7.0 million in 1996, related to E&PS projects. The Company is continuing to invest capital to develop this division and expects E&PS to become profitable during 1998.

  1996 COMPARED TO 1995

     Net earnings from continuing operations totaled $69.9 million, or $1.29 per share, for the year ended December 31, 1996, an increase of 14% compared to 1995 net earnings of $61.4 million, or $1.14 per share.

     Total revenue for 1996 was $1,418.1 million, an increase of 11% over 1995 revenue of $1,282.9 million. Approximately 70% of the Company's consolidated revenue was derived from international activities in 1996, compared to 68% in 1995. Consolidated international revenue increased 13% in 1996 over 1995.

     Operating profit was $147.4 million in 1996 compared to $134.9 million in 1995. Approximately 56% of the Company's consolidated operating profit was derived from international activities in 1996, compared to 64% in 1995.

     WESTERN GEOPHYSICAL -- WG revenue for 1996 increased 15% and operating profit increased 14% over the prior year. Seismic operations benefited from a number of highly successful multiclient geophysical surveys, the expansion of its ocean-bottom cable acquisition and processing technology, and its growth in the global land market.

     WALS -- WALS began to realize the benefits of introducing its new-generation tools in 1996 with slightly higher revenue and operating profit than in 1995. Revenue increased 6% over 1995 revenue. Operating profit increased 2% in 1996 compared to the prior year.

     E&PS -- During 1995 and 1996, the Company built the infrastructure necessary to participate with clients on exploration and production projects in the U.S. and internationally. Although revenue increased in 1996 compared to 1995, E&PS had operating losses in both 1996 and 1995. The operating loss in 1996 was due in part to full cost ceiling impairments of $7.0 million.

  GENERAL AND ADMINISTRATIVE EXPENSE

     General and administrative ("G&A") expense decreased as a percent of sales from 5.1% in 1996 to 4.0% in 1997. Actual expenditures in 1997 were $66.8 million compared to $72.0 million in 1996. G&A expenses were consistent from 1995 to 1996.

  RESEARCH AND TECHNOLOGY

     Research and technology ("R&T") expense increased 8% in 1997 to $59.2 million compared to $54.8 million in 1996. For the year ended December 31, 1996, R&T expense decreased $5.0 million, or 8%, compared to 1995.

  DEPRECIATION, DEPLETION, AND AMORTIZATION

     Depreciation, depletion, and amortization expense for 1997 increased $59.7 million, or 19%, over 1996. Expense increased $35.7 million, or 13%, from 1995 to 1996. Increased capital spending in both years raised the depreciable asset bases for equipment and multiclient seismic data resulting in the higher depreciation, depletion, and amortization expense. During the fourth quarter of 1997, the Company extended the estimated useful lives of certain assets to more closely reflect management's current estimate of their expected lives. The effect of this change in accounting estimate resulted in an increase in the Company's earnings from continuing operations of $2.8 million, or $0.05 earnings per share, for 1997.

  INTEREST EXPENSE

     Interest expense in 1997 increased $10.5 million from 1996 due to higher average debt levels. Interest expense in 1996 was slightly lower than 1995 as slightly higher average debt balances were offset by a slightly lower weighted average interest rate.

  INCOME TAXES

     The effective income tax rate for continuing operations in 1997 was 39.3% as compared to 40.0% in 1996 and 40.5% in 1995. The effective rates differ from the federal statutory rates in all years due primarily to taxes on foreign operations, the nondeductibility of goodwill amortization, and, other nondeductible expenses.

DISCONTINUED OPERATIONS

     Discontinued operations consist of the Company's industrial automation systems business, UNOVA, up to the date of the Spin-off. Corporate general and administrative costs of the Company were not allocated to UNOVA for any of the periods presented. Management, however, estimates that approximately 85% of the corporate general and administrative costs prior to the Spin-off were attributable to UNOVA. Furthermore, Spin-off related costs of $8.35 million were charged to continuing operations during the second quarter of 1997. Interest expense attributable to UNOVA and therefore reclassified to discontinued operations in the Company's Consolidated Statements of Operations totaled $17.2 million, $11.5 million, and $12.2 million for the years ended December 31, 1997, 1996, and 1995, respectively. Interest income attributable to UNOVA of $2.7 million, $4.4 million, and $2.8 million for the years ended December 31, 1997, 1996, and 1995, respectively, has also been reclassified to discontinued operations.

LIQUIDITY, CAPITAL RESOURCES, AND FINANCIAL CONDITION

  OVERVIEW

     The Company ended 1997 with cash and cash equivalents of $33.5 million compared with $16.3 million in 1996 and $13.2 million in 1995. During 1997, the Company used approximately $206.9 million more cash than it generated from operations. Major expenditures included $430.0 million for capital expenditures, $275.1 million for acquisitions of multiclient seismic data, and $55.4 million for business acquisitions. In addition, $66.7 million of cash was used to finance working capital primarily for increases in accounts receivable. The Company increased its net borrowings by $298.4 million primarily through its commercial paper program. Shareholders' equity decreased $616.1 million due to the Spin-off as offset by earnings during the year.

     Total debt was $808.1 million as of December 31, 1997, compared to $503.6 million at December 31, 1996. Total debt constituted approximately 48% and 25% of total capitalization at the end of 1997 and 1996, respectively. Debt increased in 1997 due primarily to acquisitions of industrial automation businesses made before the Spin-off. The Company acquired Norand Corporation on March 3, 1997 for $280 million and United Barcode Industries on April 4, 1997 for $107 million. These companies were integrated into the Company's industrial automation systems operations and included in the Spin-off. Both transactions were funded using a combination of committed credit facilities, short-term uncommitted credit lines, and excess cash.

  STRATEGY

     During periods of growth, the Company has historically spent substantial amounts for capital expenditures and acquisitions of multiclient seismic data in order to remain competitive. The Company estimates that during 1998 it will spend approximately $760 million for these purposes. The Company believes that its current working capital resources, expected cash flow from operations, and existing lines of credit will be sufficient to meet its 1998 needs for capital expenditures and acquisitions of multiclient seismic data. In addition, the Company may acquire complementary businesses as part of its long-term growth strategy. The Company's capital needs with respect to business acquisitions may exceed the Company's resources discussed above. Moreover, there is no assurance that the Company will be able to finance such business acquisitions on terms it finds acceptable and, in the event of a downturn in industry conditions, that the capital resources discussed above will be adequate to meet the foregoing capital needs.

ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which for the Company is effective in 1998. SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. The Company will analyze SFAS No. 130 during 1998 to determine what, if any, additional disclosures will be required thereunder.

     The FASB issued in June 1997, SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes new requirements on the reporting of information about operating segments, products and services, geographic areas, and major customers. In February 1998, SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," was issued which revises required disclosures about pensions and postretirement benefit plans. SFAS No. 131 and 132 are effective for the Company starting in 1998. The Company will analyze these pronouncements during 1998 to determine what, if any, additional disclosures will be required thereunder.

YEAR 2000

     The Company is currently utilizing a combination of internal and external resources to comprehensively identify and timely resolve the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information and support systems. The year 2000 problem is the result of software that uses two digits (rather than four) to define the applicable year. Any software or hardware that utilizes time-sensitive coding may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures. Based on preliminary information, costs of addressing potential problems are not currently expected to have a material adverse impact on the Company's financial position, results of operations, or cash flows in future periods. If, however, the Company, its customers, or vendors are unable to adequately resolve such processing issues in a timely manner, the Company's operations and financial results may be adversely affected.

                                    BUSINESS

     The Company is a leading supplier of oilfield services and reservoir information technologies for the worldwide oil and gas industry. It operates primarily through three divisions: Western Geophysical, Western Atlas Logging Services, and E&P Services. The Company specializes in land, marine and transition-zone seismic data acquisition and processing services; open-hole and cased-hole well-logging services; reservoir characterization; and exploration and production techniques and management services. The Company's revenues have grown from approximately $1.4 billion in 1996 to approximately $1.7 billion in 1997, an increase of 17%. During this period, EBITDA grew from approximately $457 million to approximately $570 million, an increase of 25%. For the year ended December 31, 1997, the Company's international activity generated revenue and operating profit of $1,129 million and $119 million, respectively. Domestic activity produced revenue and operating profit of $529 million and $82 million, respectively.

     The Company, through its predecessors, has provided services to the oil and gas industry since 1932 and was incorporated in Delaware as a wholly-owned subsidiary of Litton in 1984. The Company became a publicly-traded company in March 1994, concurrent with the distribution of its Common Stock to the shareholders of Litton in a tax-free spin-off. On October 31, 1997, Western Atlas distributed all of the shares of UNOVA, its then wholly-owned industrial automation systems subsidiary, as a stock dividend to the Company's shareholders in the Spin-off. As a result of the Spin-off, UNOVA became an independent publicly-traded company.

     The Company's strategy is to maximize shareholder value by providing value-added solutions to its customers, maintaining operational excellence, and pursuing internal and external growth opportunities. The Company's reservoir information services enable customers to more quickly locate hydrocarbons, reduce exploration, development, and production risks, and maximize returns. Western Atlas intends to enhance its significant market positions in its core businesses by continuing to invest substantial amounts of intellectual and financial capital into new services, products, and technologies.

  WESTERN GEOPHYSICAL

     The Company is a leading provider of seismic exploration and production services throughout the world. In recent years, Western Atlas has advanced seismic technology to accurately delineate subtle anomalies and break through barriers such as salt bodies and unconsolidated sediments, providing more detailed geological information. On a worldwide basis, Western Atlas offers the most advanced fleet of purpose-built seismic vessels for deepwater streamer and OBC exploration, the industry's largest land-crew organization for all-terrain surveys, and innovative technologies for seamless coverage across shallow-water transition zones. The Company processes filed data using a combination of on-site facilities and an extensive global network of computer centers.

     In October 1997, the Company acquired all of the outstanding stock of GeoSignal, Inc., a seismic data processing company, and Seismic Resources, Inc., a provider of multiclient seismic data, in exchange for Common Stock of the Company.

     WG's seismic exploration and production services are described in more detail below:

     Advanced Deepwater Fleet. WG was the first in the industry to deploy a new class of super-seismic vessels to meet the high-volume, high-resolution needs of large-scale 3-D surveys. These vessels are equipped with enhanced streamer deployment capability increased productivity, which is particularly important for the short seismic shooting season in the North Sea. In the Gulf of Mexico, where long offsets are needed for subsalt imaging, the Company's vessels are towing record streamer deployments. The vessels include the state-of-the-art MIDAS(SM) system for automated task handling, fully integrated onboard processing, and remote control through a high-speed satellite data link. The extentions of processing capabilities to the field facilitates on-site quality control and more rapid delivery of interpretable seismic data.

     All-Terrain Land Surveys. WG has conducted land surveys throughout most oil and gas producing regions of the world. The Company's decentralized management structure enables its personnel to satisfy customer requirements by combining presurvey planning, energy sources, advanced data recording systems, and infield data processing. As a result, Western Atlas is able to provide high quality seismic data for the largest 3-D surveys in the Middle East as well as short lines in Canada. Field practices are designed to comply with applicable health, safety, and environmental standards.

     OBC and Transition-Zone Expertise. The Company is a leading provider of OBC technology. Western Atlas uses the OBC method to complement streamer surveys in water depths to 150 meters. In conjunction with the OBC surveys, the Company's acquisition of proprietary Dual Sensor(SM) processing provides high quality data by processing the combined hydrophone and geophone signals, cancelling multiple reflections, and recording the widest bandwidth in the industry. In transition zones such as marshlands and swamps, the Company's innovative survey designs and operations experience have achieved high-quality, seamless coverage in some of the world's most difficult areas, thereby enabling oil and gas companies to discern hydrocarbon indicators and drill wells with increased probability of success.

     Multicomponent Surveys. The Company is at the forefront of multicomponent surveys to acquire both compressional (P) and shear (S) wave seismic data. On land, 3-component geophones are used. In the marine environment, a hydrophone is added to each receiver station to create a 4-component data acquisition system. The Company then uses Dual Sensor processing to remove water-bottom multiples and increase the dynamic range of the P-wave data. By acquiring S-wave data as a supplement to P-wave data, the Company is able to distinguish between lithology and pore fluid effects, allowing for enhanced reservoir characterization and thereby reducing exploration risk. S-wave data also aid in determining the density and orientation of fractures.

     Software Solutions. WG has developed a comprehensive seismic software library to provide advanced data processing solutions for a wide variety of geologic environments and field conditions. The acquisition of GeoSignal, Inc. increased the Company's portfolio of seismic refraction processing software. This software incorporates the latest developments in geophysical research and reflects continual improvements based on practical experience. The Company licenses this software to a variety of customers, including oil companies and national petroleum agencies.

     3-D Depth Imaging. Western Atlas has developed the technical expertise to image complex geologic formations. The Company's resources -- geophysical research, state-of-the-art parallel computers, and 3-D visualization technology -- provide cost-effective techniques for depth imaging reservoirs beneath faults, salt intrusions, and other obstructions.

     Spec Data Library and Data Storage. WG has accumulated the industry's largest databank of non-exclusive data for oil and gas prospects throughout the world, including extensive 3-D surveys in the Gulf of Mexico and the North Sea. This database offers prospective purchasers of oil and gas properties and other customers extensive information for evaluating properties. The database was enlarged through the acquisition of Seismic Resources, Inc., which specializes in non-exclusive surveys in the Mississippi Delta region. In addition, the Company has secure data storage and computerized data management services.

     4-D Advantage. Reservoir monitoring by the integration of time-lapse or 4-D seismic surveys offers the potential for improving understanding of hydrocarbon recovery. WG has developed full-service resources for 4-D monitoring through years of research, operational experience throughout the world, and the acquisition of the latest 4-D software technology, including software from EnTec Energy Consultants, Ltd., for integrated reservoir studies and the industry-leading Lamont 4-D(TM*) software for tracking fluid movement.

---------------

* Lamont 4-D is a trademark of Columbia University. Western Atlas uses it under exclusive license.

  WESTERN ATLAS LOGGING SERVICES

     Since 1932, WALS has helped petroleum companies improve the economics of exploration and production operations by building a geoscientific knowledge base about their wells and reservoirs. With the increased importance of using downhole data to locate pay zones and produce hydrocarbons cost effectively, Western Atlas has developed a new generation of geoscience data acquisition and integrated data analysis systems. To help derive the maximum benefits of these new technologies, Western Atlas has created a worldwide network of geoscience centers staffed by geologists, geophysicists, and reservoir engineers with practical project experience in reducing risks and increasing hydrocarbon reserves. WALS conducts operations in all types of drilling and production environments, including highly deviated and extended-reach wells.

     In May 1997, the Company acquired Sungroup Energy Services Company, a Canadian well-logging, production testing, and completion services provider. Additionally, in December 1997, the Company acquired Heartland Kingfisher Inc., a Canadian well-logging company. ParaMagnetic Logging, Inc., a well-logging research company, was acquired in October 1997 in exchange for stock of the Company. These acquisitions are expected to provide growth opportunities for the Company in the cased-hole logging and perforating markets.

     Specific types of services provided by WALS include:

     Formation Evaluation. WALS' formation evaluation services provide key information to help clients better understand and manage reservoirs. This information includes hydrocarbon saturation, porosity, permeability, pay thickness, mechanical rock properties, and formation productivity. This information can also be used as benchmarks for future comparisons in monitoring production and optimizing recovery.

     Petrophysical Analysis. WALS uses advanced petrophysical data analysis to help quantify pay zones in reservoirs ranging from thin-bed clastics and low-resistivity contrast formations to fractured carbonates. These services include imaging and analyzing an extensive range of productive zones in developed fields and exploration wells. The resulting petrophysical analyses can be readily integrated with other geoscientific information to improve reservoir economics.

     Downhole Seismic Services. WALS offers a wide range of borehole and cross-well seismic services, including reservoir connectivity mapping, vertical seismic profiles, velocity surveys, saltdome imaging, and seismic-while-drilling, for both exploration and field development applications.

     Completion Services. WALS' completion technologies are designed to help optimize production. Services include cement evaluation, perforating, mechanical, pressure-control services, and correlation logs. WALS' trained engineers work with customers to plan and conduct well completion operations taking into account safety and environmental guidelines.

     Reservoir Monitoring. WALS' reservoir monitoring technologies enable customers to monitor reserves, assess the need for remedial services, and evaluate enhanced recovery operations. WALS establishes the production baseline through evaluation logs, casing inspection and production logs. WALS can thereafter monitor changes in the well or reservoir through subsequent logging and inspection.

     Geoscience Services. Western Atlas has established geoscience centers in strategic locations throughout the world, where specialists in geology, geophysics, petrophysics, reservoir engineering, and related fields apply advanced techniques in an integrated environment to help clients cut costs, reduce risks, increase production, and improve recovery.

  E&P SERVICES

     E&PS seeks clients and partners for oil and gas exploration and production opportunities who will value the subsurface information technologies that E&PS possesses to exploit the full potential of hydrocarbon bearing properties. E&PS is organized into multidisciplinary project teams of geophysicists, geologists, and reservoir engineers that offer a wide range of experience in exploration and production techniques, including integrated geoscience subsurface analysis, reservoir characterization, economic and risk analysis, drilling recommendations, and project management and implementation. E&PS was started in 1995 as a provider of value-added consulting services to clients, typically on a fee basis. The division currently provides services to clients on a fee basis as well as invests financial and intellectual capital into client projects on a shared-risk and/or partnered basis.

MARKET AND CUSTOMERS

     The market for the Company's products and services is the worldwide oil and gas industry. The Company has hundreds of customers consisting primarily of oil and gas exploration and production companies, including large integrated oil and gas entities, smaller independent companies, and government organizations. The customer base is diversified with no single customer representing more than 10% of the Company's revenue. The Company's top five customers constitute approximately 21% of the Company's revenue.

     Demand for the Company's services depends upon the level of spending by oil and gas companies for exploration, production, development, and field management activities. These activities depend in part on current and expected oil and gas prices, the cost of exploring for, producing and delivering oil and gas, the sale and expiration dates of leases and concessions for oil and gas exploration, the discovery rate of new oil and gas reservoirs, domestic and international political, regulatory and economic conditions, and the ability of oil and gas companies to obtain capital. In addition, a decrease in oil and gas expenditures could result from such factors as unfavorable tax and other legislation or uncertainty concerning national energy policies. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty, political conditions in the Middle East and other oil producing regions of the world, the foreign supply of oil and gas, and overall economic conditions. A further decline in oil and gas prices or the continuation of current pricing conditions for an extended period of time could cause the Company's customers to alter their spending plans and result in a significant reduction in the demand for the Company's services.

COMPETITION

     Competition in the seismic services market ranges from a few larger companies with a broad spectrum of services, to smaller companies targeting narrow market segments. Major competitors to WG in the seismic market are:
Geco-Prakla (a division of Schlumberger Limited), Compagnie Generale de Geophysique, and Petroleum Geo-Services ASA. The Company believes WG is the largest participant in this market, measured by revenue. In addition, there are numerous smaller competitors. Competition in the oilfield logging services market ranges from a few larger companies with a broad spectrum of services, to numerous smaller companies targeting narrow market segments. The Company's largest competitors in this market include Schlumberger Limited and Halliburton Company. The Company believes WALS has the second largest revenue share of this market. The Company believes seismic and logging projects are won primarily on the basis of price, technology, quality, service, turnaround time, and availability of personnel and equipment.

METHODS OF DISTRIBUTION

     The Company principally markets its products and services directly to its customers on a global basis.

RAW MATERIALS

     WALS' manufacturing operations design, develop, and manufacture most of the proprietary tools and instruments used by WALS to provide its services. A wide variety of raw materials are used in the manufacture of these products which are obtained from a variety of suppliers. No single supplier provides 10% or more of the Company's raw materials. The Company believes that it could make satisfactory alternative arrangements in the event of interruption in the supply of such materials.

INTELLECTUAL PROPERTY

     The Company owns significant intellectual property relating to its products and services that has been secured over a period of years. This intellectual property has been of value in the growth of the Company's business and is expected to be of value in the future. However, the Company's business generally is not dependent upon the protection of any single item or small number of items of intellectual property, and would not be materially affected by the expiration or termination of any single item or small number of items of intellectual property.

RESEARCH AND TECHNOLOGY

     Direct expenditures on R&T activities amounted to $59.2 million, $54.8 million, and $59.8 million in the years ended December 31, 1997, 1996, and 1995, respectively.

SEASONALITY AND BACKLOGS

     Although the Company's operations in any particular geographic area may be affected by seasonal factors, the global nature of its operations tends to reduce overall seasonal effects. Because the Company's revenue is predominantly service related, the Company does not consider backlog to be a significant measure of future sales.

ENVIRONMENTAL MATTERS

     During the fiscal year ended December 31, 1997, the amounts incurred in complying with laws and regulations pertaining to environmental standards did not have a material effect upon the Company's cash flows or earnings.

EMPLOYEES

     As of December 31, 1997, the Company had approximately 10,600 full-time employees.

                                   MANAGEMENT

     The following table lists the current directors and executive officers of the Company:

            NAME              AGE                          TITLE
            ----              ---                          -----
John R. Russell.............  59    President and Chief Executive Officer and Director
William H. Flores...........  44    Senior Vice President and Chief Financial Officer
James E. Brasher............  49    Senior Vice President, General Counsel and Assistant
                                      Secretary
Orval F. Brannan............  58    Senior Vice President
Damir S. Skerl..............  58    Senior Vice President
Richard C. White............  42    Senior Vice President and President of WG
Gary E. Jones...............  43    Vice President and President of WALS
Paul Bancroft III...........  68    Director
Alton J. Brann..............  56    Director and Chairman of the Board
Joseph T. Casey.............  66    Director
William C. Edwards..........  69    Director
Claire W. Gargalli..........  55    Director
Orion L. Hoch...............  69    Director

     JOHN R. RUSSELL has served as President and Chief Executive Officer of the Company since October 1997 and is currently a member of the Executive and Nominating Committees. Mr. Russell served as Executive Vice President and Chief Operating Officer of the Oilfield Services group of the Company from 1990 until October 1997. From 1991 to 1994, Mr. Russell served as Senior Vice President of Litton Industries, Inc. and as Chief Executive Officer of Western Atlas International, Inc., a wholly owned subsidiary of the Company ("WAII").

     WILLIAM H. FLORES has served as Senior Vice President and Chief Financial Officer of the Company since October 1997 and Chief Financial Officer of WAII since August 1997. From 1990 to 1997, Mr. Flores served as a director and as Senior Vice President and Chief Financial Officer, and from 1996 to 1997 he served as Executive Vice President, of Marine Drilling Companies, Inc.

     JAMES E. BRASHER has served as Senior Vice President and General Counsel of the Company since October 1997. From 1994 to 1997, Mr. Brasher served as Vice President and Group Counsel of WAII, and from 1987 to 1994 he served as Secretary and General Counsel of WAII.

     ORVAL F. BRANNAN has served as Senior Vice President of the Company since 1994 and President of E&PS since 1995. Mr. Brannan served as Senior Vice President of WAII since 1992 and President of WG from 1991 to 1995. Mr. Brannan serves as the Chairman of the Board of Directors of PetroAlliance Services Company Ltd., a 50% owned subsidiary of the Company that provides oilfield services in the former Soviet Union.

     DAMIR S. SKERL has served as Senior Vice President of the Company since 1994. In addition, Mr. Skerl served as President of WALS from 1992 to 1997.

     RICHARD C. WHITE has served as Senior Vice President of the Company since May 1996 and President of WG since 1995. From 1995 to 1996, Mr. White served as Vice President of the Company. In addition, from 1994 to 1995, he served as Chief Operating Officer of WG and in 1993 as Senior Vice President of the Company's North and South American Operations.

     GARY E. JONES has served as Vice President of the Company and President of WALS since 1997. From 1996 to 1997, Mr. Jones served as Vice President of Business Development of WAII and from 1992 to 1996 as Vice President of Latin America Operations of WG.

     PAUL BANCROFT, III has served as a director of the Company since 1994 and is currently Chairman of the Compensation Committee and a member of the Audit and Compliance and Nominating Committees. Mr. Bancroft served as President, Chief Executive Officer, and a director of Bessemer

Securities Corporation from 1976 until 1988. Currently, he is an independent venture capitalist and consultant and a director of several investment funds sponsored by Scudder, Kemper Investments.

     ALTON J. BRANN has served as Chairman of the Board and a director of the Company since 1994 and is currently the Chairman of the Executive Committee and a member of the Audit and Compliance and Nominating Committees. From 1994 to October 1997, Mr. Brann served as Chief Executive Officer of the Company. Mr. Brann has served as Chairman of the Board and Chief Executive Officer of UNOVA since October 1997. From 1990 and 1992, respectively, he served as President and Chief Executive Officer of Litton. Mr. Brann is a director and Chairman of the Executive Committee of the Board of Directors of Litton.

     JOSEPH T. CASEY has served as a director of the Company since 1994 and is currently a member of the Executive and Nominating Committees. Mr. Casey served as Vice Chairman and Chief Financial Officer of both the Company and Litton from 1994 and 1988, respectively, until his retirement in September 1996. He is currently a director of Litton and of PSI, Inc. Mr. Casey has served as a consultant to the Company since October 1996.

     WILLIAM C. EDWARDS has served as a director of the Company since 1994 and is currently the Chairman of the Nominating Committee and member of the Audit and Compliance and Compensation Committees. Mr. Edwards is Chairman of the Board of Xeruca Corporation and director of Trust Company of the West and CellNet Data Systems. He is also a director and treasurer of Population Action International.

     CLAIRE W. GARGALLI has served as a director of the Company since 1994 and is currently the Chairperson of the Audit and Compliance Committee and member of both the Compensation and Nominating Committees. Since 1990, Ms. Gargalli has served as the Vice Chairman of Diversified Search and Diversified Health Search Companies, executive search consulting firms, and is a director of Praxair, Inc. and Renal Treatment Centers.

     ORION L. HOCH has served as a director of the Company since 1994 and is currently a member of the Nominating Committee. Dr. Hoch served as Chief Executive Officer of Litton from 1988 to 1994 and as Chairman of the Executive Committee of UNOVA since October 1997. He is currently a director of Litton, Bessemer Trust Company, Woodbridge, New Jersey, and of Bessemer Trust Company, N.A., New York.

                            DESCRIPTION OF THE UNITS

     The summaries of certain provisions of documents described below are not necessarily complete, and in each instance reference is hereby made to the copies of such documents (including the definitions therein of certain terms) which are on file with the Commission. Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the Principal Agreements (as defined herein).

GENERAL

     Each Unit will have a Stated Amount of $       (equal to the last reported
per share sale price of the Common Stock on the NYSE on the date of this Prospectus). Each Unit will initially consist of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Stock Purchase Date
of             , 2001, for cash in an amount equal to the Stated Amount, between of a share and one share of Common Stock of the Company (depending on the Applicable Market Value of the Common Stock on the Stock Purchase Date, as described below), subject to adjustment in certain circumstances, and (ii) the Company will pay to the holder or the holder will pay to the Company (as specified in the final Prospectus for the offering made hereby) Contract Fees on
the Stated Amount at the Contract Fee Rate of     % per annum as described below
(see "-- Description of the Purchase Contracts"), and (b) QUIPS having a QUIPS Liquidation Amount equal to the Stated Amount, a QUIPS Distribution Rate
of     % per annum and a QUIPS and Debenture Maturity Date of             , 2003
(see "-- Description of the QUIPS"), subject to a Call Option granted by the holder of the Unit to the Call Option Holder which (when aggregated with the Call Options underlying all other Units) will entitle the Call Option Holder to acquire the QUIPS underlying the Units (or the Junior Subordinated Debentures substituted therefor), on or before the Call Option Expiration Date of
            , 2001 (i.e., 90 days before the Stock Purchase Date), in exchange for the Aggregate Consideration Deliverable on Exercise of the Call Options (see "-- Description of the Call Options"). For so long as a Purchase Contract remains in effect, such Purchase Contract and the QUIPS or other Pledged Securities securing it (and, for so long as a Call Option relating to such Pledged Securities is exercisable, the obligations of the holder to the Call Option Holder thereunder) will not be separable and may be transferred only as an integrated Unit.

     For the period from the date of issuance of the Units to the Stock Purchase Date, each holder of a Unit (other than a Stripped Unit) will be entitled to
receive cash payments of     % of the Stated Amount per annum, payable in
arrears on the Quarterly Payment Dates of           ,           ,           and
          of each year (unless deferred as described herein). Such payments will consist of payments on the QUIPS or other Pledged Securities plus Contract Fees payable by the Company or net of Contract Fees payable by the holders, as the case may be. See "-- Description of the QUIPS -- Distributions", "-- Description of the Call Options" and "-- Description of the Purchase Contracts -- Contract Fees". If a holder of a Unit does not provide cash to settle the underlying Purchase Contract in the manner described herein, cash proceeds from the QUIPS or other Pledged Securities underlying such Unit will be applied on the Stock Purchase Date to the purchase of Common Stock pursuant to such Purchase Contract.

     The QUIPS underlying a Unit will constitute Pledged Securities that will be pledged to the Collateral Agent to secure the holder's obligations to the Company and the Call Option Holder under the Purchase Contract and Call Option underlying such Unit. If Treasury Securities are exchanged for Pledged Securities upon exercise of the Call Options or Junior Subordinated Debentures are distributed in respect of Pledged Securities upon dissolution of the Trust, the Treasury Securities so exchanged or the Junior Subordinated Debentures so distributed will automatically be substituted as Pledged Securities in place of the securities that theretofore had been Pledged Securities.

     Each holder of Units, by acceptance thereof, will, under the terms of the Principal Agreements and the Purchase Contracts and any Call Options underlying such Units, be deemed to have

(a) irrevocably agreed to be bound by the terms of the Principal Agreements and such Purchase Contracts and Call Options for so long as such holder remains a holder of such Units, and (b) duly appointed the Unit Agent as such holder's agent and attorney-in-fact to enter into and perform such Purchase Contracts and Call Options on behalf of and in the name of such holder.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Units by tender, in the open market or by private agreement.

FORMATION OF THE UNITS

     At the closing of the offering made hereby, the Underwriters will (a) enter into Purchase Contracts with the Company and (b) purchase QUIPS from the Trust for cash. The Underwriters will fund that cash in part by the sale of the Units offered hereby to the initial investors thereof and in part by the sale of Call Options (on behalf of such investors) to the Call Option Holder. The Trust will use that cash to purchase Junior Subordinated Debentures from the Company. The QUIPS will then be pledged to the Collateral Agent to secure the obligations owed to the Company under the Purchase Contracts and the obligations owed to the Call Option Holder under the Call Options. The rights to purchase Common Stock under a Purchase Contract, together with the QUIPS or other Pledged Securities pledged to secure the obligations referred to in (a) and (b) below, subject to
(a) the obligations owed to the Company under such Purchase Contract, (b) the obligations owed to the Call Option Holder under the Call Option relating to such QUIPS or other Pledged Securities and (c) the pledge arrangements securing the foregoing obligations, are collectively referred to herein as a "Normal Unit".

     Each holder of Normal Units will have the right, at any time on or prior to the second Business Day immediately preceding the Stock Purchase Date, to substitute, as Pledged Securities, Treasury Securities that will generate payments matching such holder's obligations under the underlying Purchase Contracts, in return for the securities that theretofore had been the Pledged Securities underlying such Normal Units. For so long as the Call Options underlying such Normal Units remain exercisable, such right may be exercised only if the holder obtains an instrument from the Call Option Holder releasing its security interest in the Pledged Securities securing such Call Options and agreeing that such Call Options no longer underlie such Normal Units (or the Stripped Units they become). The holder might obtain such an instrument by separately documenting such Call Options with the Call Option Holder (and, if required by the Call Option Holder, entering into credit support arrangements satisfactory to the Call Option Holder backing such Call Options), paying the Call Option Holder to cancel such Call Options or otherwise. However, the Call Option Holder will be under no obligation to deliver such an instrument, and there can be no assurance that a holder will be able to induce the Call Option Holder to do so. If a holder of Normal Units exercises such holder's right to substitute Treasury Securities for Pledged Securities in the manner described herein, the securities that theretofore had been the Pledged Securities underlying such Normal Units will be released from the pledge arrangement described herein and delivered to such holder, and such holder's remaining rights and obligations under the Normal Units will thereupon become "Stripped Units" that will no longer generate cash payments to such holder and that will no longer be listed on the NYSE or be fungible with Normal Units.

     A holder of Normal Units may exercise the right referred to above by presenting and surrendering the certificate evidencing such Normal Units, at the offices of the Unit Agent, with the form of "Request to Create Stripped Units" thereon completed and executed as indicated, and concurrently delivering to the Collateral Agent (a) Treasury Securities that will generate, on the Stock Purchase Date, an amount of cash equal to the aggregate Stated Amount of such Units, (b) if Contract Fes are payable by the holders of the Units to the Company, Treasury Securities that will generate, on each Quarterly Payment Date falling after the date of delivery and on or before the Stock Purchase Date, an amount of cash equal to the aggregate Contract Fees that are scheduled to be payable in respect of the Purchase Contracts underlying such Normal Units (assuming for this purpose that no Contract Fees will then have been deferred), (c) if such holder is, at the date of delivery, deferring Contract Fees payable by such holder in respect of such Normal Units, an amount of cash equal to (i) the aggregate amount of such Contract Fees accrued to the date of delivery, if such date is a Quarterly Payment Date, and (ii) the aggregate amount of such Contract Fees accrued to the Quarterly Payment Date immediately preceding such date of delivery plus interest thereon at the Deferral Rate for the period from and including such Quarterly Payment Date to but excluding such date of delivery, if such date is not a Quarterly Payment Date and (d) if the Call Options underlying such Normal Units remain exercisable, the instrument from the Call Option Holder referred to above; provided, however, that if Treasury Securities are the Pledged Securities underlying such Normal Units, such right must be exercised with respect to a number of Normal Units that will result in the release of Treasury Securities in denominations of $1,000 and integral multiples thereof. A certificate representing the Stripped Units that such Normal Units have become will then be issued and delivered to such holder or such holder's designee and the securities that theretofore had been the Pledged Securities underlying such Normal Units will then be released from the pledge under the Pledge Agreement and delivered to such holder or such holder's designee, upon payment by the holder of any transfer or similar taxes payable in connection with the transfer of Units or the securities that theretofore had been Pledged Securities to any person other than such holder.

     The Normal Units and any Stripped Units are collectively referred to herein as the "Units".

     The Company will enter into (a) an agreement (the "Master Unit Agreement") with Chase Manhattan Bank and Trust Company, National Association as unit agent (together with any successor thereto in such capacity, the "Unit Agent"), governing the appointment of the Unit Agent as the agent and attorney-in-fact for the holders of the Units, the Purchase Contracts, the transfer, exchange or replacement of certificates representing the Units and certain other matters relating to the Units and (b) an agreement (the "Pledge Agreement") among the Company, the Collateral Agent and the Call Option Holder creating a pledge and security interest for the benefit of the Company to secure the obligations of holders of Units under the Purchase Contracts and a pledge and security interest for the benefit of the Call Option Holder to secure the obligations of the holders of Units under the Call Options. In addition the Unit Agent will enter into an agreement (the "Call Option Agreement") with the Call Option Holder governing the Call Options. The Master Unit Agreement, the Pledge Agreement and the Call Option Agreement are collectively referred to herein as the "Principal Agreements".

DESCRIPTION OF THE PURCHASE CONTRACTS

  GENERAL

     The Purchase Contracts will be governed by the Master Unit Agreement.

     Each Purchase Contract underlying a Unit (unless earlier terminated) will obligate the holder of such Unit to purchase, and the Company to sell, on the Stock Purchase Date, for cash in an amount equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under the circumstances described below under "-- Anti-Dilution Adjustments"):

          (a) if the Applicable Market Value is greater than or equal to the
     Threshold Appreciation Price of $ (i.e., approximately     % higher than
     the Stated Amount), the Settlement Rate will be             ;

          (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Stated Amount, the Settlement Rate will equal the Stated Amount divided by the Applicable Market Value (i.e., the Settlement Rate will be calculated so that the Applicable Market Value of the Common Stock purchasable under each Purchase Contract would equal the Stated Amount payable therefor); rounded to the nearest 1/10,000th of a share; and

          (c) if the Applicable Market Value is less than or equal to the Stated Amount, the Settlement Rate will be one.

     "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the last Trading Day immediately preceding the Stock Purchase Date. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date, or if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The NASDAQ Stock Market, or if the Common Stock is not so reported, the last quoted bid price of the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of a fraction of a share otherwise issuable in respect of Purchase Contracts being settled by a holder of Units, the holder will be entitled to receive an amount of cash equal to such fraction times the Applicable Market Value.

     Prior to the Stock Purchase Date, the Common Stock purchasable on settlement of Purchase Contracts will not be deemed to be outstanding for any purpose and no holder of Units will have any voting rights, rights to dividends or other distributions or other rights or privileges of a stockholder of the Company by virtue of holding such Units.

  SETTLEMENT

     In order to settle the Purchase Contracts underlying any Units, the holder of such Units shall, by no later than 10:00 a.m., New York City time, on the Stock Purchase Date, deliver payment (in the form of a certified or cashier's check payable to the order of the Company in immediately available funds), at the offices of the Unit Agent, of an amount equal to the aggregate Stated Amount of such Units (plus, if there are unpaid Contract Fees accrued on such Purchase Contracts and payable by the holder on the Stock Purchase Date and the cash received by the Collateral Agent on such date in respect of the Pledged Securities securing such Purchase Contracts is less than the amount of such unpaid Contract Fees, an amount sufficient to cover such short-fall). The Common Stock purchased on settlement of such Purchase Contracts will then be issued and delivered to such holder or such holder's designee and the Pledged Securities securing such Purchase Contracts (or, in the case of Treasury Securities, the proceeds from the payment of such Treasury Securities at maturity, net of any unpaid Contract Fees payable by the holder accrued thereon to the Stock Purchase
Date) will then be released from the pledge under the Pledge Agreement and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of Common Stock or the transfer of Pledged Securities to any person other than such holder.

     On the Stock Purchase Date, if a holder of Units has not delivered cash to settle the underlying Purchase Contracts in the manner described above and no event described under "-- Termination" below has occurred, then (a) the Unit Agent will notify the Collateral Agent and (i) if QUIPS underlie such Units, the Collateral Agent, on behalf of such holder, will exercise such holder's right to require the Trust to distribute Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate QUIPS Liquidation Amount of such QUIPS, in exchange for such QUIPS, and, upon receiving such Junior Subordinated Debentures, will thereupon, as Put Agent, exercise the Junior Subordinated Debenture Put Option with respect thereto (see "-- Description of the QUIPS -- Right to Exercise Junior Subordinated Debenture Put Options" and "--Description of the Junior Subordinated Debentures -- Junior Subordinated Debenture Put Options") and (ii) if Junior Subordinated Debentures underlie such Units, the Collateral Agent, on behalf of such holder, will exercise the Junior Subordinated Debenture Put Option with respect thereto (see "-- Description of the Junior Subordinated Debentures -- Junior Subordinated Debenture Put Options"), (b) a portion of the proceeds from the exercise of such Junior Subordinated Debenture Put Option (or, if Treasury Securities underlie such Units, a portion of the proceeds from the payment of such Treasury Securities at maturity) will be applied to satisfy in full such holder's obligation to purchase Common Stock under such Purchase Contracts and to pay any unpaid Contract Fees payable by such holder accrued thereon to the Stock Purchase Date and (c) the remainder of such proceeds, if any, will be paid to such holder; provided, however, that the holder's obligation to satisfy such Purchase Contracts may be offset by any amounts due and owing by the Company to such holder. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of Common Stock to any person other than such holder.

  CONTRACT FEES

     The holders of Units may be required to pay Contract Fees to the Company, or the Company may be required to pay Contract Fees to the holders of Units, as specified under "-- General" above.

     Any obligation of the holders of Units to pay Contract Fees to the Company will be funded out of payments made in respect of the Pledged Securities. If payments made in respect of the Pledged Securities are insufficient to cover the obligation of the holders of the Units to pay Contract Fees, such obligation will be deferred until the earlier of the date sufficient cash is available and the Stock Purchase Date. In the event that holders of Units are required to pay Contract Fees to the Company, it is unlikely such holders will be entitled to a current deduction for such payments. As a result, although the amount of cash distributions made to holders will be reduced by the amount of Contract Fees payable to the Company, holders will nevertheless recognize income each quarter equal to the full amount of interest received or accrued with respect to the QUIPS underlying the Units held by such holder. See "Certain Federal Income Tax Consequences -- Contract Fees".

     Any obligation of the Company to pay Contract Fees to the holders of Units will be subordinated and junior in right of payment to the Company's obligations under its Senior Indebtedness, in a manner substantially similar to the manner in which the Junior Subordinated Debentures are subordinated as described under "-- Description of the Junior Subordinated Debentures" below. So long as no default in the Company's obligations under the Principal Agreements has occurred and is continuing, the Company will have the right to defer the payment of Contract Fees at any time or from time to time for a period not extending beyond the Stock Purchase Date; provided, however, that in order to exercise such right, the Company must give the Unit Agent notice at least five Business Days prior to the earlier of (a) the date such payment would otherwise have been payable, (b) the date the Company is required to give notice to any securities exchange or to holders of Units of the record date or the date such payment is payable and (c) such record date. During any such deferral period, the Company may not take any of the actions that it would be prohibited from taking during an Extension Period as described in the first paragraph under "--Description of the Junior Subordinated Debentures -- Option To Extend Interest Payment Date" below.

     Contract Fees will be payable at the Contract Fee Rate set forth under "-- General" above. Any deferred Contract Fees will bear additional Contract Fees at the Deferral Rate (compounding on each succeeding Quarterly Payment Date) until paid. Contract Fees payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract Fees will accrue from and including the date of issuance of the Units to but excluding the Stock Purchase Date and will be payable in arrears on the Quarterly Payment Dates (unless deferred as described above). If the Purchase Contracts are terminated, the right of holders of Units to receive Contract Fees or the obligation of holders of Units to pay Contract Fees (including any deferred Contract Fees) will also terminate.

  ANTI-DILUTION ADJUSTMENTS

     The formula for determining the Settlement Rate will be subject to adjustment upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined) thereof; (c) subdivisions and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, securities, cash or other assets (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary for the Common Stock concluded within the preceding 12 months, exceeds 12.5% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 12.5% of the Company's aggregate market capitalization on the date of expiration of such tender or exchange offer.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of Units, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Unit immediately prior to such transaction if such holder had then settled such Purchase Contract.

     If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States Federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Master Unit Agreement, the Settlement Rate is increased, such increase may be deemed to be the receipt of taxable income to holders of Units. See "Certain Federal Income Tax Consequences -- Adjustment of Settlement Rate".

     In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company will be required, within ten Business Days following the occurrence of an event that requires or permits an adjustment in the Settlement Rate, to provide written notice to the Unit Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

  TERMINATION

     The Purchase Contracts, and the rights and obligations of the Company and of the holders of the Units thereunder (including the right to receive and the obligation to pay Contract Fees or deferred Contract Fees thereunder and the right and obligation of the holders to purchase and the Company to sell Common Stock thereunder), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Call Options will terminate and the Pledged Securities will be distributed in the manner described under "-- Pledged Securities and Pledge Agreement -- Termination of Purchase Contracts".

DESCRIPTION OF THE CALL OPTIONS

     At the closing of the Offering made hereby, the Underwriters (on behalf of the initial investors in the Units) will sell the Call Options to the Call
Option Holder at a price equal to $          per Call Option. The Call Options
will be governed by the Call Option Agreement.

     Each Call Option underlying a Normal Unit (unless earlier terminated), when aggregated with the Call Options underlying all other Normal Units, will entitle the Call Option Holder to acquire the QUIPS underlying the Normal Units (or the Junior Subordinated Debentures substituted therefor), on or before the Call Option Expiration Date, in exchange for the Aggregate Consideration Deliverable on Exercise of the Call Options. The Aggregate Consideration Deliverable on Exercise of the Call Options will be comprised of:

          (a) Treasury Securities that will generate, on each Quarterly Payment Date falling after the settlement date for the Call Options (the "Call Settlement Date") and on or before the Stock Purchase Date, an amount of cash equal to the aggregate distributions or interest payments that are scheduled to be payable in respect of the QUIPS or Junior Subordinated Debentures underlying the Normal Units on such Quarterly Payment Date (assuming for this purpose that no distributions or interest payments will then have been deferred);

          (b) Treasury Securities that will generate, on the Stock Purchase Date, an amount of cash equal to the aggregate QUIPS Liquidation Amount of the QUIPS or principal amount of the Junior Subordinated Debentures underlying the Normal Units; and

          (c) if the Company is, at the Call Settlement Date, deferring distributions on the QUIPS or interest payments on the Junior Subordinated Debentures (see "-- Description of the QUIPS -- Distributions" and
     "-- Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Date"), an amount in cash equal to (i) the aggregate deferred distributions on the QUIPS or deferred interest payments on the Junior Subordinated Debentures underlying the Normal Units accrued to the Call Settlement Date, if the Call Settlement Date is a Quarterly Payment Date, and (ii) the aggregate deferred distributions on the QUIPS or deferred interest payments on the Junior Subordinated Debentures underlying the Normal Units accrued to the Quarterly Payment Date immediately preceding the Call Settlement Date plus interest thereon at the QUIPS Distribution Rate for the period from and including such Quarterly Payment Date to but excluding such Call Settlement Date, if the Call Settlement Date is not a Quarterly Payment Date.

     The Call Option Holder may exercise all of its Call Options (but not less than all) by (a) delivering to the Unit Agent and the Collateral Agent, on or prior to the Call Settlement Date, a notice stating that the Call Option Holder is exercising its Call Options and specifying the Call Settlement Date therefor (which may not be after the Call Option Expiration Date) and (b) delivering to the Collateral Agent, by Noon, New York City time, on the Call Settlement Date, the Aggregate Consideration Deliverable on Exercise of the Call Options. Pursuant to the Pledge Agreement, upon receipt by the Collateral Agent of the Aggregate Consideration Deliverable on Exercise of the Call Options, the Collateral Agent will transfer the QUIPS (or Junior Subordinated Debentures) underlying the Normal Units to the Call Option Holder or its designee free and clear of the pledge and security interest created by the Pledge Agreement and the Treasury Securities included in the Aggregate Consideration Deliverable on Exercise of the Call Options shall automatically be substituted for such QUIPS (or Junior Subordinated Debentures) as Pledged Securities, whereupon the Call Option Holder shall cease to have a security interest in the Pledged Securities.

     If the Call Options are exercised, the Unit Agent shall, not later than three Business Days following the Call Settlement Date, mail notice of such exercise to the holders of the Normal Units.

     The Call Options, and the rights and obligations of the Call Option Holder and of the holders of the Normal Units thereunder, will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. See "-- Description of the Purchase Contracts -- Termination" and "-- Pledged Securities and Pledge
Agreement -- Termination of Purchase Contracts".

PLEDGED SECURITIES AND PLEDGE AGREEMENT

  GENERAL

     Pursuant to the Pledge Agreement, the Pledged Securities will be pledged to the Collateral Agent, for the benefit of the Company and the Call Option Holder, to secure (a) the obligations of holders of Units to purchase Common Stock under the Purchase Contracts, (b) any obligations of the holders of Units to pay Contract Fees to the Company and (c) the obligations of holders of Normal Units to deliver the underlying QUIPS (or Junior Subordinated Debentures) to the Call Option Holder if the Call Options are exercised. The Pledged Securities will initially consist of the QUIPS. If Treasury Securities are exchanged for Pledged Securities upon exercise of the Call Options or in connection with the creation of Stripped Units or Junior Subordinated Debentures are distributed in respect of Pledged Securities upon dissolution of the Trust, the Treasury Securities so exchanged or the Junior Subordinated Debentures so distributed will automatically be substituted as Pledged Securities in place of the securities that theretofore had been Pledged Securities and the securities that theretofore had been Pledged Securities will automatically be released from the pledge and security interest created by the Pledge Agreement.

     The rights of the holders of the Units to the underlying Pledged Securities will be subject to the pledge and security interest created by the Pledge Agreement; no holder of Units will be permitted to withdraw the Pledged Securities underlying such Units from the pledge arrangement except upon the settlement or termination of the Purchase Contracts or as described under "-- Formation of the Units" above. Subject to such pledge and security interest, however, each holder of Units will have full beneficial ownership of the underlying Pledged Securities and will be entitled (directly or through the Collateral Agent) to all of the rights provided by such Pledged Securities, and the Company and Call Option Holder will have no rights with respect to Pledged Securities other than their respective security interests therein.

  QUARTERLY PAYMENTS ON PLEDGED SECURITIES

     The Collateral Agent will, upon receipt of any quarterly distributions or payments of interest on the Pledged Securities, (a) pay to the Company an amount therefrom equal to the aggregate Contract Fees (if any) then due from the holders of the Units to the Company and (b) pay the remainder to the Unit Agent, which will in turn distribute that amount, together with the Contract Fees (if any) then due from the Company to the holders of Units, to the holders of Units entitled thereto. As long as Units remain in book-entry only form, the Record Date for any payment will be one Business Day prior to such payment date.

  SUBSTITUTION OF PLEDGED SECURITIES TO CREATE STRIPPED UNITS

     For information about how a holder of Normal Units may substitute Treasury Securities for Pledged Securities underlying Normal Units, thereby creating Stripped Units, see "-- Formation of the Units" above.

  SETTLEMENT OF PURCHASE CONTRACTS

     On the Stock Purchase Date, the Pledged Securities (or, in the case of Treasury Securities, the proceeds from the payment of such Treasury Securities at maturity) will be released from the pledge and security interest created by the Pledge Agreement and distributed or delivered as specified under "-- Description of the Purchase Contracts -- Settlement".

  TERMINATION OF PURCHASE CONTRACTS

     Upon termination of the Purchase Contracts (see "-- Description of the Purchase Contracts -- Termination"), the Collateral Agent will release the Pledged Securities underlying the Units to the Unit Agent for distribution to the holders of such Units, upon presentation and surrender of the certificates evidencing such Units. If upon such termination any holder would otherwise be entitled to receive a principal amount of Treasury Securities of any series that is not an integral multiple of $1,000, the Unit Agent will distribute to such holder Treasury Securities of such series in a principal amount equal to the next lower integral multiple of $1,000, will sell the Treasury Securities of such series not otherwise distributed to such holder (together with the Treasury Securities of such series not otherwise distributed to other holders) and will distribute to all such holders (in accordance with their respective interests therein) the proceeds therefrom.

BOOK ENTRY SYSTEM

     The Depository Trust Company (the "Depositary") will act as securities depositary for the Units. The Units will be issued only as fully-registered securities registered in the name of Cede & Co. or another nominee of the Depositary. Fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of Units, will be issued, will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Units so long as such Units are represented by Global Security Certificates.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computer-ized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

     No Units represented by Global Security Certificates may be exchanged in whole or in part for Units registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or a nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Master Unit Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Principal Agreements. All Units represented by Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

     As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all Units represented thereby for all purposes under the Units, Purchase Contracts, Call Options and Principal Agreements. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the Units represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any Units represented thereby for any purpose under the Units, Purchase Contracts, Call Options and Principal Agreements. All payments on the Units represented by the Global Security Certificates and all deliveries of Pledged Securities or Common Stock to the holders thereof will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Stock Purchase Date will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Units only at the direction of one or more Participants to whose account with the Depositary interests in the Global Security Certificates are credited and only in respect of such number of Units as to which such Participant or Participants has or have given such direction. None of the Company, the Trust, the Unit Agent or any agent of the Company, the Trust or the Unit Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

     The information in this section concerning the Depositary and its book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

CERTAIN PROVISIONS OF THE PRINCIPAL AGREEMENTS

  GENERAL

     Distributions on the Units will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the Units will be registrable at the office of the Unit Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the Units do not remain in book-entry form, payment of distributions on the Units may be made, at the option of the Company, by check mailed to the address of the persons entitled thereto as shown on the Unit Register.

     In the event that any Quarterly Payment Date, the date of exercise of the Call Options, the Stock Purchase Date or any Put Date is not a Business Day, then payment of the Contract Fees payable on any such Quarterly Payment Date or settlement of the Call Options, the Purchase Contracts or the Junior Subordinated Debenture Put Options, as the case may be, will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment or settlement will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

     If a holder of Units fails to present and surrender the certificate evidencing such Units to the Unit Agent on the Stock Purchase Date, the shares of Common Stock issuable in settlement of the related Purchase Contracts will be registered in the name of the Unit Agent and, together with any distributions thereon, shall be held by the Unit Agent as agent for the benefit of such holder, until such certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Unit Agent and the Company.

     If the Purchase Contracts have terminated prior to the Stock Purchase Date, the related Pledged Securities have been transferred to the Unit Agent for distribution to the holders entitled thereto and a holder of Units fails to present and surrender the certificate evidencing such Units to the Unit Agent, the Pledged Securities otherwise deliverable to such holder and payments thereon shall be held by the Unit Agent as agent for the benefit of such holder, until such certificate is presented and surrendered or the holder provides the evidence and indemnity described above.

     The Unit Agent will have no obligation to invest or to pay interest on any amounts held by the Unit Agent pending distribution.

     No service charge will be made for any registration of transfer or exchange of the Units, except for any tax or other governmental charge that may be imposed in connection therewith.

  MODIFICATION

     The Principal Agreements will contain provisions permitting the parties thereto, with the consent of the holders of not less than a majority of the Units at the time outstanding (or, in the case of modifications affecting only holders of Normal Units or Stripped Units, the consent of the holders of not less than a majority of the Normal Units or Stripped Units, as the case may be, at the time outstanding), to modify the terms of the Principal Agreements, the Purchase Contracts and the Call Options, except that no such modification may, without the consent of the holder of each outstanding Unit affected thereby, (a) change any payment date, (b) change the amount or type of Pledged Securities required to be pledged to secure obligations under the Units, impair the right of the holder of any Units to receive distributions on the Pledged Securities underlying such Units or otherwise adversely affect the holder's rights in or to such Pledged Securities,
(c) change the place or currency of payment for any Contract Fees or other amounts payable in respect of the Units, increase any Contract Fees or other amounts payable by holders in respect of Units or decrease any Contract Fees or other amounts receivable by holders in respect of Units, (d) impair the right to institute suit for the enforcement of any Purchase Contract, (e) reduce the amount of Common Stock purchasable under any Purchase Contract, increase the price to purchase Common Stock on settlement of any Purchase Contract, change the Stock Purchase Date or otherwise adversely affect the holder's rights under any Purchase Contract, (f) reduce the amount payable on exercise of any Call Option, extend the Call Option Expiration Date or otherwise adversely affect the holder's rights under any Call Option or (g) reduce the above-stated percentage of outstanding Units the consent of whose holders is required for the modification or amendment of the provisions of the Principal Agreements, the Purchase Contracts or the Call Options.

  CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Company will covenant in the Master Unit Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Company under the Principal Agreements and the Purchase Contracts, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

  TITLE

     The Company, the Unit Agent, the Collateral Agent and the Call Option Holder may treat the registered holder of any Units as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts or Call Options and for all other purposes.

  REPLACEMENT OF UNITS CERTIFICATES

     In the event that physical certificates have been issued, any mutilated certificate evidencing Units will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Unit Agent. Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Unit Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Unit Agent. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the Unit Agent and the Company may be required at the expense of the holder of the Units evidenced by such certificate before a replacement will be issued.

     Notwithstanding the foregoing, the Company will not be obligated to issue any Units on or after the Stock Purchase Date or after the Purchase Contracts have terminated. In lieu of the delivery of a replacement certificate following the Stock Purchase Date, the Unit Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Units evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Stock Purchase Date, transfer the Pledged Securities related to the Units evidenced by such certificate.

  GOVERNING LAW

     The Principal Agreements, the Purchase Contracts and the Call Options will be governed by, and construed in accordance with, the laws of the State of New York.

  INFORMATION CONCERNING THE UNIT AGENT

     Chase Manhattan Bank and Trust Company, National Association will initially act as Unit Agent. The Unit Agent will act as the agent for the holders of Units from time to time. The Master Unit Agreement will not obligate the Unit Agent to exercise any discretionary actions in connection with a default under the terms of the Principal Agreements, the Purchase Contracts, the Call Options or the Pledged Securities.

     The Master Unit Agreement will contain provisions limiting the liability of the Unit Agent. The Master Unit Agreement will contain provisions under which the Unit Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

  INFORMATION CONCERNING THE COLLATERAL AGENT

                         will initially act as Collateral Agent. The Collateral
Agent will act solely as the agent of the Company or the Call Option Holder and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Units except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

DESCRIPTION OF THE QUIPS

  GENERAL

     The QUIPS will be issued by the Trust, a statutory business trust created under Delaware law pursuant to the Declaration. The Trust's affairs are conducted by the Issuer Trustees, which are currently Chase Manhattan Bank and Trust Company, National Association, as the Property Trustee, and Chase Manhattan Bank Delaware, as the Delaware Trustee, and the three Administrators, who are employees of the Company. The Trust exists for the exclusive purposes of
(a) issuing and selling the Trust Securities consisting of the QUIPS and the Common Trust Securities, (b) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company and (c) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Trust Securities will be owned by the Company.

     The QUIPS will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference over the Common Trust Securities in certain circumstances with respect to distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Trust Securities" below. The QUIPS will be issued pursuant to, and be governed by, the Declaration. The Declaration will be qualified under the Trust Indenture Act.

     Each QUIPS will have a QUIPS Liquidation Amount that is equal to the Stated Amount. The QUIPS will rank pari passu, and payments will be made thereon pro rata, with the Common Trust Securities except as described under "-- Subordination of Common Trust Securities" below. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the QUIPS and the Common Trust Securities.

     The QUIPS will be subject to mandatory redemption on the QUIPS and
Debenture Maturity Date of             , 2003, at a redemption price equal to
the aggregate QUIPS Liquidation Amount thereof plus unpaid distributions accrued thereon to but excluding such date, out of the proceeds of the repayment of the Junior Subordinated Debentures at maturity. The Junior Subordinated

Debentures are not redeemable at the option of the Company prior to the QUIPS and Debenture Maturity Date.

  DISTRIBUTIONS

     Distributions on the QUIPS will be cumulative, will accumulate from the first date of issuance of the QUIPS and will be payable quarterly in arrears on
the Quarterly Payment Dates, at the QUIPS Distribution Rate of      % per annum
of the QUIPS Liquidation Amount, to the holders of the QUIPS on the relevant record dates. Unless the QUIPS are not Pledged Securities and are issued in certificated form, the record date for any payment of Distributions will be one Business Day prior to such payment date. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the QUIPS is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date").

     So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not extending beyond the QUIPS and Debenture Maturity Date (each such period of deferral, an "Extension Period"). See
"-- Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax
Considerations -- Distributions on the QUIPS". Upon any such election, quarterly Distributions on the QUIPS will be deferred by the Trust during such Extension Period. Distributions to which holders of the QUIPS are entitled during any such Extension Period will accumulate additional Distributions thereon at the Deferral Rate, compounded on each succeeding Distribution Date. The term "Distributions", as used in this Description of the QUIPS, shall include any such additional Distributions and any Additional Sums paid on the Junior Subordinated Debentures.

     During any Extension Period, the Company may not take any of the prohibited actions described under "-- Description of the Junior Subordinated
Debentures -- Certain Covenants of the Company".

     Although the Company may in the future exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Company has no such current intention.

     The revenue of the Trust available for distribution to holders of the QUIPS will be limited to payments under the Junior Subordinated Debentures. If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the QUIPS. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "-- Description of the Guarantee".

  MANDATORY REDEMPTION

     Upon the repayment of the Junior Subordinated Debentures, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, at a redemption price (the "Final Redemption Price") which shall be equal to the principal of and accrued and unpaid interest on the Junior Subordinated Debentures.

     "Like Amount" means (i) with respect to the redemption of the Trust Securities, Trust Securities having an aggregate liquidation amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of

Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  RIGHT TO EXERCISE JUNIOR SUBORDINATED DEBENTURE PUT OPTIONS

     Each holder of QUIPS will have the right to require the Trust to distribute Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate QUIPS Liquidation Amount of such QUIPS to the Put Agent, on the Stock Purchase Date or on the date which is three months after the Stock Purchase Date (the "Final Put Date" and, together with the Stock Purchase Date, the "Put Dates"), in exchange for such QUIPS, in connection with the concurrent exercise by the Put Agent on behalf of such holder of the Junior Subordinated Debenture Put Option related thereto.

     A holder of QUIPS may exercise the right referred to above by presenting and surrendering the certificate evidencing such QUIPS, at the offices of the Property Trustee, with the form of "Notice to Require Exercise of Junior Subordinated Debenture Put Option" on the reverse side of the certificate completed and executed as indicated, by 10:00 a.m., New York City time, on the applicable Put Date. If such right is properly exercised, the applicable Junior Subordinated Debentures will be distributed to an agent for the holder appointed by the Company for such purpose (the "Put Agent", who shall, if the right is exercised on the Stock Purchase Date, be the Collateral Agent), and the Put Agent will then exercise by the Put Agent on behalf of such holder the Junior Subordinated Debenture Put Option related thereto on behalf of the holder.

  LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     The Trust shall automatically dissolve upon the first to occur of: (a) certain events of bankruptcy, dissolution or liquidation of the Company or the Trust; (b) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and wholly within the discretion of the Company, as Sponsor); (c) redemption of all of the Trust Securities as described under "-- Mandatory Redemption" above; (d) expiration of the term of the Trust; and
(e) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in clauses (a), (b), (d) or (e) of the preceding paragraph, the Trust shall be liquidated by the Administrators as expeditiously as practicable by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the QUIPS and the Common Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a priority over the Common Trust Securities. See "-- Subordination of Common Trust Securities" below.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (a) the Trust Securities will no longer be deemed to be outstanding, (b) each registered global certificate, if any, representing Trust Securities and held by the Depositary or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (c) any certificates representing Trust Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrators or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

  REDEMPTION PROCEDURES

     The QUIPS shall be redeemed at the Final Redemption Price with the proceeds from the contemporaneous repayment of the Junior Subordinated Debentures. The redemption of QUIPS shall be made and the Final Redemption Price shall be payable on the QUIPS and Debenture Maturity Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price.

     If the Trust gives a notice of redemption in respect of the QUIPS, then, by 12:00 noon, New York City time, on the QUIPS and Debenture Maturity Date, to the extent funds are legally available, with respect to the QUIPS held by the Depositary or its nominees, the Property Trustee will pay or cause the Paying Agent to pay the Final Redemption Price to the Depositary. With respect to the QUIPS held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the QUIPS funds sufficient to pay or cause the Paying Agent to pay the Final Redemption Price to the holders thereof upon surrender of their certificates evidencing the QUIPS. See "-- Payment and Paying Agency" below. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Final Redemption Price, then all rights of the holders of the QUIPS will cease, except the right of the holders of QUIPS to receive the Final Redemption Price, but without interest on the Final Redemption Price, and the QUIPS will cease to be outstanding. In the event that the QUIPS and Debenture Maturity Date is not a Business Day, then the Final Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the Final Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "-- Description of the Guarantee", Distributions on the QUIPS will accumulate on the Final Redemption Price at the QUIPS Distribution Rate from the QUIPS and Debenture Maturity Date to the date the Final Redemption Price is actually paid.

  SUBORDINATION OF COMMON TRUST SECURITIES

     Payment of Distributions on, and the Final Redemption Price of, the QUIPS and the Common Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the QUIPS and Common Trust Securities; provided, however, that if on any Distribution Date or QUIPS and Debenture Maturity Date a Debenture Event of Default (solely as the result of an event described in clauses (a), (b) or (c) thereto) shall have occurred and be continuing, no payment of any Distribution on, or Final Redemption Price of, any of the Common Trust Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Trust Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding QUIPS for all Distribution periods terminating on or prior thereto or, in the case of the QUIPS and Debenture Maturity Date, the full amount of the Final Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Final Redemption Price of, the QUIPS then due and payable.

     In the case of any Event of Default, the Company as holder of the Common Trust Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the QUIPS, and only the holders of the QUIPS will have the right to direct the Property Trustee to act on their behalf.

  EVENTS OF DEFAULT; NOTICE

     The occurrence of a Debenture Event of Default (see "-- Description of the Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Declaration; provided that pursuant to the Declaration, the holder of the Common Trust Securities will be deemed to have waived any Event of Default with respect to such Common Trust Securities until all Events of Default with respect to the QUIPS have been cured, waived or otherwise eliminated. Until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the QUIPS and only the holders of such QUIPS will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in QUIPS Liquidation Amount of the QUIPS will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures after the holders of a majority in QUIPS Liquidation Amount of QUIPS have so directed the Property Trustee, a holder of record of such QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the respective dates such interest or principal is payable (after giving effect to any Extension Period), then a holder of record of QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may institute a Direct Action against the Company for payment to such holder of the portion of such principal or interest attributable to Junior Subordinated Debentures having a principal amount equal to the aggregate QUIPS Liquidation Amount of the QUIPS held by such holder (or underlying such holder's Normal Units). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of QUIPS or Normal Units under the Declaration to the extent of any payment made by the Company to such holder of QUIPS or Normal Units in such Direct Action; provided, however, that no such subrogation right may be exercised so long as an Event of Default has occurred and is continuing. The holders of QUIPS will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

     Upon occurrence of an Event of Default, the Property Trustee, so long as it is the sole holder of Junior Subordinated Debentures, will have the right under the Indenture to declare the principal of (or premium, if any) and interest on the Junior Subordinated Debentures to be immediately due and payable.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the QUIPS, the Administrators and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a preference over the Common Trust Securities as described under "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "-- Subordination of Common Trust Securities" above.

  REMOVAL OF ISSUER TRUSTEES AND ADMINISTRATORS

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Trust Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in QUIPS Liquidation Amount of the outstanding QUIPS. In no event will the holders of the QUIPS have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Company as the holder of the Common Trust Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

  MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee or the Delaware Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

  MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE
TRUST

     The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any company or other Person, except as described below or as otherwise described under "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures". The Trust may, at the request of the Company, as Sponsor and holder of the Common Trust Securities, but without the consent of the holders of the QUIPS, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (a) such successor entity either (i) expressly assumes all of the obligations of the Trust with respect to the QUIPS or (ii) substitutes for the QUIPS other securities having substantially the same terms as the QUIPS (the "Successor Securities") so long as the Successor Securities rank the same as the QUIPS rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (b) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (c) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the QUIPS are then listed or quoted, if any, (d) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the QUIPS (including any Successor Securities) or Units to be downgraded by any nationally recognized statistical rating organization, if then so rated,
(e) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect, (f) such successor entity has a purpose substantially identical to that of the Trust, (g) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (i) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect, (ii) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and (iii) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust or the successor entity will continue to be classified as a grantor trust for United States Federal income tax purposes and
(h) the Company or any permitted successor or assignee owns all of the common trust securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

  VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "-- Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the QUIPS will have no voting rights.

     The Declaration may be amended from time to time by the Company and the Property Trustee, without the consent of the holders of the QUIPS, (a) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (b) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Declaration pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company (a) with the consent of holders of QUIPS (or Normal Units) representing a majority (based upon QUIPS Liquidation Amount) of the outstanding QUIPS and (b) upon receipt by the Property Trustee of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Trust to be classified as an association taxable as a corporation or affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each affected holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities (including payment of the Applicable Put Price) or otherwise adversely affect the amount of any Distribution or other payment (including payment of the Applicable Put Price) required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (a) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (b) waive certain past defaults under the Indenture, (c) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (d) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of QUIPS (or Normal Units) representing a majority in QUIPS Liquidation Amount of all outstanding QUIPS; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the QUIPS (or Normal Units). The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the QUIPS (or Normal Units) except by subsequent vote of such holders. The Property Trustee shall notify each holder of QUIPS (or Normal Units) of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or as other than a grantor trust for United States income tax purposes on account of such action.

     Any required approval of holders of QUIPS (or Normal Units) may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of QUIPS (or Normal Units) are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of QUIPS (or Normal Units) in the manner set forth in the Declaration.

     No vote or consent of the holders of QUIPS (or Normal Units) will be required for the Trust to redeem and cancel the QUIPS in accordance with the Declaration.

     Notwithstanding that holders of the QUIPS (or Normal Units) are entitled to vote or consent under any of the circumstances described above, any of the QUIPS (or Normal Units) that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  FORM AND BOOK ENTRY PROCEDURES

     As long as the QUIPS constitute Pledged Securities, the QUIPS will be represented by a single certificate and held for the benefit of the holders of the Normal Units. If the QUIPS cease to constitute Pledged Securities, the QUIPS may be represented by one or more QUIPS in registered, global form registered in the name of the Depositary or its nominee. The depositary arrangements for the QUIPS are expected to be substantially similar to those in effect for the Units. For a description of the Depositary and the terms of the depositary arrangements, see "-- Book Entry System".

  PAYMENT AND PAYING AGENCY

     If the QUIPS cease to constitute Pledged Securities, payments in respect of the QUIPS held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the QUIPS that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any additional paying agent chosen by the Property Trustee and acceptable to the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee (if not Paying Agent) and the Administrators. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrators shall appoint a successor (which shall be a bank or trust company acceptable to the Administrators and the Company) to act as Paying Agent.

  REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the QUIPS.

     Registration of transfers of the QUIPS will be effected without charge by or on behalf of the Trust but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of any QUIPS after they have been called for redemption.

  INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if repayment or adequate indemnity is not reasonably assured to the Property Trustee.

  MISCELLANEOUS

     The Administrators are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrators are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrators determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

  GENERAL

     The Junior Subordinated Debentures are to be issued under the Indenture. Chase Manhattan Bank and Trust Company, National Association will initially act as Debenture Trustee under the Indenture. The Indenture will be qualified under the Trust Indenture Act.

     The Junior Subordinated Debentures will mature on the QUIPS and Debenture
Maturity Date of                , 2003. The Junior Subordinated Debentures will
not be redeemable at the option of the Company prior to the QUIPS and Debenture Maturity Date.

     The Junior Subordinated Debentures will bear interest from their first date of issuance at a rate that is equal to the QUIPS Distribution Rate payable quarterly in arrears on the Quarterly Payment Dates (each, an "Interest Payment Date"), to the holders of the Junior Subordinated Debenture on the relevant record dates, which, unless the Junior Subordinated Debentures are distributed upon liquidation of the Trust and are issued in certificated form, will be one Business Day prior to the relevant Interest Payment Date. Until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The term "interest", as used in this Description of the Junior Subordinated Debentures, shall include any Additional Sums (as defined herein) payable on the Junior Subordinated Debentures.

     The Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See "-- Subordination" below.

  OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not extending beyond the QUIPS and Debenture Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon accrued at the Deferral Rate, compounded on each succeeding Interest Payment Date). During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States Federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences -- Interest Received on the QUIPS".

     During any such Extension Period, the Company may not take any of the prohibited actions described in the first paragraph under "-- Certain Covenants of the Company".

     Prior to the expiration of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to extend beyond the QUIPS and Debenture Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrators and the Debenture Trustee written notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (a) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period, (b) the date the Trust is required to give notice to any securities exchange or to holders of QUIPS of the record date or the date such Distributions are payable and (c) such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of the QUIPS. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

  ADDITIONAL SUMS

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

     "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding QUIPS and Common Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

     A "Tax Event" means the receipt by the Company and the Trust of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which (a) amendment or change is effective or (b) such pronouncement or decision is announced, on or after the date of original issuance of the Junior Subordinated Debentures, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures or
(ii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     In lieu of paying Additional Sums on the Junior Subordinated Debentures the Company may dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. See "-- Description of the QUIPS -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures".

  JUNIOR SUBORDINATED DEBENTURE PUT OPTIONS

     Each holder of Junior Subordinated Debentures will have the right (a "Junior Subordinated Debenture Put Option") to require the Company to repurchase such Junior Subordinated Debentures, in whole or in part, on either Put Date, for a purchase price equal to the Applicable Put Price for such Junior Subordinated Debentures. The Trust will covenant in the Declaration that it will not exercise any Junior Subordinated Debenture Put Option (although it may distribute Junior Subordinated Debentures to a Put Agent in connection with the exercise by a holder of QUIPS or the Put Agent on behalf of such holder of such holder's right to require the Trust to do so, as contemplated under "-- Description of the QUIPS -- Right to Exercise Junior Subordinated Debenture Put Options" above).

     Each holder of Junior Subordinated Debentures or the Put Agent on behalf of such holder may exercise the Junior Subordinated Debenture Put Option related to such securities by presenting and surrendering the certificate evidencing such securities, at the offices of the Debenture Trustee, with the form of "Notice of Exercise of Put Right" on the reverse side of the certificate completed and executed as indicated, by 10:00 a.m., New York City time, on the applicable Put Date.

     "Applicable Put Price" for any Junior Subordinated Debentures will be:

          (a) if the Put Date is the Stock Purchase Date, the aggregate principal amount of such Junior Subordinated Debentures plus unpaid interest accrued thereon to but not including the Put Date; or

          (b) if the Put Date is the Final Put Date, (i) the Effective Call Option Price for such Junior Subordinated Debentures plus interest thereon for the period from and including the Call Option Expiration Date to but excluding the Put Date at a floating rate per annum equal to the Applicable Three-Month LIBOR Rate (as defined in the Indenture) as in effect from time
     to time during such period plus      basis points (compounded on the Stock
     Purchase Date), minus (ii) the aggregate amount of interest paid on such Junior Subordinated Debentures after the Call Option Expiration Date and on or before the Final Put Date plus interest on each such interest payment for the period from and including the date of receipt of such payment to but excluding the Put Date at a rate per annum equal to the LIBOR Rate for such period prevailing on such date of receipt.

     For purposes of the foregoing:

          "Effective Call Option Price" for any Junior Subordinated Debentures means (a) the aggregate principal amount of such Junior Subordinated Debentures plus 90 days of simple interest thereon at the QUIPS Distribution Rate, all discounted to present value at the Call Option Expiration Date at a discount rate equal to the 3-Month Treasury Rate (as defined in the

     Indenture) prevailing on the Call Option Expiration Date (i.e., divided by one plus such 3-Month Treasury Rate (expressed as a decimal between 0 and 1)) plus (b) the aggregate amount of deferred interest payments on such Junior Subordinated Debentures accrued to but not including the Call Option Expiration Date.

  CERTAIN COVENANTS OF THE COMPANY

     The Company will covenant that it will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (c) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than, in the case of clauses (a), (b) and (c), (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company,
(ii) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(iii) payments under the Guarantee, (iv) as a result of a reclassification of the Company's capital stock solely into shares of one or more classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (vi) purchases of common stock in connection with the satisfaction by the Company of its obligations under any of the Company's benefit plans for its and its subsidiaries' directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time (x) a Debenture Event of Default shall have occurred and be continuing, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Company shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and not yet terminated.

     The Company will also covenant (a) to maintain 100 percent ownership of the Common Trust Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Trust Securities, (b) to use its reasonable efforts to cause the Trust (i) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust and (ii) to continue not to be classified as an association taxable as a corporation or a partnership for United States Federal income tax purposes and (c) to use its reasonable efforts to cause each holder of Trust Securities (or, for so long as Trust Securities constitute Pledged Securities, Units) to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

  DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default"(whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

          (b) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, by declaration of acceleration of maturity or otherwise; or

          (c) failure to pay the Applicable Put Price when due upon exercise of a Junior Subordinated Debenture Put Option; or

          (d) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

          (e) certain events of bankruptcy, insolvency or reorganization of the Company.

     Prior to any declaration accelerating the maturity of the Junior Subordinated Debentures, the holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holder or holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures (which, prior to any liquidation or dissolution of the Trust, will be the Property Trustee) affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default except a default in the payment of principal, premium, if any, interest or Applicable Put Price in respect of Junior Subordinated Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal (and any matured payments of Applicable Put Price) due otherwise than by acceleration has been deposited with the Debenture Trustee), or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

     The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

     The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures (except a Debenture Event of Default in payment of principal, premium, if any, interest or Applicable Put Price in respect of Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of such holders to do so.

  ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF QUIPS

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the due date (after giving effect to any Extension Period), a holder of record of QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may institute a Direct Action. See "-- Description of the QUIPS -- Events of Default; Notice". The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the QUIPS (or, for so long as QUIPS underlie Normal Units, the holders of all the Normal Units).

     The holders of the QUIPS will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures.

  CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

  MODIFICATION OF THE INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures). The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (a) change the QUIPS and Debenture Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon (other than a permitted deferral of interest during an extension period), (b) change any of the terms or conditions of the Junior Subordinated Debenture Put Options or the Applicable Put Price, or (c) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture.

  SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (a) have become due and payable or (b) will become due and payable at maturity within one year and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the QUIPS and Debenture Maturity Date, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

  SUBORDINATION

     The obligations of the Company under the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     No payments on account of principal of, premium, if any, or interest on the Junior Subordinated Debentures (including payments on exercise of Junior Subordinated Debenture Put Options) may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     Notwithstanding the foregoing, amounts that would be due and payable by the Company to holders of Units in the absence of the foregoing subordination provisions may be applied by such holders to offset their obligations under their respective Purchase Contracts.

     "Senior Indebtedness" shall mean, with respect to the Company, (a) the principal, premium, if any, and interest in respect of (i) indebtedness of the Company for money borrowed and (ii) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company, including, without limitation, any current or future indebtedness under any indenture (other than the Indenture) to which the Company is party, (b) all capital lease obligations of the Company, (c) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (d) all obligations of the Company for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (e) all obligations of the type referred to in clauses (a) through (d) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise and (f) all obligations of the type referred to in clauses (a) through (e) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (x) any indebtedness between or among the Company or any affiliate of the Company, (y) any other debt securities issued pursuant to the Indenture and guarantees in respect of those debt securities and (z) any indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debentures, including any junior subordinated debt securities issued in the future with subordination terms substantially similar to the Junior Subordinated Debentures. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent the Company is a creditor of the subsidiary recognized as such.

     The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur indebtedness constituting Senior Indebtedness.

  FORM AND BOOK ENTRY PROCEDURES

     If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities and do not constitute Pledged Securities with respect to the Units, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of the Depositary or its nominee. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Units. For a description of the Depositary and the terms of the depositary arrangements, see "-- Book Entry System".

  PAYMENT AND PAYING AGENTS

     Payment of principal of and premium, if any, and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each place of payment for the Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debenture (or the Applicable Put Price therefor) and remaining unclaimed for two years after such principal and premium, if any, or interest (or Applicable Put Price) has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

  GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

  INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF THE GUARANTEE

  GENERAL

     The Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the QUIPS for the benefit of the holders from time to time of the QUIPS. Chase Manhattan Bank and Trust Company, National Association will initially act as Guarantee Trustee under the Guarantee. The Guarantee will be qualified under the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the QUIPS.

     The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the QUIPS, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the QUIPS, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (a) any accumulated and unpaid Distributions required to be paid on QUIPS, to the extent the Trust has funds on hand legally available therefor and (b) the Final Redemption Price with respect to the QUIPS, to the extent that the Trust has funds on hand legally available therefor. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the QUIPS or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner provided therein to all Senior Indebtedness. See "-- Status" below.

     The Guarantee, when taken together with the Company's obligations under the Declaration, the Junior Subordinated Debentures and the Indenture, including its obligations to pay costs, expenses, debt and liabilities of the Trust (other than with respect to the Trust Securities), will provide in the aggregate, a full, irrevocable and unconditional guarantee of all of the Trust's obligations of payments due under the QUIPS. See "-- Relationship Among the QUIPS, the Junior Subordinated Debentures and the Guarantee".

     The Company also has agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to Common Trust Securities issued by the Trust to the same extent as the Guarantee, except that upon an Event of Default under the Declaration, holders of QUIPS shall have priority over holders of Common Trust Securities with respect to Distributions and payments on liquidation, redemption or otherwise.

  STATUS

     The Guarantee will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner provided therein, which is similar to extent and manner of subordination of the Junior Subordinated Debentures as described under "-- Description of the Junior Subordinated Debentures -- Subordination" above.

     The Guarantee is effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent the Company is a creditor of the subsidiary recognized as such.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the QUIPS. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the QUIPS of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur indebtedness constituting Senior Indebtedness.

  EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in QUIPS Liquidation Amount of the QUIPS will have the right to (a) waive any past event of default under the Guarantee and its consequences, whereby such event of default shall cease to exist and any event of default under the Guarantee arising therefrom shall be deemed to have been cured for every purpose of the Guarantee and (b) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the QUIPS may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

  CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any QUIPS remain outstanding, if there shall have occurred any event that is or would constitute an event of default under the Guarantee, that is continuing, or the Declaration, then the Company will not take any of the prohibited actions described under "-- Description of the Junior Subordinated Debentures -- Certain Covenants of the Company".

  AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the QUIPS (in which case no approval will be required), the Guarantee may not be amended without the prior approval of the holders of a majority in QUIPS Liquidation Amount of such outstanding QUIPS. The manner of obtaining any such approval will be as set forth under "-- Description of the QUIPS -- Voting Rights; Amendment of the Declaration". All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the QUIPS then outstanding.

  TERMINATION

     The Guarantee will terminate and be of no further force and effect upon full payment of the Final Redemption Price of the QUIPS, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the QUIPS or payment of the Applicable Put Price in respect of the Junior Subordinated Debentures. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the QUIPS must restore payment of any sums paid under the QUIPS or the Guarantee.

  INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee may be appointed or removed by the Guarantor without cause at any time, except during an event of default under the Guarantee. The Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of QUIPS, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company or its affiliates maintain certain business relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

  GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE QUIPS, THE JUNIOR SUBORDINATED DEBENTURES AND THE
GUARANTEE

  FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the QUIPS (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "-- Description of the Guarantee". If and to the extent that the Company does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the QUIPS. The Guarantee will not cover any such payment unless and until the Trust has sufficient funds for the payment therefor. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the QUIPS. The obligations of the Company under the Guarantee will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness.

  SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the QUIPS, primarily because: (a) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the aggregate liquidation amount of the QUIPS and Common Trust Securities;
(b) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the QUIPS Distribution Rate and Distribution and other payment dates for the Trust Securities; (c) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (d) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

  ENFORCEMENT OF RIGHTS OF HOLDERS OF QUIPS

     If the Company fails to make interest or other payments on the Junior Subordinated Debentures when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby the holders of the QUIPS (or, for so long as QUIPS underlie Normal Units, the holders of the Normal Units) may direct the Property Trustee to enforce its rights under the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures after a majority in liquidation amount of QUIPS have so directed the Property Trustee, a holder of record of the QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceedings against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal or interest on the Junior Subordinated Debentures on the respective dates such principal or interest is payable, after giving effect to any Extension Period, then a holder of record of QUIPS (or, for so long as QUIPS underlie

Normal Units, a holder of record of Normal Units) may institute a Direct Action for payment to such holder of the portion of such principal or interest attributable to Junior Subordinated Debentures having a principal amount equal to the aggregate QUIPS Liquidation Amount of the QUIPS held by such holder (or underlying such holder's Normal Units). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of QUIPS (or Normal Units) under the Declaration to the extent of any payment made by the Company to such holder of QUIPS (or Normal Units) in such Direct Action; provided, however, that no such subrogation right may be exercised so long as an Event of Default has occurred and is continuing.

     In addition, a holder of QUIPS may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

  LIMITED PURPOSE OF THE TRUST

     The QUIPS will represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary or incidental thereto.

  RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of QUIPS and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of Units, QUIPS, Treasury Securities and Common Stock is based on the views of Thompson & Knight, P.C., counsel to the Company. No statutory, judicial or administrative authority directly addresses the tax treatment of Units or instruments similar to Units for U.S. federal income tax purposes. As a result, no assurance can be given that the Internal Revenue Service (the "IRS") will agree with the tax consequences described herein or that these consequences will not be successfully challenged. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS.

     The summary deals only with Units, QUIPS, Treasury Securities and Common Stock held as capital assets by purchasers who purchase in conjunction with the initial offering at the issue price and who or which are (i) citizens or residents of the United States, (ii) corporations or partnerships created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) estates the income of which is subject to United States federal income taxation without regard to source, or (iv) trusts if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. It does not address consequences to special classes of holders, including dealers in securities or currencies, financial institutions, insurance companies, tax-exempt entities, taxpayers subject to the alternative minimum tax, non-United States persons or taxpayers holding the Purchase Contracts, QUIPS, Treasury Securities or Common Stock as part of a "straddle" or a hedging or conversion transaction or other integrated investment. Moreover, the effect of any applicable estate and gift tax laws or state, local or foreign tax laws is not discussed. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS, INCLUDING THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, published rulings and court decisions, each as currently in effect and all of which are subject to change. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a holder of Units, QUIPS, Treasury Securities or Common Stock.

     This discussion assumes that, in connection with the formation of the Units, the Underwriters will be acting on behalf of the holders and will (a) sell the Call Options to the Call Option Holder and apply the proceeds from such sale (the "Call Premium", which term includes the proceeds received in respect of each of a holder's Units or the proceeds received in respect of all of a holder's Units as the context may require) together with the amount paid directly by the holders to the Underwriters (the "Purchase Price", which term includes the amount paid in respect of each of a holder's Units or the amount paid in respect of all of a holder's Units as the context may require) to the purchase of the QUIPS and (b) enter into the Purchase Contracts with the Company and that holders will assume the rights and obligations arising from these actions undertaken on their behalf.

CLASSIFICATION OF THE TRUST

     The Trust will, for U.S. federal income tax purposes, not be classified as an association taxable as a corporation. As a result, each holder of QUIPS will be required to include in gross income the items of income realized with respect to the holder's allocable share of the Junior Subordinated Debentures.

TREATMENT OF THE CALL PREMIUM

     A holder will not be subject to tax in respect of the receipt of the Call Premium at the time the Call Premium is received. Rather, the amount of the Call Premium will be included in the amount realized by a holder when the Call Options are exercised (see "-- Exercise of the Call Options and Ownership of Treasury Securities," below) or in the case of Normal Units sold prior to the exercise or expiration of the Call Options, when such Normal Units are sold (see "-- Sale or Disposition of Units," below). If the Call Options expire unexercised, the amount of the Call Premium will be taxable to the holder as short-term capital gain. Such short-term capital gain may, subject to certain limitations, be offset, however, by long-term capital loss recognized on maturity of the QUIPS (see "-- Sale or Retirement of the QUIPS or Junior Subordinated Debentures," below), or effectively offset by prior amortization of premium on the QUIPS. (See "-- Tax Basis of QUIPS," below).

TAX BASIS OF QUIPS

     The amount paid by a holder for a Unit, which, for U.S. federal income tax purposes, will equal the sum of the Purchase Price plus the amount of the Call Premium received by such holder and paid to the Company in partial payment of the Units, will be allocated between the QUIPS and the Purchase Contract included in such Unit in proportion to their respective fair market values at the time of purchase. Such allocation will establish each holder's initial tax basis in the QUIPS and the Purchase Contracts. Consistent with the documentation, and reasonably consistent with the facts and circumstances, the Company intends to take the position that, at the time of issuance of the Units, the fair market value of the Purchase Contracts equals zero, and the entire amount paid for the Units, including the Call Premium, is allocable to the QUIPS. The Company's position will be binding upon each holder unless the holder explicitly discloses a contrary position on a statement attached to the holder's timely filed U.S. federal income tax return for the taxable year in which the Units are acquired by such holder.

     Assuming the above allocation, the holder's basis in the QUIPS (and in the undivided beneficial interest in the Junior Subordinated Debentures represented by the QUIPS) will exceed the amount payable at maturity with respect to the QUIPS by the amount of the Call Premium. In general, this excess amount will be "bond premium," which, at the election of the holder, may be "amortized" over the life of the QUIPS. Because of the existence of the Call Options and the Junior Subordinated Debenture Put Options, however, there may be some uncertainty regarding the exact amount of bond premium and the period over which such premium may be amortized. As a result, holders who wish to make an election to amortize bond premium should consult their tax advisors.

     A holder who makes an election to amortize bond premium will reduce the amount of interest included in income each year with respect to the QUIPS by the amount of amortizable bond premium allocable to such year under currently applicable Treasury regulations, and the holder's basis in the QUIPS will be reduced by the same amount. As a result of such reduction in basis, such a holder may recognize a corresponding amount of capital gain, if and when the Call Option is exercised, equal to the excess of the amount realized from the sale of the QUIPS over the basis of the QUIPS. See "-- Exercise of the Call Option and Ownership of Treasury Securities," below. Holders should consult a tax advisor before making an election to amortize bond premium, as the election will generally apply to other debt instruments acquired at a premium by a holder.

INTEREST RECEIVED ON QUIPS

     Under applicable Treasury regulations, stated interest on a debt instrument is generally not "qualified stated interest" and, therefore, will give rise to OID unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or non-payment "remote."

     The Company has the right, at any time and from time to time during the term of the Junior Subordinated Debentures, to defer payments of interest by extending the interest payment period, provided that no Extension Period may extend beyond the QUIPS and Debenture Maturity Date.

During any Extension Period, the Company may not take any of the prohibited actions set forth under "Description of the Units -- Description of the Junior Subordinated Debentures -- Certain Covenants of the Company." The Company currently believes that the adverse impact that the imposition of such restrictions would have on the Company and on the value of its equity securities makes the likelihood of its exercising its right to defer payments of interest on the Junior Subordinated Debentures remote. Based on the foregoing, the Company believes that the Junior Subordinated Debentures should not be considered to have been issued with OID, and, accordingly, a holder should include in gross income such holder's allocable share of interest on the Junior Subordinated Debentures as it is paid or accrued, in accordance with the holder's method of tax accounting.

     If the Company were to exercise its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures would be treated, solely for purposes of the OID rules, as being re-issued at such time with OID and the Junior Subordinated Debentures would be considered to have OID at all times thereafter. Under these rules, a holder of QUIPS would be required to include OID in income as ordinary income, on a current basis, over the period that the QUIPS were held, even though the Company would not make any actual cash payments during the Extension Period. The amount of OID includable in the taxable income of a holder of QUIPS would be determined on the basis of a constant yield method over the remaining term of the instruments, and the actual payment of stated interest on the Junior Subordinated Debentures would not be separately reported as taxable income. Any OID included in income would increase such holder's tax basis in the QUIPS, and actual payments would reduce such tax basis.

     Because income with respect to the QUIPS will constitute interest for U.S. federal income tax purposes, corporate holders of Units will not be entitled to a dividends-received deduction in respect of such income.

CONTRACT FEES

     The holders of Units may be required to pay Contract Fees to the Company, or the Company may be required to pay Contract Fees to the holders of the Units, as specified under "Description of the Units -- General" above.

     There is no authority for the treatment of the Contract Fees under current law. In the event that the Company is required to pay Contract Fees to holders, the Company intends to file information returns on the basis that the Contract Fees are ordinary income to holders for the taxable year of receipt. Because any Contract Fees received by a holder will not constitute dividends for U.S. federal income tax purposes, corporate holders will not be entitled to a dividends-received deduction as a result of receiving such fees. Holders should consult their own tax advisors concerning the treatment of the Contract Fees, including the possibility that the Contract Fees may not be treated as current income to holders, but would instead reduce a holder's basis in the Common Stock received upon exercise of the Purchase Contracts, by analogy to the treatment of rebates. In the event the Company is required to pay Contract Fees to holders, the Company does not intend to deduct the Contract Fees, because it views them as a cost of issuing the Common Stock. Contract Fees received by a regulated investment company should be treated as income derived with respect to the company's business of investing in stock and securities.

     In the event that holders are required to pay Contract Fees to the Company, it is unlikely that holders will be entitled to a current deduction in respect of such payments. As a result, although the amount of cash distributions made to holders in respect of the QUIPS or other Pledged Securities will be reduced by the amount of Contract Fees payable to the Company, holders (including holders of Stripped Units) will nevertheless recognize ordinary income each quarter equal to the full amount of interest received or accrued with respect to the QUIPS or other Pledged Securities held by such holder, without a corresponding deduction for payment of the Contract Fees. Payment of the Contract Fees by holders will, however, effectively increase the basis of the Common Stock received under the Purchase Contract. See "-- Purchase of Common Stock under the Purchase Contract," below.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE TRUST

     If the Company exercises its right to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed, on a pro rata basis, to holders of QUIPS (or to the Collateral Agent on behalf of such holders), such distribution, under current law, would not be taxable to such holders and each holder's aggregate tax basis in the Junior Subordinated Debentures would be equal to such holder's aggregate tax basis in the QUIPS. A holder's holding period for the Junior Subordinated Debentures would include the period during which the QUIPS were held by such holder.

EXERCISE OF THE CALL OPTIONS

     Exercise of the Call Options will be a taxable event to holders of the QUIPS (including holders of Normal Units). As a result, such holders will recognize gain or loss equal to the difference between the amount realized from the exercise of the Call Options (less any amount attributable to accrued but unpaid interest) and the adjusted tax basis of the QUIPS. The amount realized from the exercise of the Call Options will equal the aggregate of the Call Premium and the fair market value of the Treasury Securities received.

     Assuming, however, that (a) the entire purchase price of a Unit is properly allocated to the QUIPS (see "-- Tax Basis of QUIPS" above), (b) the Purchase Price is equal to both the principal amount of the QUIPS and the principal amount of the Treasury Securities received by the holder, and (c) the holder has not elected to amortize bond premium with respect to the QUIPS (see "-- Tax Basis of QUIPS" above), a holder generally will not recognize any significant gain or loss as a result of the exercise of the Call Options, because the amount realized upon exercise of the Call Options (which will include the Call Premium) will be approximately equal to the holder's basis in the QUIPS (which will likewise include the Call Premium). See "-- Tax Basis of QUIPS," above. Any net gain or loss attributable to the difference between the fair market value of the Treasury Securities and the principal amount of the QUIPS should in any event be effectively offset by net gain or loss recognized upon maturity of the Treasury Securities, as discussed below.

     Any amount paid upon exercise of the Call Options attributable to accrued but unpaid interest with respect to the QUIPS will be taxable as interest income.

     A holder who has made an election to amortize bond premium with respect to the QUIPS will generally recognize gain upon sale of the QUIPS pursuant to exercise of the Call Options in an amount equal to the excess of the amount realized by the holder from the sale of the QUIPS over the holder's adjusted tax basis in the QUIPS at such time. Except to the extent attributable to accrued but unpaid interest, any such gain will be capital gain, and will be long-term capital gain if the holder has held the QUIPS for more than one year at the time of the disposition. Capital gain or loss will be taxed at a reduced rate for a holder who is not a corporation and who holds the QUIPS for more than one year and at a further reduced rate for a holder who is not a corporation and who holds the QUIPS for more than 18 months.

OWNERSHIP OF TREASURY SECURITIES

     A holder's initial basis in the Treasury Securities received as a result of the exercise of the Call Options will be equal to the fair market value of such Treasury Securities, determined as of the Call Settlement Date. In the case of a holder of Stripped Units, such holder's initial basis in any Treasury Securities purchased by such holder and deposited as Pledged Securities with the Collateral Agent generally will equal the amount paid for such Treasury Securities by such holder. Except to the extent any such Treasury Securities are "stripped" U.S. Treasury securities ("Stripped Treasury Securities"), the treatment of which is discussed in the immediately succeeding paragraph, (a) interest with respect to a holder's portion of the Treasury Securities will be taxable as ordinary income to such holder as it is received or accrued, in accordance with such holder's method of accounting for United States federal income tax purposes, and
(b) any gain realized by a holder at maturity of the Treasury Securities will generally be treated as capital gain, unless the Treasury Securities are considered to have more than a "de minimis" amount of market discount.

     A holder will be required to treat a Stripped Treasury Security acquired by such holder (including any Stripped Treasury Security received by a holder of Normal Units as a result of the exercise of the Call Options) as a bond that was originally issued on the date acquired by such holder. Stripped Treasury Securities (other than Stripped Treasury Securities with a remaining term of one year or less) will be considered to have OID in an amount equal to the difference between the amount payable on such security and the holder's initial basis in such security (determined as described in the immediately preceding paragraph). As a result, a holder who acquires a Stripped Treasury Security (other than a Stripped Treasury Security with a remaining term of one year or less) will be required to include OID in income as ordinary income over the remaining term of such security and will increase its basis in the Stripped Treasury Security by the amount of OID included in income with respect to such security.

     Stripped Treasury Securities with a remaining term of one year or less ("Short-term Stripped Treasury Securities") generally should be considered to have "acquisition discount" in an amount equal to the difference between the principal amount of the Short-term Stripped Treasury Security and the taxpayer's basis in the Short-term Stripped Treasury Security. A holder (other than a holder on the accrual method of accounting or a holder who elects to accrue such acquisition discount into income over the remaining term of the Short-term Stripped Treasury Security) generally will recognize ordinary income upon maturity of the Short-term Stripped Treasury Security equal to the amount of such acquisition discount.

SALE OR DISPOSITION OF UNITS

     A holder will generally recognize gain or loss upon the sale or other disposition of Units. Such gain or loss will be separately calculated with respect to the QUIPS, Junior Subordinated Debentures, or Treasury Securities, as the case may be, and the related Purchase Contracts comprising such Units by allocating the sum of any cash and the fair market value of any property received between the two components in proportion to their respective fair market values. The amount considered to be received by a holder of Normal Units with respect to the sale of the QUIPS or Junior Subordinated Debentures underlying such Normal Units will include the value of the assumption of the holder's obligations under the Call Options, which, in the absence of any means of independent valuation, will likely be deemed to equal the amount of the Call Premium previously received by such holder. See "-- Treatment of the Call Premium" above.

     The amount of gain or loss with respect to each component will equal the difference between the consideration so allocated to each component (reduced, in the case of the QUIPS, Junior Subordinated Debentures or Treasury Securities, by any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income) and the holder's adjusted tax basis in the respective components. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holder held the respective components for more than one year at the time of such sale or disposition. Capital gain or loss will be taxed at a reduced rate for a holder who is not a corporation and who holds the respective components for more than one year and at a further reduced rate for a holder who is not a corporation and who holds the respective components for more than 18 months.

     In general, application of the principles set out above should effectively cause holders of Normal Units to recognize gain or loss upon a sale or disposition of such Normal Units prior to the exercise or expiration of the Call Options in an amount equal to the difference between (a) the amount received from the sale of the Normal Units and (b) the Purchase Price, increased by the amount of any Contract Fees paid to the Company and any accrued but unpaid OID on the QUIPS or Junior

Subordinated Debentures and decreased by (i) the amount of any Contract Fees received by the holder and not yet included in income and (ii) the amount of any amortization of bond premium.

SALE OR RETIREMENT OF THE QUIPS OR JUNIOR SUBORDINATED DEBENTURES

     If the Call Options are not exercised by the Call Option Holder, a holder will recognize gain or loss on the sale or retirement of the QUIPS or Junior Subordinated Debentures (including in either case a sale pursuant to the exercise of a Junior Subordinated Debenture Put Option) in an amount equal to the difference between the amount realized on the sale or retirement of the QUIPS or Junior Subordinated Debentures (less any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income) and the holder's adjusted tax basis in the QUIPS or Junior Subordinated Debentures at such time. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holder has held the QUIPS or Junior Subordinated Debentures for more than one year at the time of the disposition. Capital gain or loss will be taxed at a reduced rate for a holder who is not a corporation and who holds the QUIPS or Junior Subordinated Debentures for more than one year and at a further reduced rate for a holder who is not a corporation and who holds the QUIPS or Junior Subordinated Debentures for more than 18 months.

PURCHASE OF COMMON STOCK UNDER THE PURCHASE CONTRACTS

     Assuming that the initial basis of the Purchase Contracts will be zero (see "-- Tax Basis in QUIPS," above), the tax basis of the Common Stock acquired under a Purchase Contract will equal the amount of cash paid to purchase such Common Stock (including cash applied by the Collateral Agent upon exercise of the related Junior Subordinated Debenture Put Option or maturity of the related Treasury Securities), increased by the amount of any Contract Fees paid by the holder (as discussed above under "-- Contract Fees") and decreased by (a) the amount of any Contract Fees received by the holder and not previously included in income and (b) the amount of any cash received in lieu of fractional shares of Common Stock. A holder will recognize capital gain or loss upon receipt of cash in lieu of fractional shares of Common Stock equal to the difference between the amount of cash received and the holder's basis in such fractional shares. A holder's holding period in the Common Stock purchased pursuant to the Purchase Contract will begin on the day after the purchase of such Common Stock.

OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACTS

     Assuming that the Company has current or accumulated earnings and profits at least equal to the amount of the dividends, a holder will include a dividend on the Common Stock in income when paid, and the dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate holder which meets the holding period and other requirements for the dividends received deduction.

     Upon the sale, exchange or other disposition of Common Stock, the holder will recognize gain or loss equal to the difference between the holder's tax basis in the Common Stock and the amount realized on the disposition. The gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holder has held the stock for more than one year at the time of disposition. Capital gain or loss will be taxed at a reduced rate for a holder who is not a corporation and who holds the Common Stock for more than one year and at a further reduced rate for a holder who is not a corporation and who holds the Common Stock for more than eighteen months.

ADJUSTMENT OF SETTLEMENT RATE

     Holders of Units might be treated as receiving a constructive distribution from the Company if (a) the Settlement Rate is adjusted and as a result of such adjustment, the proportionate interest of holders of Units in the assets or earnings and profits of the Company is increased, and (b) the adjustment is not made pursuant to a reasonable antidilution formula. An adjustment in the

Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate is likely to be taxable to holders of Units as a dividend to the extent of the current or accumulated earnings and profits of the Company. Holders of Units would be required to include their allocable share of such constructive dividends in gross income but would not receive any cash related thereto.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, (a) the Company has agreed to enter into the Purchase Contracts with each of the Underwriters named below (the "Underwriters") underlying the respective number of Units set forth opposite its name below, (b) the Company and the Trust have agreed to sell to each of the Underwriters the QUIPS underlying the respective number of Units set forth opposite its name below, and (c) each of such Underwriters has severally agreed to enter into such Purchase Contracts with the Company, purchase such QUIPS from the Company and the Trust, pledge under the Pledge Agreement such QUIPS and sell (on behalf of the initial investors in the Units) to the Call Option Holder the Call Options with respect to such Units:

                                                               NUMBER
                        UNDERWRITER                           OF UNITS
                        -----------                           ---------
Goldman, Sachs & Co. .......................................
Credit Suisse First Boston Corporation......................
Morgan Stanley & Co. Incorporated...........................
                                                              ---------
          Total.............................................
                                                              =========

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to enter into Purchase Contracts, purchase and pledge QUIPS and sell Call Options with respect to all of the Units offered hereby, if any Purchase Contracts are entered into, QUIPS are taken and Call Options sold.

     The Underwriters propose to offer the Units in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a
concession of $          per Unit. The Underwriters may allow, and such dealers
may reallow, a concession not in excess of $          per Unit to certain
brokers and dealers. After the Units are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

     The Company and the Trust have granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to enter into Purchase
Contracts and purchase QUIPS underlying up to an aggregate of        additional
Units solely to cover over-allotments, if any. If Purchase Contracts underlying any such additional Units are entered into and QUIPS are purchased, the Underwriters would pledge under the Pledge Agreement such QUIPS and would sell to the Call Option Holder the Call Options underlying such Units. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such Units that the respective number of Units set forth opposite its name in the foregoing
table bears to the      Units offered hereby.

     The Company has agreed, subject to certain exceptions, that during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of any Common Stock (other than pursuant to employee stock option or purchase plans existing, or on the conversion or exchange of convertible or exchangeable securities or the exercise of warrants outstanding, on the date of this Prospectus) or any securities of the Company which are substantially similar to the Common Stock, or which are convertible into or exchangeable for, or otherwise represent the right to receive, Common Stock or any such other securities, without the prior written consent of the Underwriters, except for shares of Common Stock offered in connection with the offering made hereby and shares of Common Stock or such other securities issued as consideration in future acquisitions as long as either the entity to which the Company is issuing consideration for such acquisitions or, in the case of consideration being paid to shareholders of the acquired entity, all of the executive officers, directors, other affiliates and shareholders owning 5% or more of the equity of the entity being acquired, have agreed in writing to such 180-day restriction.

     The Units will be a new issue of securities with no established trading market. Application will be made to list the Normal Units on the NYSE. The Underwriters have advised the Company that they intend to make a market in the Normal Units, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Units.

     In connection with the offering made hereby, the Underwriters may purchase and sell the Units or Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering made hereby. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Units or Common Stock, as applicable; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Units than they are required to purchase from the Company and the Trust in the offering made hereby. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Units sold in the offering made hereby may be reclaimed by the Underwriters if such Units are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Units or the Common Stock, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

     In the ordinary course of their respective businesses, certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and commercial banking activities with the Company and its subsidiaries.

     The Company and the Trust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                           VALIDITY OF THE SECURITIES

     The validity of the Units, the QUIPS, the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Junior Subordinated Debentures and the Guarantee being offered hereby will be passed upon for the Company and the Trust by Thompson & Knight, P.C., Dallas, Texas. The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Junior Subordinated Debentures and the Guarantee being offered hereby will be passed upon for the Underwriters by Fulbright & Jaworski L.L.P., Houston, Texas. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Thompson & Knight, P.C., counsel to the Company.

                                    EXPERTS

     The consolidated financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS

                                                              PAGE
                                                              ----
3-D Acquisition.............................................     2
3-D Geophysical.............................................     2
4-D.........................................................     1
Acquisitions................................................     2
Additional Sums.............................................    52
Administrators..............................................    15
Aggregate Consideration Deliverable on Exercise of the Call
  Options...................................................     5
Applicable Market Value.....................................     4
Applicable Put Price........................................    53
Business Day................................................    41
Call Option.................................................     4
Call Option Agreement.......................................    33
Call Option Expiration Date.................................     4
Call Option Holder..........................................     4
Call Premium................................................    63
Call Settlement Date........................................    37
Closing Price...............................................    34
Code........................................................    63
Collateral Agent............................................     5
Common Stock................................................    iv
Common Trust Securities.....................................     7
Company.................................................Cover Page
Contract Fee Rate...........................................     4
Contract Fees...............................................     4
Debenture Event of Default..................................    54
Debenture Trustee...........................................     8
Declaration.................................................     3
Deferral Rate...............................................     7
Delaware Trustee............................................    15
Depositary..................................................    39
Direct Action...............................................    13
Direct Participants.........................................    40
Distribution Date...........................................    44
Distributions...............................................    44
EBITDA......................................................    10
E&PS........................................................     2
Effective Call Option Price.................................    53
Exchange Act................................................    ii
Extension Period............................................    44
FASB........................................................    24
Final Put Date..............................................    45
Final Redemption Price......................................    44
G&A.........................................................    22
Global Security Certificates................................    39
Guarantee...................................................     8
Guarantee Payments..........................................    59
Guarantee Trustee...........................................     8
Indenture...................................................     8
Indirect Participants.......................................    40
Interest Payment Date.......................................    51

                                                              PAGE
                                                              ----
Issuer Trustees.............................................     3
IRS.........................................................    12
Junior Subordinated Debentures..............................     7
Junior Subordinated Debenture Put Option....................    53
Like Amount.................................................    44
Liquidation Distribution....................................    45
Master Unit Agreement.......................................    33
Notes Offering..............................................     9
Norand......................................................  F-11
Normal Unit.................................................    32
NYSE(8).....................................................     9
OBC.........................................................     1
OID.........................................................    12
Participants................................................    39
Paying Agent................................................    50
Pledge Agreement............................................    33
Pledged Securities..........................................     5
Principal Agreements........................................    33
Property Account............................................    15
Property Trustee............................................    15
Purchase Contract...........................................     4
Purchase Price..............................................    63
Put Agent...................................................    45
Put Dates...................................................    45
Quarterly Payment Dates.....................................     3
QUIPS...................................................Cover Page
QUIPS and Debenture Maturity Date...........................     7
QUIPS Distribution Rate.....................................     7
QUIPS Liquidation Amount....................................     7
Registration Statement......................................   iii
R&T.........................................................    22
Securities Act..............................................    ii
Senior Indebtedness.........................................    57
Settlement Rate.............................................     3
SFAS........................................................    24
Short-term Stripped Treasury Securities.....................    67
Spin-off....................................................     1
Sponsor.....................................................     3
Stated Amount...............................................     3
Stock Purchase Date.........................................     3
Stripped Treasury Securities................................    67
Successor Securities........................................    48
Tax Event...................................................    53
Threshold Appreciation Price................................     3
Trading Day.................................................    34
Treasury Securities.........................................     5
Trust...................................................Cover Page
Trust Indenture Act.........................................     3
Trust Securities............................................     5
UBI.........................................................  F-11

                                                              PAGE
                                                              ----
Underwriters................................................     5
Unit Agent..................................................    33
Units.......................................................    33
UNOVA.......................................................   F-9
WAI.........................................................   F-7
WALS........................................................     2
Wedge Acquisition...........................................     2
Wedge Dia-Log...............................................     2
Western Geophysical Division................................     1

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Consolidated Statements of Income...........................  F-3
Consolidated Balance Sheets.................................  F-4
Consolidated Statements of Shareholders' Equity.............  F-5
Consolidated Statements of Cash Flows.......................  F-6
Notes to Consolidated Financial Statements..................  F-7

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Western Atlas Inc.

     We have audited the accompanying consolidated balance sheets of Western Atlas Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Western Atlas Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Houston, Texas
February 18, 1998 (March 9, 1998
  as to Note N)

                               WESTERN ATLAS INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            YEAR ENDED DECEMBER 31,
                                                     --------------------------------------
                                                        1997          1996          1995
                                                     ----------    ----------    ----------
Revenue                                              $1,658,150    $1,418,108    $1,282,927
                                                     ----------    ----------    ----------
Costs and expenses:
  Direct costs.....................................     962,683       834,635       742,901
  General and administrative.......................      66,758        72,004        71,730
  Research and technology..........................      59,153        54,810        59,843
  Depreciation, depletion, and amortization........     368,937       309,213       273,550
                                                     ----------    ----------    ----------
          Total costs and expenses.................   1,457,531     1,270,662     1,148,024
                                                     ----------    ----------    ----------
Operating profit...................................     200,619       147,446       134,903
                                                     ----------    ----------    ----------
Other income and expenses:
  Spin-off related costs...........................      (8,350)           --            --
  Interest income..................................       1,832         1,477         1,844
  Interest expense.................................     (42,856)      (32,386)      (33,539)
                                                     ----------    ----------    ----------
          Total other income and expenses..........     (49,374)      (30,909)      (31,695)
                                                     ----------    ----------    ----------
Earnings from continuing operations before taxes on
  income...........................................     151,245       116,537       103,208
Taxes on income....................................     (59,434)      (46,615)      (41,799)
                                                     ----------    ----------    ----------
  Earnings from continuing operations..............      91,811        69,922        61,409
Discontinued operations -- results of UNOVA, Inc.
  distributed to shareholders......................    (154,927)       55,743        38,430
                                                     ----------    ----------    ----------
  Net earnings (loss)..............................  $  (63,116)   $  125,665    $   99,839
                                                     ==========    ==========    ==========
Basic net earnings (loss) per share:
  Continuing operations............................  $     1.69    $     1.31    $     1.16
  Discontinued operations..........................       (2.85)         1.04           .72
                                                     ----------    ----------    ----------
          Total earnings (loss) per share..........  $    (1.16)   $     2.35    $     1.88
                                                     ==========    ==========    ==========
Diluted net earnings (loss) per share:
  Continuing operations............................  $     1.65    $     1.29    $     1.14
  Discontinued operations..........................       (2.78)         1.03           .72
                                                     ----------    ----------    ----------
          Total earnings (loss) per share..........  $    (1.13)   $     2.32    $     1.86
                                                     ==========    ==========    ==========
Shares used in computing net earnings (loss) per
  share:
     Basic.........................................      54,252        53,490        53,074
     Diluted.......................................      55,613        54,271        53,755

          See accompanying notes to consolidated financial statements.

                               WESTERN ATLAS INC.

                          CONSOLIDATED BALANCE SHEETS
             (IN THOUSANDS, EXCEPT PAR VALUE AND NUMBER OF SHARES)

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................  $   33,504   $   16,296
  Accounts receivable, less allowance for doubtful accounts
     of $27,853 (1997) and $19,831 (1996)...................     445,420      360,935
  Inventories...............................................      39,360       42,706
  Deferred tax assets.......................................      34,841       43,049
  Other current assets......................................      39,366       35,158
  Net assets of UNOVA, Inc. distributed to shareholders.....          --      574,508
  Due from UNOVA, Inc.......................................          --      109,574
                                                              ----------   ----------
          Total current assets..............................     592,491    1,182,226
Property, plant, and equipment, net of accumulated
  depreciation and depletion of $491,779 (1997) and $459,978
  (1996)....................................................     926,382      692,252
Multiclient geophysical data and other assets...............     479,654      325,238
Goodwill and other intangibles, net of accumulated
  amortization of $38,778 (1997) and $30,141 (1996).........     332,180      299,494
                                                              ----------   ----------
Total assets................................................  $2,330,707   $2,499,210
                                                              ==========   ==========
                        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities..................  $  260,627   $  257,070
  Payroll and related expenses..............................     111,108       97,147
  Notes payable and current portion of long-term debt.......     106,592       53,055
                                                              ----------   ----------
          Total current liabilities.........................     478,327      407,272
                                                              ----------   ----------
Long-term debt..............................................     701,530      450,589
                                                              ----------   ----------
Deferred tax liabilities....................................      11,157        8,435
                                                              ----------   ----------
Deferred revenue and other long-term obligations............     252,826      129,976
                                                              ----------   ----------
Commitments and contingencies
Shareholders' equity:
  Preferred stock -- $1 par value; 25,000,000 shares
     authorized.............................................          --           --
  Common stock -- $1 par value; 150,000,000 shares
     authorized, 54,587,518 (1997) and 53,705,712 (1996)
     issued and outstanding.................................      54,588       53,706
  Additional paid-in capital................................     685,283    1,146,066
  Retained earnings.........................................     150,502      291,458
  Cumulative currency translation adjustments...............          --       12,482
  Pension liability adjustments.............................      (3,506)          --
  Treasury stock, at cost -- 13,552 shares (1996)...........          --         (774)
                                                              ----------   ----------
          Total shareholders' equity........................     886,867    1,502,938
                                                              ----------   ----------
Total liabilities and shareholders' equity..................  $2,330,707   $2,499,210
                                                              ==========   ==========

          See accompanying notes to consolidated financial statements.

                               WESTERN ATLAS INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                             YEAR ENDED DECEMBER 31,
                                                      --------------------------------------
                                                         1997          1996          1995
                                                      ----------    ----------    ----------
Common stock, par value:
  Beginning of year.................................  $   53,706    $   53,235    $   52,925
  Stock options exercised...........................         541           434           310
  Shares issued for acquisitions....................         312            --            --
  Shares issued under stock purchase plan...........          29            37            --
                                                      ----------    ----------    ----------
  End of year.......................................  $   54,588    $   53,706    $   53,235
                                                      ==========    ==========    ==========
Additional paid-in capital:
  Beginning of year.................................  $1,146,066    $1,129,417    $1,119,889
  Stock options exercised...........................      23,399        14,771         9,528
  Spin-off of UNOVA, Inc............................    (513,112)           --            --
  Shares issued for acquisitions....................      27,067            --            --
  Shares issued under stock purchase plan...........       1,863         1,878            --
                                                      ----------    ----------    ----------
  End of year.......................................  $  685,283    $1,146,066    $1,129,417
                                                      ==========    ==========    ==========
Retained earnings:
  Beginning of year.................................  $  291,458    $  165,793    $   65,954
  Net earnings (loss)...............................     (63,116)      125,665        99,839
  Spin-off of UNOVA, Inc............................     (77,840)           --            --
                                                      ----------    ----------    ----------
  End of year.......................................  $  150,502    $  291,458    $  165,793
                                                      ==========    ==========    ==========
Cumulative translation adjustments:
  Beginning of year.................................  $   12,482    $    8,402    $    9,557
  Translation rate changes..........................      (3,699)        4,080        (1,155)
  Spin-off of UNOVA, Inc............................      (8,783)           --            --
                                                      ----------    ----------    ----------
  End of year.......................................  $       --    $   12,482    $    8,402
                                                      ==========    ==========    ==========
Pension liability adjustments:
  Beginning of year.................................  $       --    $       --    $       --
  Current year adjustment...........................      (3,506)           --            --
                                                      ----------    ----------    ----------
  End of year.......................................  $   (3,506)   $       --    $       --
                                                      ==========    ==========    ==========
Treasury stock, at cost:
  Beginning of year.................................  $     (774)   $       --    $       --
  Shares purchased..................................      (4,241)         (774)           --
  Shares issued under stock purchase plan...........       5,015            --            --
                                                      ----------    ----------    ----------
  End of year.......................................  $       --    $     (774)   $       --
                                                      ==========    ==========    ==========
Total shareholders' equity, end of year.............  $  886,867    $1,502,938    $1,356,847
                                                      ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                               WESTERN ATLAS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                     YEAR ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                 1997          1996         1995
                                                              -----------    ---------    ---------
Cash flows from operating activities:
  Net earnings from continuing operations...................  $    91,811    $  69,922    $  61,409
  Adjustments to reconcile net earnings from continuing
    operations to net cash provided by operating activities:
    Depreciation, depletion, and amortization...............      368,937      309,213      273,550
    Change in accounts receivable...........................      (79,363)     (47,978)     (42,665)
    Change in inventories...................................        4,825       (5,569)     (11,551)
    Change in other current assets..........................       (4,043)      31,681      (10,655)
    Change in accounts payable and accrued liabilities......         (970)      49,332      (38,329)
    Change in payroll and related expenses..................       13,961       10,367        5,644
    Change in deferred revenue..............................      122,132       39,501       18,494
    Reimbursement for shutdown of certain acquired
      operations............................................           --           --       20,000
    Other operating activities..............................        1,768       (6,852)       1,681
                                                              -----------    ---------    ---------
  Total from continuing operations..........................      519,058      449,617      277,578
  Net operating activities from discontinued operations.....       12,115       22,252       86,795
                                                              -----------    ---------    ---------
  Net cash provided by operating activities.................      531,173      471,869      364,373
                                                              -----------    ---------    ---------
Cash flows from investing activities:
  Capital expenditures......................................     (429,972)    (279,553)    (171,147)
  Cost of geophysical data acquired.........................     (275,055)    (195,922)    (152,336)
  Proceeds from sale of businesses..........................           --       12,051      122,000
  Acquisition of businesses, net of cash acquired...........      (55,358)        (890)     (20,100)
  Other investing activities................................        2,164       12,374       (6,371)
                                                              -----------    ---------    ---------
  Total from continuing operations..........................     (758,221)    (451,940)    (227,954)
  Net investing activities of discontinued operations.......     (406,319)       9,608      (25,249)
                                                              -----------    ---------    ---------
  Net cash (used in) investing activities...................   (1,164,540)    (442,332)    (253,203)
                                                              -----------    ---------    ---------
Cash flows from financing activities:
  Payment from UNOVA, Inc. .................................      109,574        2,855          352
  Proceeds from issuance of common stock....................       23,940       16,346        9,838
  Repayment of long-term obligations........................      (71,275)      (3,168)     (38,833)
  Proceeds from issuance of long-term debt..................      369,654        1,009        6,882
  Other financing activities................................        8,327        1,016         (960)
                                                              -----------    ---------    ---------
  Total from continuing operations..........................      440,220       18,058      (22,721)
  Net financing activities of discontinued operations.......      210,355      (44,513)     (88,139)
                                                              -----------    ---------    ---------
  Net cash provided by (used in) financing activities.......      650,575      (26,455)    (110,860)
                                                              -----------    ---------    ---------
Net increase in cash and cash equivalents...................       17,208        3,082          310
Cash and cash equivalents, beginning of year................       16,296       13,214       12,904
                                                              -----------    ---------    ---------
Cash and cash equivalents, end of year......................  $    33,504    $  16,296    $  13,214
                                                              ===========    =========    =========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest................................................  $    52,951    $  40,381    $  40,550
    Income taxes............................................  $    52,665    $   6,131    $  67,095
Supplemental schedule of non-cash investing and financing
  activities:
  Acquisitions of businesses -- :
    Fair value of assets acquired...........................  $    28,176    $      --    $      --
    Net cash acquired.......................................        2,528           --           --
    Liabilities assumed.....................................       (3,325)          --           --
                                                              -----------    ---------    ---------
    Stock issued in connection with acquisitions............  $    27,379    $      --    $      --
                                                              ===========    =========    =========

          See accompanying notes to consolidated financial statements.

                               WESTERN ATLAS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A: SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations. Western Atlas Inc. ("WAI" or the "Company") is a leading supplier of oilfield services and information technology to the worldwide oil and gas industry. The Company provides land and marine seismic, well-logging, and reservoir description and management services for a worldwide client base. The Company's principal customers are private sector and government-owned oil and gas companies, and approximately 68% of its revenue is generated by activities outside of the United States.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for each reporting period. Actual results could differ from those estimates.

     Principles of Consolidation. The consolidated financial statements include those of the Company, its subsidiaries, and companies in which WAI has a controlling interest (see Note B.) The equity method is used to account for investments in companies over which WAI has influence but not a controlling interest. All material intercompany transactions are eliminated in consolidation.

     Earnings Per Share. In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." The new standard simplifies the computation of earnings per share ("EPS") and increases comparability to international accounting standards. Under SFAS No. 128, "Primary" EPS is replaced by "Basic" EPS, which excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. "Diluted" EPS, which is computed similarly to the former "Fully Diluted" EPS, reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

     The Company was required to adopt the new standard in its year-end 1997 financial statements. As a result, the Company's reported earnings per share for 1996 and 1995 were restated. The effect of this accounting change on previously reported EPS data is as follows:

                                                              1996     1995
                                                              -----    -----
Primary EPS as originally reported..........................  $2.31    $1.85
Effect of SFAS No. 128......................................   0.04     0.03
                                                              -----    -----
Basic EPS as restated.......................................  $2.35    $1.88
                                                              =====    =====
Fully diluted EPS as originally reported....................  $2.30    $1.85
Effect of SFAS No. 128......................................   0.02     0.01
                                                              -----    -----
Diluted EPS as restated.....................................  $2.32    $1.86
                                                              =====    =====

     Cash Equivalents. The Company considers securities purchased within three months of their date of maturity to be cash equivalents.

     Inventories. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Revenue Recognition. Revenue is recognized when products are shipped or as services are performed.

                               WESTERN ATLAS INC.

     Multiclient Geophysical Data. Costs incurred in the creation of Company-owned multiclient geophysical data, included in multiclient geophysical data and other assets, are capitalized and amortized over the estimated revenue that the Company expects to realize from the licensing of such data. Advances received from customers in payment for specific contracts are included in deferred revenue.

     Research and Technology. Research and technology costs are charged to expense as incurred. Worldwide expenditures on research and development activities amounted to $59.2 million, $54.8 million and $59.8 million, in the years ended December 31, 1997, 1996, and 1995, respectively.

     Property, Plant, and Equipment. Investment in property, plant, and equipment is stated at cost. Depreciation, computed generally by the straight-line method for financial reporting purposes, is provided over the estimated useful lives of the related assets. During the fourth quarter of 1997, the Company extended the estimated useful lives of certain assets to more closely reflect management's current estimate of their expected lives. The effect of this change in accounting estimate resulted in an increase in the Company's earnings from continuing operations of $2.8 million or $0.05 basic earnings per share, for 1997. The Company uses the full cost method of accounting for its investment in oil and gas properties. Under this method, the Company capitalizes all acquisition, exploration, and development costs incurred for the purpose of finding oil and gas reserves. The Company computes the provision for depreciation, depletion, and amortization (DD&A) of oil and gas properties on a quarterly basis using the unit-of-production method based upon production and estimates of proved reserve quantities. The full cost accounting rules of the Securities and Exchange Commission include a reserve value ceiling test which requires a write-down if the ceiling is exceeded. The Company had write-downs of $12.5 million and $7.0 million during 1997 and 1996, respectively, due to ceiling test limitations.

     Income Taxes. The Company measures tax assets and liabilities based on a balance sheet approach. Tax assets and liabilities are stated at the tax rate in effect when the estimated assets and liabilities will be realized. See Note H for further discussion.

     Concentrations of Credit Risk. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk.

     Translation of Foreign Currencies. Financial statements of foreign subsidiaries are translated into U.S. dollars based on the functional currency of each business unit. For units whose local currency is the functional currency, asset and liability accounts are translated at rates in effect at the balance sheet date, and revenue and expense accounts are translated at rates approximating the actual rates on the dates of the transactions. Translation adjustments are included as a separate component of shareholders' equity. For units which have the U.S. dollar as the functional currency, inventories, cost of sales, property, plant, and equipment and related depreciation are translated at historical rates. Other asset and liability accounts are translated at rates in effect at the balance sheet date, and revenue and expenses (excluding cost of sales and depreciation) are translated at rates approximating the actual rates on the dates of the transactions. Translation adjustments are reflected in the Consolidated Statements of Income. At December 31, 1997, the U.S. dollar was the functional currency for substantially all of the Company's foreign operations.

     Goodwill and Other Intangibles. For financial statement purposes, goodwill is generally amortized using the straight-line method over its estimated useful life, not exceeding 40 years. The

                               WESTERN ATLAS INC.

Company assesses the recoverability of goodwill at the end of each fiscal year or more often as circumstances warrant. Factors considered in evaluating recoverability include management's plan with respect to the operations to which the goodwill relates, particularly the historical earnings and projected undiscounted cash flows of such operations.

     Dividends. No cash dividends were paid on Common Stock in the years ended December 31, 1997, 1996 and 1995.

     Environmental Costs. Provisions for environmental costs are recorded when the Company determines its responsibility for remedial efforts and such amounts are reasonably estimable.

     Reclassifications. Certain prior year amounts have been reclassified to conform to the current year presentation.

     New Accounting Standards. In 1997, the FASB issued SFAS No.130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components. Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 is effective for the Company beginning in 1998 and is expected to impact the Company's reporting of the excess of additional pension liability over recognized prior service cost. Currently these items are included as components of Shareholders' Equity.

     Also during 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes new requirements on the reporting of information about operating segments, products and services, geographic areas, and major customers. SFAS No. 131 is effective for the Company beginning in 1998. The Company is evaluating the impact of adopting SFAS 131 on the way it currently reports segment information.

NOTE B: DISCONTINUED OPERATIONS

     On May 4, 1997, the Company's Board of Directors approved, in principle, a plan to distribute (the "Spin-off") to WAI shareholders all of the outstanding common stock of UNOVA, Inc. ("UNOVA"), a wholly owned subsidiary of WAI. UNOVA was subsequently organized to own and conduct all of WAI's industrial automation systems operations, which include its automated data collection and manufacturing systems businesses. Pursuant to the Spin-off, on October 31, 1997 each WAI shareholder of record on October 24, 1997 received an equivalent number of shares of UNOVA common stock. The distribution of such stock was structured to be tax-free to WAI and its shareholders. Concurrent with the Spin-off, UNOVA repaid WAI for intercompany indebtedness totaling $230 million. WAI used the funds to repay certain short-term borrowings.

     In connection with the Spin-off, the Consolidated Financial Statements of WAI and related notes thereto were restated to present the operations of UNOVA as discontinued. Income (loss) from discontinued operations included interest expense allocated on the basis of debt levels assumed in the Spin-off. Corporate general and administrative costs of the Company were not allocated to UNOVA for any of the periods presented.

                               WESTERN ATLAS INC.

     Discontinued operations of UNOVA for the ten months ended October 31, 1997 and the years ended December 31, 1996 and 1995 are as follows:

                                                        1997        1996       1995
                                                      --------    --------    ------
                                                              (IN MILLIONS)
Net revenue.........................................  $1,201.1    $1,164.7    $942.9
Allocated interest expense..........................      17.2        11.5      12.2
Allocated interest income...........................       2.7         4.4       2.8
Income (loss) before income taxes...................  $ (122.7)   $   92.9    $ 64.6
Provision for income taxes..........................      32.2        37.2      26.2
                                                      --------    --------    ------
Total discontinued operations, net of income
  taxes.............................................  $ (154.9)   $   55.7    $ 38.4
                                                      ========    ========    ======

     Net assets of UNOVA as of October 31, 1997, the distribution date, and December 31, 1996 are as follows:

                                                           OCTOBER 31,    DECEMBER 31,
                                                              1997            1996
                                                           -----------    ------------
                                                                 (IN THOUSANDS)
Current assets...........................................  $  752,633      $  695,791
Non-current assets.......................................     586,886         378,002
                                                           ----------      ----------
          Total Assets...................................   1,339,519       1,073,793
                                                           ----------      ----------
Current liabilities......................................    (652,230)       (429,770)
Non-current liabilities..................................     (87,554)        (69,515)
                                                           ----------      ----------
          Total Liabilities..............................    (739,784)       (499,285)
                                                           ----------      ----------
Net Assets of UNOVA......................................  $  599,735      $  574,508
                                                           ==========      ==========

     Assuming the Spin-off had occurred on January 1, 1997, the pro forma effect on the Company's earnings from continuing operations is the reduction of general and administrative expenses of $9.9 million, net of tax, and spin-off related costs of $5.0 million, net of tax. These amounts would result in an increase of $.28 in basic earnings per share on a pro forma basis.

NOTE C: BUSINESS ACQUISITIONS, INVESTMENTS, AND DISPOSITIONS

     Acquisitions and Investments. The Company made several acquisitions and investments during the year ended December 31, 1997. In May 1997, the Company acquired Sungroup Energy Services Company, a Canadian well-logging, production testing, and completion services provider. During the fourth quarter of 1997, the Company completed the following acquisitions: Geosignal, Inc., a seismic data processing company; Seismic Resources, Inc., a provider of nonexclusive seismic surveys; and ParaMagnetic Logging, Inc., a well-logging research company. These acquisitions were made using Company common stock. Also in the fourth quarter of 1997, the Company used cash to purchase Heartland Kingfisher, Inc., a Canadian well-logging company. In 1995, the Company used cash to purchase 50% of PetroAlliance Services Company, Ltd., which offers seismic, well-logging, and integrated project services to local and international oil companies operating in the former Soviet Union.

     The purchase method of accounting was used to record all of these acquisitions. Their results of operations are included in the Consolidated Statements of Income from the acquisition dates. These acquisitions and several smaller acquisitions in 1995 and 1996 are integral to the Company's

                               WESTERN ATLAS INC.

goals, though not material in the aggregate to the Company's consolidated financial statements in any one year.

     The Company acquired Norand Corporation ("Norand") on March 3, 1997, and United Barcode Industries ("UBI") on April 4, 1997. These companies were integrated into the Company's industrial automation systems operations and included in the Spin-off. Both transactions were funded using a combination of committed credit facilities, short-term uncommitted credit lines and excess cash. The purchase method of accounting was used to record these acquisitions and, accordingly, the acquisition costs (approximately $280 million and $107 million for Norand and UBI, respectively) were allocated to the net assets acquired based upon their relative fair values. Such allocation assigned $203 million to in-process research and development activities, which was expensed in accordance with FASB Interpretation No. 4 during the second quarter.

     The Company also acquired the remaining 51% of Honsberg, a German machine tool maker, in the second quarter of 1997. The original 49% of Honsberg was acquired during 1995. In September 1997, the Company acquired the stamping, engineering, and prototyping division of Modern Prototype Company. These companies were also included in the Spin-off.

     Dispositions. The assets of the Company's seismic equipment manufacturing operations were sold during the second quarter of 1995 for approximately $122 million in cash. As part of the sales agreement, the Company entered into a commitment with the buyer to purchase $350 million of seismic and related equipment from the buyer. The remaining equipment purchase commitment is approximately $67 million as of December 31, 1997. The excess of the sales price over the net book value of the assets sold was deferred and is amortized as the Company purchases equipment from the buyer.

NOTE D: LONG-TERM DEBT AND FINANCIAL INSTRUMENTS

  Long-term Debt

     Long-term debt is summarized as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                 (IN THOUSANDS)
Commercial paper............................................  $135,250    $     --
Short-term notes payable, weighted average interest rate of
  6.25% (1997) and 10.58% (1996)............................   220,557       3,602
7.875% notes due 2004.......................................   250,000     250,000
8.55% debentures due 2024...................................   150,000     150,000
5.65% notes due 1997 and 1998...............................    48,461      96,921
Other, principally notes payable in installments through
  2002 with a weighted average interest rate of 7.56% at
  December 31, 1997.........................................     3,854       3,121
                                                              --------    --------
                                                               808,122     503,644
Less current portion........................................   106,592      53,055
                                                              --------    --------
Long-term debt..............................................  $701,530    $450,589
                                                              ========    ========

     In July 1997, the Company commenced a short-term commercial paper ("CP") program providing for the issuance of up to $400 million in aggregate maturity value of commercial paper at any given time. As of December 31, 1997, outstanding commercial paper borrowings totaled $135.3 million and interest rates on such borrowings ranged from 5.9% to 6.25% with an effective

                               WESTERN ATLAS INC.

weighted average interest rate of 6.05%. The CP program is secured by committed credit facilities with a group of banks that provide for $400 million in long-term committed credit reduced by the amount outstanding under the CP program. No amounts were outstanding under the long-term committed credit facilities at December 31, 1997 except those committed in support of the CP program. At December 31, 1997, $300 million in commercial paper and short-term obligations was reclassified as long-term debt as the Company intends to refinance such obligations on a long-term basis utilizing existing credit facilities.

     The Company maintains off-balance-sheet guarantees and letter-of-credit agreements. At December 31, 1997, the face values of these agreements totaled $153 million of which $84 million was related to contracts to build two seismic vessels. (See "Financial Instruments" below and Note K: "Litigation, Commitments and Contingencies.") The remaining credit arrangements are generally related to guarantees of future performance on contracts.

     At December 31, 1997, the Company was in compliance with its various debt covenants, which relate to the Company's incurrence of debt, mergers, consolidations, and sale of assets and require the Company to satisfy certain ratios related to tangible net worth, debt-to-equity and interest coverage.

  Aggregate Maturities of Debt

     Notes payable and long-term obligations at December 31, 1997 mature as follows, in thousands of dollars:

                         YEAR ENDED
                        DECEMBER 31,
                        ------------
  1998......................................................  $106,592
  1999......................................................       830
  2000......................................................       300
  2001......................................................       300
  2002......................................................   300,100
Thereafter..................................................   400,000
                                                              --------
                                                              $808,122
                                                              ========

  Financial Instruments

     The Company uses forward contracts for the purpose of reducing its exposure to adverse fluctuations in foreign exchange and interest rates. While these hedging instruments are subject to fluctuations in value, such fluctuations are generally offset by the value of the underlying exposure being hedged. The Company is not a party to leveraged derivatives and does not hold or issue financial instruments for speculative purposes.

     Foreign Currency Management -- From time to time, the Company enters into foreign currency forward contracts to hedge anticipated and firmly committed foreign currency transactions. At December 31, 1997, the Company had entered into foreign currency forward contracts with notional amounts of $88.9 million to primarily hedge the commitment to purchase two seismic vessels in 1999. The notional amounts are used to express the volume of these transactions and do not represent exposure to loss. The carrying value of the contracts was not significant. The fair value of the contracts, based on year-end quoted rates for purchasing contracts with similar terms and maturity dates, approximated carrying value and was also not significant. Foreign currency gains and losses for such purchases are deferred as part of the basis of the assets. The counterparties to the Company's forward contracts are major financial institutions. The credit ratings and concentra-

                               WESTERN ATLAS INC.

tion of risk of these financial institutions are monitored on a continuing basis and, in management's opinion, present no significant credit risk to the Company.

     Interest Rate Management -- The Company periodically enters into various financial instruments to manage its interest rate exposure. At December 31, 1997, the Company did not have any outstanding interest rate swap agreements.

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1997 and 1996:

                                              1997                    1996
                                      --------------------    --------------------
                                      CARRYING      FAIR      CARRYING      FAIR
                                       AMOUNT      VALUE       AMOUNT      VALUE
                                      --------    --------    --------    --------
Cash and cash equivalents...........  $ 33,504    $ 33,504    $ 16,296    $ 16,296
Long-term debt:
  Commercial paper..................   135,250     135,250          --          --
  Short-term notes payable..........   220,557     220,557       3,602       3,602
  7.875% notes due 2004.............   250,000     270,200     250,000     265,234
  8.55% debentures due 2024.........   150,000     181,375     150,000     170,170
  5.65% notes due 1997 and 1998.....    48,461      48,461      96,921      96,630
  Other debt........................     3,854       3,854       3,121       3,121

     The following methods and assumptions were used to estimate the fair value of the financial instruments summarized in the table above. The carrying values of accounts receivable, accounts payable, and payrolls and related expenses included in the accompanying Consolidated Balance Sheet approximated market value at December 31, 1997 and 1996.

     Cash and cash equivalents -- The carrying amounts approximated fair value due to the short maturity of these instruments.

     Long-term debt -- The fair values of the 7.875% and 5.65% notes and the 8.55% debentures were based on the quoted market price for similar issues. The carrying amount of the commercial paper, short-term notes payable, and other debt approximated fair value due to the short maturities and because the interest rates were reflective of market rates.

NOTE E: ACCOUNTS RECEIVABLE AND INVENTORIES

     Following are the details of accounts receivable:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                 (IN THOUSANDS)
Trade receivables...........................................  $440,748    $344,367
Notes receivable (see Note J)...............................     4,672      16,568
                                                              --------    --------
Total.......................................................  $445,420    $360,935
                                                              ========    ========

                               WESTERN ATLAS INC.

     Summarized below are the components of inventory balances:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Raw materials...............................................  $19,084    $20,377
Work in progress............................................   16,032     15,730
Finished goods..............................................    4,244      6,599
                                                              -------    -------
Total.......................................................  $39,360    $42,706
                                                              =======    =======

NOTE F: PROPERTY, PLANT, AND EQUIPMENT

     Investment in property, plant, and equipment consists of the following:

                                                                 DECEMBER 31,
                                                            -----------------------
                                                               1997         1996
                                                            ----------    ---------
                                                                (IN THOUSANDS)
Land......................................................  $   34,193    $  35,340
Buildings.................................................     142,973      131,087
Machinery and equipment...................................   1,130,594      952,730
Investment in E&P projects, full cost method..............     110,401       33,073
Less accumulated depreciation and depletion...............    (491,779)    (459,978)
                                                            ----------    ---------
Total.....................................................  $  926,382    $ 692,252
                                                            ==========    =========

     The net book value of assets utilized under capital leases was not material at December 31, 1997 and 1996.

     The range of estimated useful lives for determining depreciation and amortization of the major classes of assets are:

Buildings...................................................  10-45 years
Land improvements and building improvements.................   2-10 years
Machinery and equipment.....................................   2-20 years

     As of December 31, 1997, minimum rental commitments under noncancellable operating leases were, in thousands of dollars:

YEAR ENDING
DECEMBER 31,
------------
   1998............................................................   $ 8,177
   1999............................................................     6,517
   2000............................................................     4,021
   2001............................................................     1,222
   2002............................................................       569
   Thereafter......................................................     4,209
                                                                      -------
                                                                      $24,715
                                                                      =======

     Rental expense for operating leases, including amounts for short-term leases with nominal, if any, future rental commitments, was $111.7 million, $73.1 million, and $75.4 million, for the years ended December 31, 1997, 1996, and 1995, respectively. The minimum future rentals receivable under subleases and the contingent rental expenses were not significant.

                               WESTERN ATLAS INC.

NOTE G: SHAREHOLDERS' EQUITY

     The following table presents shares used in the computation of earnings per share:

                                                          YEAR ENDED DECEMBER 31,
                                                         --------------------------
                                                          1997      1996      1995
                                                         ------    ------    ------
                                                               (IN THOUSANDS)
Weighted average common shares outstanding (net of
  treasury shares).....................................  54,252    53,490    53,074
Additional potentially dilutive securities (equivalent
  in common stock).....................................   1,361       781       681
                                                         ------    ------    ------
          Total........................................  55,613    54,271    53,755
                                                         ======    ======    ======

  Stock Option Plans

     The Company has a stock option plan, which provides for the grant of incentive awards to officers and other key employees. Incentive awards are granted in the form of stock options at a price equal to the fair market value of the Company's common stock on the date of grant, at terms not exceeding 10 years. The Company also has a directors' stock option plan which provides for the grant of stock options to the Company's nonemployee directors. Under this plan, stock options are granted annually at the fair market value of the Company's common stock on the date of grant at terms not exceeding 12 years. The number of options so granted annually is fixed by the plan. Such options become fully exercisable on the first anniversary of their grant. Under these plans, there were 1,818,390 and 1,098,528 options exercisable as of December 31, 1997 and 1996, respectively, and 1,142,464 available for grant as of December 31, 1997.

     The following table summarizes the shares outstanding under the Company's stock option plans:

                                                                      WEIGHTED-AVERAGE
                                                          NUMBER       EXERCISE PRICE
                                                         OF SHARES       PER SHARE
                                                         ---------    ----------------
Outstanding at December 31, 1994.....................    2,751,993         $25.87
  Granted............................................      580,500          42.89
  Exercised..........................................     (310,839)         18.74
  Canceled...........................................     (154,270)         36.13
                                                         ---------
Outstanding at December 31, 1995.....................    2,867,384          29.54
  Granted............................................      614,600          58.03
  Exercised..........................................     (441,327)         17.64
  Canceled...........................................      (74,005)         39.47
                                                         ---------
Outstanding at December 31, 1996.....................    2,966,652          36.96
  Prior to the Spin-off --
     Granted.........................................    1,349,879          62.37
     Exercised.......................................     (466,910)         28.92
     Canceled........................................      (35,736)         51.10
  After the Spin-off --
     Spin-off adjustment.............................      884,290            N/A
     Exercised.......................................      (77,325)         15.66
     Canceled........................................         (895)         29.38
                                                         ---------
Outstanding at December 31, 1997.....................    4,619,955          38.37
                                                         =========

                               WESTERN ATLAS INC.

     In connection with the Spin-off, all employee and director options outstanding immediately prior to the Spin-off were adjusted by increasing the number of shares subject to the option and decreasing the exercise price per share so as to preserve the difference between the aggregate exercise price of the option and the aggregate market value of the shares subject to the option. Grants in 1997 include options to acquire 484,379 common shares with a weighted average exercise price of $39.42 which were acquired in the acquisition of Norand.

     Outstanding stock option data as of December 31, 1997:

                                  OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                    -----------------------------------------------   --------------------------
                     NUMBER     WEIGHTED-AVERAGE   WEIGHTED-AVERAGE   NUMBER    WEIGHTED-AVERAGE
RANGE OF EXERCISE      OF          REMAINING           EXERCISE         OF          EXERCISE
     PRICES          OPTIONS    CONTRACTUAL LIFE        PRICE         OPTIONS        PRICE
-----------------   ---------   ----------------   ----------------   -------   ----------------
$ 1.65 to $10.99      191,060     2.37 years            $ 9.85        191,060        $ 9.85
 12.31 to  20.22      447,065     3.98                   15.69        445,810         15.69
 21.02 to  29.98      710,734     5.69                   23.77        513,754         23.23
 30.06 to  37.86    1,355,265     7.12                   34.41        467,536         34.24
 40.10 to  47.73      804,566     8.38                   46.51        190,525         46.41
 49.01 to  58.78       71,638     8.80                   51.60          8,879         51.49
 60.95 to  69.65    1,039,627     9.53                   61.29            826         66.76

     The fair value of stock options granted during 1997 and 1996 were $26.3 million and $12.8 million, respectively. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively: risk-free interest rates of 6.3% and 6.4%, expected life of five years for both years; and expected volatility of 33% and 26%, determined from historical stock price fluctuations. There is no assurance that the assumptions used in determining the fair values of stock options will prove true in the future. The actual value of the options depends on several factors, including the actual market price of the common stock on the date of exercise. Changes in any of these factors as well as fluctuations in the market price of the Company's common stock will cause the actual value of these options to vary from the theoretical value indicated above.

  Employee Stock Purchase Plan

     Under the 1996 Employee Stock Purchase Plan, the Company is authorized to sell up to 2.5 million shares of common stock to its eligible full-time employees. At each semi-annual offering period, employees can choose to have up to 8% of their annual earnings withheld to purchase the Company's common stock up to a maximum amount of $21,250 per calendar year. The purchase price of the stock is 85% of the lower of its beginning-of-period or end-of-period market price. The Company sold 36,975 and 95,129 shares under the Plan in 1996 and 1997, respectively, with approximately 20% of eligible employees participating each year. The weighted-average fair value of purchase rights granted in 1996 and 1997 was $471,800 and $1,687,000, respectively. The fair value of the stock purchase rights was determined using the same method and parameters for stock option grants described above, except for the use of an expected life equal to the purchase window period. As previously noted, the actual value of purchase rights may vary from the theoretical value determined using the Black-Scholes option pricing model.

                               WESTERN ATLAS INC.

  Pro Forma Compensation Disclosure

     The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost is recognized for stock option awards or grants of stock purchase rights. Had compensation cost for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's pro forma net income and basic earnings per share for 1997, 1996, and 1995 would have been:

                                                            AS REPORTED     PRO FORMA
                                                            ------------    ----------
                                                            (IN THOUSANDS, EXCEPT EPS)
Year ended December 31, 1997:
  Earnings from continuing operations.....................   $  91,811      $  88,141
  Earnings (loss) from discontinued operations............    (154,927)      (158,294)
                                                             ---------      ---------
  Net earnings (loss).....................................   $ (63,116)     $ (70,153)
                                                             =========      =========
  Basic earnings (loss) per share:
     Continuing operations................................   $    1.69      $    1.63
     Discontinued operations..............................       (2.85)         (2.92)
                                                             ---------      ---------
     Total earnings (loss) per share......................   $   (1.16)     $   (1.29)
                                                             =========      =========
Year ended December 31, 1996:
  Earnings from continuing operations.....................   $  69,922      $  68,475
  Earnings from discontinued operations...................      55,743         54,358
                                                             ---------      ---------
  Net earnings............................................   $ 125,665      $ 122,833
                                                             =========      =========
  Basic earnings per share:
     Continuing operations................................   $    1.31      $    1.28
     Discontinued operations..............................        1.04           1.02
                                                             ---------      ---------
     Total earnings per share.............................   $    2.35      $    2.30
                                                             =========      =========
Year ended December 31, 1995:
  Earnings from continuing operations.....................   $  61,409      $  60,855
  Earnings from discontinued operations...................      38,430         37,965
                                                             ---------      ---------
  Net earnings............................................   $  99,839      $  98,820
                                                             =========      =========
  Basic earnings per share:
     Continuing operations................................   $    1.16      $    1.15
     Discontinued operations..............................        0.72           0.71
                                                             ---------      ---------
     Total earnings per share.............................   $    1.88      $    1.86
                                                             =========      =========

     The actual pro forma impact on net income and earnings per share may differ from the theoretical valuation determined using the Black-Scholes option pricing model due to factors previously noted. Further, the SFAS No. 123 method of accounting was not applied to options granted prior to January 1, 1995, therefore, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

  Shareholder Rights Plan

     On August 17, 1994, the Company's Board of Directors adopted a Share Purchase Rights Plan and, in accordance with such Plan, declared a dividend of one preferred share purchase right for each outstanding share of Company common stock, payable August 31, 1994 to shareholders of record on that date. In the event that a party acquires more than 15% of the Company's then

                               WESTERN ATLAS INC.

outstanding Common Stock, the Plan will cause substantial dilution to a party that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of rights being acquired.

     The rights, which do not have voting rights and are not entitled to dividends until such time as they become exercisable, expire on August 2004.

NOTE H: TAXES ON INCOME

     The components of taxes on income from continuing operations consist of the following provisions (benefits):

                                                         YEAR ENDED DECEMBER 31,
                                                      -----------------------------
                                                       1997       1996       1995
                                                      -------    -------    -------
                                                             (IN THOUSANDS)
Currently payable:
  U.S. taxes........................................  $ 8,132    $ 2,672    $ 7,003
  International taxes...............................   48,385     45,578     43,588
Deferred:
  U.S. taxes........................................    2,917     (1,635)    (8,792)
                                                      -------    -------    -------
                                                      $59,434    $46,615    $41,799
                                                      =======    =======    =======

     Deferred tax assets and liabilities result from the effect of transactions that are recognized in different periods for financial and tax reporting purposes. The primary components of the Company's deferred tax assets and liabilities are as follows:

                                               DECEMBER 31, 1997     DECEMBER 31, 1996
                                              -------------------   -------------------
                                               ASSET    LIABILITY    ASSET    LIABILITY
                                              -------   ---------   -------   ---------
                                                           (IN THOUSANDS)
Accrued liabilities.........................  $12,934    $    --    $21,623    $   --
Receivables and inventory...................    8,421         --      7,908        --
Research and development credit carryover...    6,555         --         --        --
Noncompete agreements.......................       --      8,071         --     5,956
Postretirement benefits.....................    1,244         --        934        --
Pensions....................................    3,103         --      1,317
Depreciation, depletion, and amortization...    1,495         --      6,053        --
Other items.................................    1,089      3,086      5,214     2,479
                                              -------    -------    -------    ------
                                              $34,841    $11,157    $43,049    $8,435
                                              =======    =======    =======    ======

                               WESTERN ATLAS INC.

     The following is a reconciliation of income taxes at the U.S. statutory rate of 35% to the provision for income taxes:

                                                         YEAR ENDED DECEMBER 31,
                                                      -----------------------------
                                                       1997       1996       1995
                                                      -------    -------    -------
                                                             (IN THOUSANDS)
Tax at U.S. statutory rate..........................  $52,936    $40,788    $36,123
State income taxes, net of federal benefit..........    1,654       (450)    (1,605)
Amortization of non-deductible goodwill.............    1,578      1,624      1,409
Foreign earnings taxed at other than U.S. statutory
  rate..............................................    1,529      1,266     (1,089)
Non-deductible meals and entertainment..............    2,083      2,048      1,662
Other items.........................................     (346)     1,339      5,299
                                                      -------    -------    -------
                                                      $59,434    $46,615    $41,799
                                                      =======    =======    =======

NOTE I: PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

  Pension Benefits

     The Company has retirement and pension plans which cover most of its regular, full-time employees. Most of the Company's U.S. employees are covered by a defined contribution plan. The Company contributes an amount based on its consolidated pretax earnings in accordance with the provisions of such plan. This plan includes a voluntary savings feature which is intended to qualify under Section 401(k) of the Internal Revenue Code and is designed to enhance the retirement programs of participating employees. Under this feature, the Company matches up to 67% of a certain portion of participants' contributions.

     Certain non-U.S. subsidiaries of the Company also have retirement and savings plans for eligible employees. The pension liabilities and their related costs are computed in accordance with the laws of the individual nations and appropriate actuarial practices.

     The Company has a defined benefit retirement plan for its directors whereby retired directors are paid an amount equal to active directors for a specified period of time after retirement. In the event of a change in control in the Company, directors receive a lump sum distribution of these payments.

  U.S. Pension Plans

     A summary of the components of net periodic pension cost for the U.S. defined benefit plans and defined contribution plans for the years ended December 31, 1997, 1996, and 1995, is as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                      -----------------------------
                                                       1997       1996       1995
                                                      -------    -------    -------
                                                             (IN THOUSANDS)
Defined benefit plans
  Service cost -- benefits earned during the
     period.........................................  $    54    $    --    $    --
  Interest cost on projected benefit obligation.....      537        337        271
  Net amortization and deferral.....................      314         38       (175)
                                                      -------    -------    -------
  Net periodic pension cost.........................      905        375         96
Defined contribution plans..........................   39,033     32,792     30,421
                                                      -------    -------    -------
Net periodic pension cost...........................  $39,938    $33,167    $30,517
                                                      =======    =======    =======

                               WESTERN ATLAS INC.

     Actuarial assumptions for the Company's U.S. defined benefit plans included an expected long-term rate of return on plan assets of 8.00% and 9.25% for fiscal years 1997 and 1996, respectively. The 7.0% and weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% at December 31, 1997 and 1996, respectively. The rate increase in future compensation levels was 5% at December 31, 1997 and 1996. Pursuant to the provisions of SFAS No. 87, "Employers' Accounting for Pensions," the Company recorded in other noncurrent liabilities an additional minimum pension liability adjustment of $5.4 million as of December 31, 1997. This additional liability represented the amount by which the accumulated benefit obligation exceeded the accrued amounts previously recorded. As there were no previously unrecognized prior service costs at December 31, 1997, the full amount of the adjustment, net of the related deferred tax benefit, was recorded as a reduction of stockholder's equity of $3.5 million.

     The following table sets forth the amounts recognized in the Company's balance sheet at December 31, 1997 and 1996 for the Company's U.S. defined benefit plans. All of the plans are unfunded.

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------    -------
                                                                (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Vested benefit obligation.................................  $(10,095)   $(4,928)
                                                              ========    =======
  Accumulated benefit obligation............................  $(10,095)   $(4,928)
                                                              ========    =======
Projected benefit obligation................................  $(11,024)   $(7,082)
Unrecognized net transition asset...........................        --       (108)
Unrecognized net loss.......................................     6,323      2,262
                                                              --------    -------
Accrued pension liability...................................    (4,701)    (4,928)
Adjustment required to recognize minimum liability..........    (5,394)        --
                                                              --------    -------
Pension cost liability......................................  $(10,095)   $(4,928)
                                                              ========    =======

  Non-U.S. Pension Plans

     For the principal non-U.S. pension plans located in the United Kingdom, the weighted-average discount rate used was approximately 8.5% at December 31, 1997. The rate of increase in future compensation used was approximately 5.5% and the rate of return on assets was 9.0% at December 31, 1997.

     Pension costs for non-U.S. plans were not material for any of the periods presented herein. The actuarial present value of projected benefits at December 31, 1997 was $25.8 million compared with net assets available for benefits of $33.2 million.

  Other Postretirement Benefits

     In addition to pension benefits, certain of the Company's U.S. employees are covered by postretirement health care and life insurance benefit plans. These benefit plans are unfunded.

     The net periodic postretirement benefit costs were not material for any of the periods presented herein. The accumulated benefit obligation at December 31, 1997 was $6.1 million, of which $1.9 million was attributable to retirees and $4.2 million to other active plan participants. The accumulated benefit obligation for continuing operations at December 31, 1996 was $3.8 million, of

                               WESTERN ATLAS INC.

which $1.4 million was attributable to retirees and $2.4 million was attributable to active plan participants.

     Actuarial assumptions used to measure the accumulated benefit obligation include a discount rate of 7.0% and 7.5% at December 31, 1997 and 1996, respectively. The assumed health care cost trend rate for fiscal 1997 was 11.0% and is projected to decrease over 20 years to 5.4%. The effect of a one-percentage-point increase in the assumed health care cost trend rate on the service cost and interest cost components of the net periodic postretirement benefit cost is not material. A one-percentage-point increase in the assumed health care cost trend rate on the accumulated benefit obligation results in an increase of approximately $0.3 million.

NOTE J: LITIGATION, COMMITMENTS, AND CONTINGENCIES

     The Company is currently, and from time to time, subject to claims and suits arising in the ordinary course of its business. In the opinion of the Company's General Counsel, the ultimate resolution of currently pending proceedings will not have a materially adverse effect on the Company's financial statements.

NOTE K: RELATED PARTY TRANSACTIONS

     For the purpose of governing certain relationships between UNOVA and the Company after the Spin-off, UNOVA and the Company entered into various agreements described below:

     (i) Distribution and Indemnity Agreement -- UNOVA and the Company entered into a Distribution and Indemnity Agreement providing for, among other things, the principal corporate transactions required to effect the Spin-off and certain other agreements governing the relationship between UNOVA and the Company with respect to the Spin-off.

     (ii) Tax-Sharing Agreement -- As part of the Spin-off, UNOVA and the Company entered into a Tax Sharing Agreement which provides, among other things, for the allocation between the parties of federal, state, local, and foreign tax liabilities for all periods through the Spin-off date.

     (iii) Benefits Agreement -- UNOVA and the Company entered into an Employee Benefits Agreement providing for the treatment of employee benefit matters and other compensation arrangements for certain former and current employees of UNOVA and its subsidiaries.


     (iv) Intellectual Property Agreement -- UNOVA and the Company entered into an Intellectual Property Agreement providing for the transfer of ownership of intellectual property without charge from Western Atlas to UNOVA and its subsidiaries, and to provide UNOVA and its subsidiaries the rights to use the Western Atlas name for a period of six months after the Spin-off without charge.

     The Chairman of the Company's board of directors serves as the Chairman and Chief Executive Officer of UNOVA. In addition, one of the Company's other directors is also a member of the board of directors of UNOVA.

     Included in accounts receivable are notes due from the Company's unconsolidated subsidiaries of $9.9 million and $15.9 million at December 31, 1997 and 1996, respectively. Such amounts are partially collateralized by certain fixed assets of such subsidiaries and bear interest at 10% to 18%. Accounts payable includes $0.3 million and $1.6 million due to related parties at December 31, 1997 and 1996, respectively.

                               WESTERN ATLAS INC.

NOTE L: OPERATIONS BY GEOGRAPHIC AREA

                        YEAR ENDED     UNITED               LATIN     AFRICA AND
                       DECEMBER 31,    STATES    EUROPE    AMERICA    MIDDLE EAST    OTHER    TOTAL
                       ------------    ------    ------    -------    -----------    -----    ------
                                                       (IN MILLIONS)
Revenue                    1997        $  529     $303      $294         $337        $195     $1,658
                           1996           432      286       209          322         169      1,418
                           1995           414      251       204          276         138      1,283
Operating profit           1997        $   82     $  8      $ 47         $ 34        $ 30     $  201
                           1996            64       11        29           28          15        147
                           1995            49       12        28           25          21        135
Identifiable assets        1997        $1,287     $343      $163         $334        $204     $2,331
  at year end              1996         1,693      255       153          284         114      2,499
                           1995         1,721      170        86          210          82      2,269

                               WESTERN ATLAS INC.

NOTE M: QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                    QUARTER ENDED
                                         --------------------------------------------------------------------
                                         MARCH 31        JUNE 30       SEPT 30         DEC 31         TOTAL
                                         --------        -------       -------         ------        --------
                                                         (IN MILLIONS, EXCEPT FOR SHARE DATA)
1997
  Revenue..............................   $380.0         $ 418.5        $420.2         $439.5        $1,658.2
  Gross profit.........................     71.1            83.8          93.7           97.4           346.0
  Net earnings (loss) from:
     Continuing operations.............   $ 16.1         $  16.6        $ 27.3         $ 31.8        $   91.8
     Discontinued operations...........     14.7          (186.5)         14.1            2.8          (154.9)
                                          ------         -------        ------         ------        --------
     Net earnings (loss)...............   $ 30.8         $(169.9)       $ 41.4         $ 34.6        $  (63.1)
                                          ======         =======        ======         ======        ========
  Basic earnings (loss) per share from:
     Continuing operations.............   $ 0.30         $  0.31        $ 0.50         $ 0.58        $   1.69
     Discontinued operations...........     0.28           (3.46)         0.27           0.06           (2.85)
                                          ------         -------        ------         ------        --------
     Total.............................   $ 0.58         $ (3.15)       $ 0.77         $ 0.64        $  (1.16)
                                          ======         =======        ======         ======        ========
  Diluted earnings (loss) per share
     from:
     Continuing operations.............   $ 0.29         $  0.30        $ 0.49         $ 0.57        $   1.65
     Discontinued operations...........     0.28           (3.37)         0.26           0.05           (2.78)
                                          ------         -------        ------         ------        --------
     Total.............................   $ 0.57         $ (3.07)       $ 0.75         $ 0.62        $  (1.13)
                                          ======         =======        ======         ======        ========
  Market prices -- common:
     High..............................   $   58 63/64   $   57 45/64   $   71 51/64   $   81 1/2          --
     Low...............................       45 7/8         45 3/32        56 43/64       63 7/8          --
1996
  Revenue..............................   $309.0         $ 362.4        $362.6         $384.1        $1,418.1
  Gross profit.........................     56.5            70.8          80.2           77.4           284.9
  Net earnings from:
     Continuing operations.............   $ 11.4         $  17.6        $ 22.1         $ 18.8        $   69.9
     Discontinued operations...........     11.3            12.3          14.4           17.8            55.8
                                          ------         -------        ------         ------        --------
     Net earnings......................   $ 22.7         $  29.9        $ 36.5         $ 36.6        $  125.7
                                          ======         =======        ======         ======        ========
  Basic earnings per share from:
     Continuing operations.............   $ 0.22         $  0.33        $ 0.41         $ 0.35        $   1.31
     Discontinued operations...........     0.21            0.23          0.27           0.33            1.04
                                          ------         -------        ------         ------        --------
     Total.............................   $ 0.43         $  0.56        $ 0.68         $ 0.68        $   2.35
                                          ======         =======        ======         ======        ========
  Diluted earnings per share from:
     Continuing operations.............   $ 0.21         $  0.33        $ 0.41         $ 0.34        $   1.29
     Discontinued operations...........     0.21            0.23          0.26           0.33            1.03
                                          ------         -------        ------         ------        --------
     Total.............................   $ 0.42         $  0.56        $ 0.67         $ 0.67        $   2.32
                                          ======         =======        ======         ======        ========
  Market prices -- common
     High..............................   $   48 33/64   $    51 1/4    $   49 7/8     $   57 7/32   $     --
     Low...............................       39 1/32         43 17/32      42 1/4         48 33/64        --

     As of February 25, 1998 there were approximately 21,200 holders of record of the Company's common stock.

                               WESTERN ATLAS INC.

NOTE N: SUBSEQUENT EVENTS

     On March 8, 1998, the Company entered into an agreement to acquire the stock of Wedge Dia-Log, Inc. ("Wedge Dia-Log"), for approximately $218 million in cash. Wedge Dia-Log is a wireline company specializing in cased-hole and pipe recovery services.

     In addition, on March 8, 1998, the Company entered into an agreement to acquire the stock of 3-D Geophysical, Inc., a supplier of land-based seismic data acquisition services, in an all cash tender offer for $9.65 per share for an aggregate of $115 million if all shares are tendered.

     The above acquisitions will be accounted for using the purchase method of accounting.

===============================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Forward-looking Statements...........    ii
Available Information................   iii
Incorporation of Certain Documents by
  Reference..........................    iv
Prospectus Summary...................     1
Risk Factors.........................    11
The Trust............................    14
Use of Proceeds......................    16
Price Range of Common Stock and
  Dividends..........................    16
Capitalization.......................    17
Proposed Accounting Treatment........    18
Selected Consolidated Financial
  Data...............................    19
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    21
Business.............................    25
Management...........................    30
Description of the Units.............    32
Certain Federal Income Tax
  Consequences.......................    64
Underwriting.........................    71
Validity of the Securities...........    72
Experts..............................    72
Index of Defined Terms...............    73
Index to Financial Statements........   F-1

===============================================================================

===============================================================================
                                            UNITS

                               WESTERN ATLAS INC.

                         WESTERN ATLAS CAPITAL TRUST I
                                   % ADJUSTABLE
                                CONVERSION-RATE
                             EQUITY SECURITY UNITS

                             ---------------------

                             [WESTERN ATLAS LOGO]

                             ---------------------

                              GOLDMAN, SACHS & CO.
                           CREDIT SUISSE FIRST BOSTON
                           MORGAN STANLEY DEAN WITTER

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the offering of the Units being registered hereby. All amounts shown are estimates, except the Securities and Exchange Commission registration fee and the New York Stock Exchange listing fee.

Securities and Exchange Commission registration fee.........  $271,400
New York Stock Exchange listing fee.........................         *
Blue Sky fees and expenses..................................         *
Legal fees and expenses.....................................         *
Accounting fees.............................................         *
Printing and engraving costs................................         *
Rating agencies' fees.......................................         *
Trustees' fees and expenses.................................         *
Miscellaneous expenses......................................         *
                                                              --------
          Total.............................................  $      *
                                                              ========

---------------

* To be filed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL"), which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 of the DGCL provides further that a Delaware corporation may indemnify officers, directors, employees, or agents of the corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above or any claim therein, the corporation must indemnify him or her against the expenses that such person actually and reasonably incurred.

     Article Sixth of the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as directors, except to the extent such exculpation is not permitted under the DGCL. Article Sixth further stipulates that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then (without further actions by the stockholders of the Company) the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time. Article Sixth of the Company's Restated Certificate of Incorporation provides for the indemnification of any person who is a party to or is threatened to be made a party to or otherwise involved in any proceeding, by reason of the fact that such person is or was a director or officer of the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors or administrators.

     The Company also maintains director and officer liability insurance policies covering directors and certain management employees.

     The Declaration of Trust for the Trust provides that no Issuer Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of any Issuer Trustee (each an "Fiduciary Indemnified Person"), and no Administrator, Affiliate of any Administrator, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee or any Affiliate thereof, or any employee or agent of the Trust or any of its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates or to any holder of preferred securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     The Declaration of Trust for the Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of any such Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Declaration of Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that such person is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to any such trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person is defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Declaration.

     The Declaration of Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under any such Trust, including the costs and expenses or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
      -----------                           ----------------------
          1.1            -- Form of Underwriting Agreement with respect to the
                            Units.*
          4.1            -- Restated Certificate of Incorporation of the Company
                            dated March 17, 1994.**
          4.2            -- Bylaws of the Company dated March 17, 1994.**
          4.3            -- Rights Agreement dated as of August 17, 1994, between
                            Western Atlas Inc. and Chemical Trust Company of
                            California, as Rights Agent, which includes the form of
                            Certificate of Designations of Series A Junior
                            Participating Preferred Stock of Western Atlas Inc. as
                            Exhibit A, the form of Right Certificate as Exhibit B and
                            the Summary of Rights to Purchase Preferred Shares as
                            Exhibit C.***
          4.4            -- Certificate of Trust of Western Atlas Capital Trust I.
          4.5            -- Declaration of Trust of Western Atlas Capital Trust I.
          4.6            -- Form of Amended and Restated Declaration of Trust of
                            Western Atlas Capital Trust I.*
          4.7            -- Form of Indenture between Western Atlas Inc. and Chase
                            Manhattan Bank and Trust Company, National Association,
                            as Trustee, pursuant to which the Junior Subordinated
                            Debentures are to be issued.*
          4.8            -- Form of Guarantee with respect to QUIPS.*
          4.9            -- Form of Supplemental Indenture to Indenture to be used in connection with issuance of Junior Subordinated
                            Debentures related to the Units.*
          4.10           -- Form of Master Unit Agreement.*
          4.11           -- Form of Pledge Agreement.*
          5.1            -- Opinion of Thompson & Knight, P.C. regarding legality.*
          8.1            -- Opinion of Thompson & Knight, P.C. regarding Western
                            Atlas Capital Trust I.*
         12.1            -- Computation of Ratio of Earnings to Fixed Charges.
         23.1            -- Consent of Thompson & Knight, P.C. (included in Exhibit
                            5.1).*
         23.2            -- Consent of Deloitte & Touche LLP.
         23.3            -- Consent of Thompson & Knight, P.C. (included in Exhibit
                            8.1).*
         24.1            -- Power of Attorney relating to Western Atlas Inc.
                            (included on Page II-5).
         24.2            -- Power of Attorney relating to Western Atlas Capital Trust
                            I (included in Exhibit 4.5).
         25.1            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of Chase Manhattan
                            Bank and Trust Company, National Association to act as
                            Trustee under the Indenture.*

      EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
      -----------                           ----------------------
         25.2            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of Chase Manhattan
                            Bank Delaware, as Delaware Trustee under the Declaration
                            of Trust of Western Atlas Capital Trust I.*
         25.3            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of Chase Manhattan
                            Bank and Trust Company, National Association, as Property
                            Trustee under the Declaration of Trust of Western Atlas
                            Capital Trust I.*

---------------

*    To be filed by amendment.

** Incorporated herein by reference to the same titled exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-12430), as amended by Form 10-K/A filed on March 11, 1998.

*** Incorporated by reference to the same titled exhibit to the Company's Current Report on Form 8-K, dated August 25, 1994 (File No. 1-12430).

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of counsel for such Registrant the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Western Atlas Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 11, 1998.

                                            WESTERN ATLAS INC.

                                            By:    /s/ JOHN R. RUSSELL
                                              ----------------------------------
                                              Name: John R. Russell
                                              Title: President and Chief
                                                Executive Officer

     Pursuant to the requirements of the Securities Act of 1933 (the "Act"), this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints James E. Brasher and Lourdes T. Hernandez, and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his or her behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement, and any registration statement for the same offering filed pursuant to Rule 462 under the Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ JOHN R. RUSSELL                   President and Chief Executive   March 11, 1998
-----------------------------------------------------    Officer and Director
                   John R. Russell                       (Principal Executive
                                                         Officer)

                /s/ WILLIAM H. FLORES                  Senior Vice President and       March 11, 1998
-----------------------------------------------------    Chief Financial Officer
                  William H. Flores                      (Principal Financial and
                                                         Accounting Officer)

                /s/ PAUL BANCROFT III                  Director                        March 11, 1998
-----------------------------------------------------
                  Paul Bancroft III

                 /s/ ALTON J. BRANN                    Director and Chairman of the    March 11, 1998
-----------------------------------------------------    Board
                   Alton J. Brann

                 /s/ JOSEPH T. CASEY                   Director                        March 11, 1998
-----------------------------------------------------
                   Joseph T. Casey

               /s/ WILLIAM C. EDWARDS                  Director                        March 11, 1998
-----------------------------------------------------
                 William C. Edwards

               /s/ CLAIRE W. GARGALLI                  Director                        March 11, 1998
-----------------------------------------------------
                 Claire W. Gargalli

                  /s/ ORION L. HOCH                    Director                        March 11, 1998
-----------------------------------------------------
                    Orion L. Hoch

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Western Atlas Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 11, 1998.

                                          WESTERN ATLAS INC.
                                          as Depositor on behalf of Western
                                          Atlas Capital Trust I

                                          By: /s/  WILLIAM H. FLORES
                                            ------------------------------------
                                             Name: William H. Flores
                                             Title:  Senior Vice President and
                                                 Chief Financial Officer

                                 EXHIBITS INDEX

      EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
      -----------                           ----------------------
          1.1            -- Form of Underwriting Agreement with respect to the
                            Units.*
          4.1            -- Restated Certificate of Incorporation of the Company
                            dated March 17, 1994.**
          4.2            -- Bylaws of the Company dated March 17, 1994.**
          4.3            -- Rights Agreement dated as of August 17, 1994, between
                            Western Atlas Inc. and Chemical Trust Company of
                            California, as Rights Agent, which includes the form of
                            Certificate of Designations of Series A Junior
                            Participating Preferred Stock of Western Atlas Inc. as
                            Exhibit A, the form of Right Certificate as Exhibit B and
                            the Summary of Rights to Purchase Preferred Shares as
                            Exhibit C.***
          4.4            -- Certificate of Trust of Western Atlas Capital Trust I.
          4.5            -- Declaration of Trust of Western Atlas Capital Trust I.
          4.6            -- Form of Amended and Restated Declaration of Trust of
                            Western Atlas Capital Trust I.*
          4.7            -- Form of Indenture between Western Atlas Inc. and Chase
                            Manhattan Bank and Trust Company, National Association,
                            as Trustee, pursuant to which the Junior Subordinated
                            Debentures are to be issued.*
          4.8            -- Form of Guarantee with respect to QUIPS.*
          4.9            -- Form of Supplemental Indenture to Indenture to be used in connection with issuance of Junior Subordinated
                            Debentures related to the Units.*
          4.10           -- Form of Master Unit Agreement.*
          4.11           -- Form of Pledge Agreement.*
          5.1            -- Opinion of Thompson & Knight, P.C. regarding legality.*
          8.1            -- Opinion of Thompson & Knight, P.C. regarding Western
                            Atlas Capital Trust I.*
         12.1            -- Computation of Ratio of Earnings to Fixed Charges.
         23.1            -- Consent of Thompson & Knight, P.C. (included in Exhibit
                            5.1).*
         23.2            -- Consent of Deloitte & Touche LLP.
         23.3            -- Consent of Thompson & Knight, P.C. (included in Exhibit
                            8.1).*
         24.1            -- Power of Attorney relating to Western Atlas Inc.
                            (included on Page II-5).
         24.2            -- Power of Attorney relating to Western Atlas Capital Trust
                            I (included in Exhibit 4.5).
         25.1            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of Chase Manhattan
                            Bank and Trust Company, National Association to act as
                            Trustee under the Indenture.*
         25.2            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of Chase Manhattan
                            Bank Delaware, as Delaware Trustee under the Declaration
                            of Trust of Western Atlas Capital Trust I.*
         25.3            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of Chase Manhattan
                            Bank and Trust Company, National Association as Property
                            Trustee under the Declaration of Trust of Western Atlas
                            Capital Trust I.*

---------------

*    To be filed by amendment.

** Incorporated herein by reference to the same titled exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-12430), as amended by Form 10-K/A filed on March 11, 1998.

*** Incorporated by reference to the same titled exhibit to the Company's Current Report on Form 8-K, dated August 25, 1994 (File No. 1-12430).